Exhibit 10.12

[***]	Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

OPTION AGREEMENT

by and among

LEO PHARMA A/S

LEO SPINY MERGER SUB, INC.

AND

PELLEPHARM, INC.

Dated as of November 19, 2018

Confidential

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ARTICLE 5 COVENANTS		26

5.1	Merger Agreement, Disclosure Schedules	26

5.2	Access by the Optionee; Deliveries by the Company	26

5.3	Employees	28

5.4	Consents of Third Parties; Governmental Approvals	28

5.5	Conduct of Business by the Company	28

5.6	Stockholder Consent; Support Agreements	30

5.7	Use of Exclusivity Payment, Additional Exclusivity Payment and other proceeds	30

5.8	Acquisition Proposals	30

5.9	Non-Solicitation	31

5.10	Takeover Statutes	31

5.11	Support Agreements; Common Stock Voting	31

5.12	Budget; Additional Funding	31

5.13	Joint Development Committee	32

5.14	Key Representatives	33

5.15	SVB Term Sheet	34

ARTICLE 6 INDEMNIFICATION		34

6.1	Survival of Representations	34

6.2	Indemnification	34

6.3	Procedures of Claims	35

6.4	No Incidental, Consequential or Punitive Damages/Determination of Damages	37

6.5	Exclusive Remedy	37

ARTICLE 7 TERMINATION		37

7.1	Termination Rights	37

7.2	Effect of Termination	38

ARTICLE 8 GENERAL PROVISIONS		38

8.1	Assignment, Successors and No Third-Party Rights	38

8.2	Notices	39

8.3	Choice of Law	39

8.4	Entire Agreement; Amendments and Waivers	40

8.5	Counterparts	40

8.6	Invalidity	40

- ii -

8.7	Expenses	40

8.8	Attorney Fees	40

8.9	Service of Process; Consent to Jurisdiction; Waiver of Jury Trial	40

8.10	Specific Performance	41

8.11	Confidentiality	41

8.12	Public Announcement	41

8.13	Certain Tax Matters	42

- iii -

Confidential

EXHIBITS

Exhibit A -	Form of Merger Agreement

Exhibit B -	Form of Support Agreement

Exhibit C -	Form of Optionee Secretary’s Certificate

Exhibit D -	Form of Company Secretary’s Certificate

Exhibit E -	Form of Equity Investment Documents

Exhibit F -	Budget

Exhibit G -	Form of Research and Technical Development Plan

Exhibit H -	SVB Term Sheet

Schedule 1.1 -	SVB Top Line Data Requirement

Schedule 5.12 -	Optionee Loan Terms

OPTION AGREEMENT

This Option Agreement (this “Agreement”), is entered into as of November 19, 2018 (the “Agreement Date”), by and among LEO Pharma A/S, a company organized under the laws of the Kingdom of Denmark (the “Optionee”), LEO Spiny Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and PellePharm, Inc., a Delaware corporation (the “Company”).

WHEREAS, upon the terms and subject to the conditions contained herein, the Company has agreed to grant to the Optionee during the period beginning on the Agreement Date and ending on the Option Exercise Termination Date (unless terminated prior to the Option Exercise Termination Date in accordance with the terms of this Agreement) an exclusive option to acquire the Company pursuant to a merger (the “Merger”) of Merger Sub with and into the Company, with the Company continuing as the surviving corporation, all pursuant to the terms and conditions of this Agreement, the Merger Agreement, and the DGCL;

WHEREAS, the Company’s board of directors (“Company Board of Directors”) has determined that the Option and the Merger are each in the best interest of the Company and its Stockholders and has approved and declared advisable this Agreement, the Merger Agreement and the Merger (to the extent the Option is exercised on the terms hereof) and the other transactions contemplated hereby and thereby; and

WHEREAS, in accordance with the terms hereof, certain Stockholders representing at least the Required Stockholder Approval (as defined below in Section 1.1), shall enter into a stockholders’ agreement with the Company, which includes an irrevocable proxy in favor of the Company, in the form attached hereto as Exhibit B (each, a “Support Agreement”) pursuant to which, among other things, each such Stockholder will (a) agree to vote its shares of Capital Stock in favor of the adoption of the Merger Agreement, thereby approving the Merger and the other transactions contemplated thereby and (b) appoint the Company as its proxy to vote its shares of Capital Stock in favor of the adoption of the Merger Agreement, thereby approving the Merger and the other transactions contemplated thereby.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATIONS

1.1    Defined Terms. As used herein, the terms below shall have the following meanings.

“Acquisition Proposal” means any offer or proposal (other than the Merger contemplated by the Merger Agreement) relating to any of the following: (a) the sale, license or other disposition of all or a material portion of the Business or assets of the Company, (b) other than in accordance with Section 5.12, the issuance, disposition or acquisition of (i) any Capital Stock (other than in connection with the exercise of any Equity Incentive Options), (ii) any subscription, option, call, warrant, preemptive right, right of first refusal or any other right (whether or not exercisable) to acquire any Capital Stock (other than the grant of Equity

Incentive Options in the ordinary course of business consistent with past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any Capital Stock or (c) any merger, consolidation, business combination, reorganization, liquidation, recapitalization, share exchange or similar transaction involving the Company.

“Action” means any action, claim, suit, litigation, proceeding, arbitration, or investigation pending before or brought by a Governmental Entity or arbitral body.

“Additional Exclusivity Payment” has the meaning specified in Section 2.5.

“Additional Exclusivity Payment Milestone” means the initial dosing of [***] patients in the Phase III Trial within [***] after the initial dosing of the first patient in the Phase III Trial by the Company.

“Affiliate” of a Person means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Agreement Date” has the meaning set forth in the Preamble.

“Ancillary Documents” has the meaning specified in Section 3.2(a).

“Assets” means the right, title and interest of the Company and/or any of its Subsidiaries in properties, assets and rights of any kind, whether tangible or intangible, real or personal.

“Balance Sheet” means the unaudited balance sheet of the Company as of September 30, 2018 and the footnotes thereto.

“Balance Sheet Date” means September 30, 2018.

“Bringdown Budget” has the meaning specified in Section 2.5.

“Bringdown Certificate” has the meaning specified in Section 2.5.

“Budget” has the meaning specified in Section 5.12(a) and as set out in Exhibit F.

“Business” means the development, manufacture and Commercialization of the Company Product and/or such other business and operations conducted by the Company.

“Business Day” means any day other than a Saturday, Sunday, or other day on which banks in California, Delaware or Denmark are required by applicable Laws to be closed.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“Capital Stock” means the Common Stock, the Preferred Stock and any other classes and series of capital stock of the Company authorized under the Company Certificate of Incorporation.

“Certificate of Merger” means a certificate of merger in substantially the form attached to the Merger Agreement.

“Clinical Study” means one or more of the following as each may be amended, supplemented, or modified, (i) the Phase III Trial, (ii) the HF-BCC Phase II Trial, and (ii) any clinical trial, research study in human subjects and/or clinical work sponsored by or performed by or on behalf of the Company in order to seek or support FDA approval of any FDA Application of patidegib topical gel for the treatment of Gorlin Syndrome and/or HF-BCC.

“Closing” has the meaning specified in the Merger Agreement.

“CMS” means the United States Centers for Medicare and Medicaid Services or any successor agency thereto.

“Commercialization” means any and all activities related to the commercial exploitation of the Company Product, including (a) commercial product packaging, branding, pricing, reimbursement and market access, scientific pre-launch communication, marketing, advertising, sales promotion and presentation at expert meetings of the Company Product including any clinical data in relation hereto, (b) importing the Company Product into a country or other jurisdiction and exporting the Company Product from a country or other jurisdiction and (c) distributing or selling, or offering to distribute or sell, the Company Product.

“Commercially Reasonable Efforts” [***].

“Common Stock” means the common stock, $0.0001 par value per share, of the Company.

“Company” has the meaning specified in the Preamble.

“Company Board of Directors” has the meaning specified in the Preamble.

“Company Certificate of Incorporation” means the Certificate of Incorporation of the Company, as amended.

“Company Disclosure Schedule” has the meaning specified in the Merger Agreement.

“Company Indemnified Parties” has the meaning specified in Section 6.2(b).

“Company IP” means all Intellectual Property Rights and Intellectual Property owned by or exclusively licensed to the Company.

“Company Merger Representations” means the representations and warranties set forth in Article 3 of the Merger Agreement.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“Company Product” means the product candidate that the Company is developing as of the Agreement Date known as patidegib in a topical gel formulation which is subject to IND #[***].

“Company Secretary’s Certificate” has the meaning specified in Section 2.4(a)(iv).

“Company Securities” has the meaning specified in Section 3.3(b).

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of February 23, 2015, by and between the Company and the Optionee, as amended.

“Consents” means any and all Permits and any and all notices to, consents, approvals, clearances, ratifications, permissions, authorizations or waivers from third Persons, including from any Governmental Entity.

“Contracts” mean all agreements, contracts, subcontracts, leases (whether for real or personal property), purchase orders, covenants not to compete, employment agreements, confidentiality agreements, licenses, instruments, notes, options and warranties to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of the Assets are bound, whether written or oral.

“Court Order” means any judgment, decision, decree, consent decree, injunction, ruling or order of any Governmental Entity that is binding on any Person or its property under applicable Laws.

“Damages” has the meaning specified in Section 6.2(a).

“Data Monitoring Committee” means the data monitoring committee established by the Company for purposes of the Phase III Trial.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Employees” mean all Persons employed by the Company on a full or part-time basis, whether on active status or on leaves of absence.

“Equity Incentive Option Plan” means the Company’s 2014 Equity Incentive Plan and 2016 Equity Incentive Plan, each as amended from time to time, and any other plan for the issuance of equity compensation awards to purchase or receive Common Stock of the Company.

“Equity Incentive Optionholders” means, collectively, the holders of Equity Incentive Options.

“Equity Incentive Options” means options or other equity compensation awards to purchase or receive shares of Common Stock issued or issuable by the Company pursuant to the Equity Incentive Option Plan.

“Equity Investment” means the investment by the Optionee contemplated by the Equity Investment Documents.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“Equity Investment Documents” means the Common Stock Purchase Agreement, the Amended and Restated Investors’ Rights Agreement, the Amended and Restated Right of First Refusal and Co-Sale Agreement and the Amended and Restated Voting Agreement, each dated as of even date herewith by and among the Company, the Optionee and the other parties thereto, and attached hereto as Exhibit E.

“Exercise Withdrawal Notice” has the meaning specified in Section 2.6.

“Exclusivity Payment” has the meaning specified in Section 2.2.

“FDA” means the United States Food and Drug Administration or any successor agency thereto.

“FDA Act” means the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq.

“FDA Application” means a new drug application as described in Code of Federal Regulations Title 21 (21 C.F.R.) § 314.50, submitted to the FDA under Section 505(b) of the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 355(b)) for approval to commercialize a drug product in the United States.

“Financial Statements” has the meaning specified in Section 3.6.

“Fraud” means any intentional misrepresentation, deceit or concealment of a material fact with the intention of depriving a Person of property or legal rights to the extent such intentional misrepresentation, deceit or concealment caused such Person, in justifiable reliance upon such intentional misrepresentation, deceit of concealment, to take or refrain from taking an action.

“GAAP” means generally accepted accounting principles as applied consistently in the U.S.

“Gorlin Syndrome” means Gorlin syndrome, also known as basal cell carcinoma nevoid syndrome, a rare autosomal dominant heritable disease characterized by numerous phenotypic abnormalities, most prominent among which is the development of numerous basal cell carcinomas over a lifetime.

“Governmental Entities” mean all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of competent jurisdiction of any government, quasi-governmental unit or political subdivision, whether U.S. or foreign, federal, state, county, district, municipality, city or otherwise, including, as applicable, the FDA, CMS, and any Notified Body.

“HF-BCC” means [***].

“HF-BCC Phase II Trial” means [***].

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“IND” means an Investigational New Drug application (as defined in 21 C.F.R. § 312.3) filed or to be filed with the FDA.

“Indemnified Party” has the meaning specified in Section 6.2(b).

“Indemnifying Party” has the meaning specified in Section 6.3(a).

“Initial Merger Agreement Company Disclosure Schedule” has the meaning specified in Section 2.4(a)(ii).

“Intellectual Property” means and includes algorithms, APIs, apparatus, diagrams, inventions (whether or not patentable), invention disclosures, trade secrets, know-how, logos, trademarks, service marks and other brand elements (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, technical data, software code (in any form, including source code and executable or object code), mask works, subroutines, techniques, user interfaces, URLs, domain names, web sites, works of authorship, documentation (including instruction manuals, samples, studies, and summaries), databases and data collections, any other forms of technology, and any goodwill associated with or symbolized by any of the foregoing, in each case whether or not embodied in any tangible form and including all tangible embodiments of any of the foregoing.

“Intellectual Property Rights” means and includes all past, present, and future rights of the following types, which may exist or be created under the Laws of any jurisdiction worldwide: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, design rights, and moral rights; (b) trademark, trade name, service name, trade dress and service mark rights and similar rights and any goodwill associated with or symbolized by any of the foregoing; (c) trade secret rights; (d) patents and industrial property rights; (e) other proprietary rights in Intellectual Property of every kind and nature; and (f) rights in or relating to registrations, renewals, extensions, combinations, reexaminations, provisionals, continuations, continuations in-part, divisions, and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above.

“Interim Analysis” means the Required Top Line Data corresponding to a potential six (6) month analysis of new surgically eligible tumor development in all vehicle-treated vs. all patidegib topical gel-treated subjects, as defined in the Phase III Protocol [***] and Statistical Analysis Plan.

“Joint Development Committee” or “JDC” means the joint development committee established by Section 5.13.

“Key Representative” has the meaning specified in Section 5.14.

“Knowledge” means, when used with respect to the Company, the actual knowledge of any officer of the Company, Ervin Epstein or Jean Tang, in each case after due inquiry of their respective direct reports.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“Laws” means any federal, state, local, municipal, foreign or other law, statute, constitution, ordinance, code, edict, decree, Court Order, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by any Governmental Entity.

“Lien” means any mortgage, lien, claim, pledge, charge, assessment, lease, levy, community property interest, condition, equitable interest, right-of-way, easement, encroachment, security interest, preemptive right, right of first refusal or similar restriction or right, option, judgment, title defect or encumbrance of any kind.

“Material Adverse Effect” means any change event, circumstance, development occurrence or effect that individually or taken together with any other change event, circumstance, development occurrence or effect is, or would reasonably be expected to be, materially adverse to the Business, operations, condition (financial or otherwise), assets, or results of operations of the Company, taken as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and no change, event, circumstance, development, occurrence or effect arising from or attributable or relating to any of the following shall be taken into account in determining whether there has been a Material Adverse Effect: (a) the public announcement or pendency of this Agreement, the Merger Agreement or any of the transactions contemplated herein, including the impact thereof on the relationships of the Company with suppliers, consultants, employees or independent contractors or other third parties with whom the Company has any relationship, (b) [***] (c) the taking of any action required by this Agreement, or otherwise taken with the written consent of Optionee, (d) any breach by Optionee or Merger Sub of this Agreement, the Merger Agreement or the Confidentiality Agreement, (e) [***] or (f) [***] or (g) [***].

“Merger” has the meaning specified in the Preamble.

“Merger Agreement” means the Agreement and Plan of Merger among the Company, the Optionee, Merger Sub, and the other parties named therein in the form attached hereto as Exhibit A.

“Merger Agreement Effective Date” has the meaning specified in Section 2.6.

“Merger Sub” has the meaning specified in the Preamble.

“Missed Milestone Funding” has the meaning specified in Section 2.5.

“Notified Body” means the BSI Group (and any successor thereto) and such other applicable European Union notified bodies, which are reasonably acceptable to the Optionee.

“Option” has the meaning specified in Section 2.1.

“Option Agreement Bringdown Disclosure Schedule” means the disclosure schedule delivered in connection with the Bringdown Certificate regarding this Agreement that has been provided by the Company to the Optionee. The Option Agreement Bringdown Disclosure Schedule shall include section headings corresponding to the numbered and lettered sections and subsections contained in this Article 3, and the disclosures in any section or subsection of the

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Option Agreement Bringdown Disclosure Schedule shall qualify other sections and subsections in this Article 3 only to the extent it is reasonably apparent from a reading of the disclosure that such a disclosure is applicable to such other sections and subsections.

“Option Agreement Disclosure Schedule” means the disclosure schedule dated the Agreement Date regarding this Agreement that has been provided by the Company to the Optionee.

“Option Agreement Term” means the period from the Agreement Date until the termination of this Agreement in accordance with Article 7.

“Option Exercise Date” has the meaning specified in Section 2.1.

“Option Exercise Notice” has the meaning specified in Section 2.1.

“Option Exercise Period” has the meaning specified in Section 2.1.

“Option Exercise Termination Date” means the earlier of (i) [***] (ii) [***] and (iii) [***]; provided, that in no event, shall the Option Exercise Termination Date be extended beyond July 30, 2021.

“Option Trigger Company Disclosure Schedule” means the Company Disclosure Schedule as part of the Option Trigger Information.

“Option Trigger Information” means: (a) (i) [***] or (ii) [***] and (b) the Option Trigger Company Disclosure Schedule.

“Optionee” has the meaning specified in the Preamble.

“Optionee Indemnified Parties” has the meaning specified in Section 6.2(a).

“Organizational Documents” means the Company Certificate of Incorporation and the Bylaws of the Company, as amended.

“Person” means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, or Governmental Entity.

“Phase III Trial” means a Clinical Study that meets the criteria for Phase III clinical trial of the Company’s topical patidegib product for the treatment of Gorlin Syndrome as set forth in 21 C.F.R. 312.21.

“Preferred Stock” means the Series A Preferred Stock, the Series B Preferred Stock, the Series B-2 Preferred Stock, the Series C Preferred Stock.

“Press Release” has the meaning specified in Section 8.12.

“Proposed Financing” means any debt or equity financing proposed by the Company in accordance with Section 5.12(b).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“Proposed Financing Notice” means written notice from the Company setting forth the terms and conditions of a Proposed Financing.

“Prospective Investor” means any Person from whom the Company proposes to obtain a Proposed Financing.

“Representatives” of any Person means any officer, director, principal, attorney, accountant, agent, independent contractor, employee or other representative of such Person.

“Registered IP” means all Intellectual Property Rights that are registered, filed, or issued under the authority of any Governmental Entity, including all patents, registered copyrights, registered trademarks, registered databases, and domain names, and all applications for any of the foregoing.

“Required Stockholder Approval” means that approval of Stockholders which, beneficially and of record, own (a) [***] of the votes represented by all outstanding shares of Common Stock voting as a separate class, (b) [***] of the shares of the outstanding Capital Stock, voting together as a single class on an as-converted-to-common-stock basis and (c) at least [***] of the shares of the outstanding Preferred Stock, which shall include at least [***] of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series B-2 Preferred Stock and Series C Preferred Stock voting as a separate series on an as-converted-to-common-stock basis.

“Required Top Line Data” means top line data of the type described on Schedule 1.1 consistent with the Phase III Protocol [***] and Statistical Analysis Plan.

“Research and Technical Development Plan” has the meaning specified in Section 5.13 and as set out in Exhibit G.

“Right of First Refusal” means the right, but not the obligation, of the Optionee to finance all (but not less than all) of a Proposed Financing in accordance with Section 5.12(b), on the terms and conditions specified in the Proposed Financing Notice.

“Series A Preferred Stock” means the Series A Preferred Stock of the Company, par value $0.0001.

“Series B Preferred Stock” means the Series B Preferred Stock of the Company, par value $0.0001.

“Series B-2 Preferred Stock” means the Series B-2 Preferred Stock of the Company, par value $0.0001.

“Series C Preferred Stock” means the Series C Preferred Stock of the Company, par value $0.0001.

“Shortfall Payment” has the meaning specified in Section 2.5.

“Stockholders’” means, collectively, the holders of Capital Stock.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Support Agreement” has the meaning specified in the Preamble.

“Survival Period” has the meaning specified in Section 6.1. “SIB” means Silicon Valley Bank.

“SVB or Optionee Loan” means a loan provided by SVB or Optionee in accordance with Section 5.15.

“Takeover Statute” means a “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover statute or regulation enacted under applicable Laws.

“Tax” means any and all taxes, including any income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit, custom duty, escheat or other tax or other like assessment or charge, together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Entity.

1.2    Interpretation Provisions.

(a)    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. The terms “include” and “including” and variations thereof, are not limiting but rather shall be deemed to be followed by the words “without limitation.”

(b)    Unless the context otherwise requires, references herein (i) to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation and (ii) to a contract, agreement, instrument or other document means such contract, agreement, instrument, or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement. References to “dollars” or “$” are to U.S. dollars. References to “U.S.” are to the United States of America. All accounting terms defined in Section 1.1, and those accounting terms used in this Agreement not defined in Section 1.1, except as otherwise expressly provided herein, shall have the meanings customarily given thereto in accordance with GAAP. All references to the Company shall include successors of such Person.

(c)    The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(d)    Whenever the context requires: the singular shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(e)    The parties participated jointly in the negotiation and drafting of this Agreement and the language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, then this Agreement will accordingly be construed as drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement. No prior draft of this Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction of this Agreement. No parol evidence shall be introduced in the construction or interpretation of this Agreement unless the ambiguity or uncertainty in issue is plainly discernable from a reading of this Agreement without consideration of any extrinsic evidence. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the Parties intend that, except as reasonably apparent on the face of the Agreement or as expressly provided in this Agreement, each such provision shall be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content). The doctrine of election of remedies shall not apply in constructing or interpreting the remedies provisions of this Agreement or the equitable power of a court considering this Agreement or the transactions contemplated hereby.

(f)    The Schedules and Exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of this Agreement. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(g)    The use of the word “or” shall not be exclusive.

(h)    The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(i)    The word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

ARTICLE 2

OPTION TO ACQUIRE THE COMPANY; DELIVERIES

2.1    Option to Acquire the Company. At any time after the payment of the Exclusivity Payment and through and including the Option Exercise Termination Date (the “Option Exercise Period”), the Optionee shall have an exclusive irrevocable option (the

“Option”), but not the obligation, exercisable in the Optionee’s sole discretion, to elect to require the Company to effect the Merger, on the terms and subject to the conditions set forth in the Merger Agreement. The Optionee shall exercise the Option, if at all, by giving written notice to the Company of the exercise of the Option (an “Option Exercise Notice”) on or prior to the Option Exercise Termination Date (the date such notice is delivered, the “Option Exercise Date”).

2.2    Consideration for the Option and Equity Investment.

(a)    Promptly after receipt by the Optionee of copies of Support Agreements (including irrevocable proxies) duly executed by the Company and the Stockholders of the Company representing at least the Required Stockholder Approval, the Optionee shall pay and deliver the following to the Company:

(i)    as part of the consideration for the Option and the covenants of the Company under this Agreement [***] (the “Exclusivity Payment First Installment”) by wire transfer of immediately available funds to an account previously specified in writing by the Company; and

(ii)    as an Equity Investment in consideration for Common Stock pursuant to the Equity Investment Documents [***] by wire transfer of immediately available funds to an account previously specified in writing by the Company.

(b)    On January 4, 2019, the Optionee shall pay to the Company [***] (the “Exclusivity Payment Second Installment” and, together with the Exclusivity Payment First Installment, the “Exclusivity Payment”) by wire transfer of immediately available funds to an account previously specified in writing by the Company.

2.3    Optionee’s Deliveries. Concurrently with the execution and delivery of this Agreement, the Optionee is delivering to the Company all of the following:

(a)    the Merger Agreement, duly executed by the Optionee and Merger Sub, provided, however, that the Merger Agreement will not be effective until the Merger Agreement Effective Date;

(b)    the Equity Investment Documents, duly executed by Optionee; and

(c)    a certificate of the secretary or an assistant secretary of Optionee, dated the Agreement Date, in the form attached hereto as Exhibit C, as to: (i) the resolutions of the Optionee’s of directors authorizing the execution, delivery and performance of this Agreement, the Merger Agreement (provided, however, that the Merger Agreement will not be effective until the Merger Agreement Effective Date), and the transactions contemplated hereby and thereby; and (ii) the incumbency and signatures of the officers of the Optionee executing this Agreement, the Merger Agreement, and any agreements and other documents contemplated hereby being executed and delivered on the Agreement Date (the “Optionee Secretary’s Certificate”).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2.4    The Company’s Deliveries.

(a)    Concurrently with the execution and delivery of this Agreement, the Company is delivering to the Optionee all of the following:

(i)    the Merger Agreement, duly executed by the Company, provided, however, that the Merger Agreement shall not be effective until the Merger Agreement Effective Date;

(ii)    disclosure schedules to the Company Merger Representations dated as of the Agreement Date (the “Initial Merger Agreement Company Disclosure Schedule”);

(iii)    the Equity Investment Documents, duly executed by the Company;

(iv)    a certificate of the secretary or an assistant secretary of the Company, dated the Agreement Date, in the form attached hereto as Exhibit D, as to: (i) the Organizational Documents in effect as of the Agreement Date; (ii) the resolutions of the Company Board of Directors authorizing the execution, delivery and performance of this Agreement, the Merger Agreement (provided, however, that the Merger Agreement will not be effective until the Merger Agreement Effective Date), and the transactions contemplated hereby and thereby; and (iii) the incumbency and signatures of the officers of the Company executing this Agreement, the Merger Agreement, and any agreements and other documents contemplated hereby being executed and delivered on the Agreement Date (the “Company Secretary’s Certificate’”); and

(v)    a certificate of good standing of the Company issued as of a recent date by the Secretary of State of the State of Delaware.

(b)    No later than 23:59 PT on the day following the Agreement Date, the Company shall deliver to the Optionee Support Agreements (including irrevocable proxies) duly executed by the Company and the Stockholders of the Company representing at least the Required Stockholder Approval.

2.5    Additional Exclusivity Payment.

(a)    At any time prior to Optionee delivering an Option Exercise Notice during the Option Exercise Period, upon (i) achievement of the Additional Exclusivity Payment Milestone, (ii) delivery by the Company to the Optionee of the Option Agreement Bringdown Disclosure Schedule (iii) delivery by the Company to the Optionee of the then most current budget of the Company as approved by the Company’s Board of Directors (the “Bringdown Budget”) and (iv) delivery by the Company to the Optionee of a certificate (the “Bringdown Certificate”) executed by an officer of the Company, dated as of such date, confirming that:

(x)    the representations and warranties in Section 3.1, 3.2, 3.3, 3.4, 3.5 are true and correct as of the date of achievement of the Additional Exclusivity Payment Milestone, except as could reasonably be expected to, individually or in the aggregate, prevent the Company from consummating the transactions contemplated hereby or materially interfere with the rights of the Parties hereunder (disregarding for such purpose (i) any information previously disclosed in the Option Agreement Disclosure Schedule and (ii) facts or events that arose since the Agreement Date in the ordinary course of business of the Company not in violation of any obligation of the Company under this Agreement);

(y)    the representations and warranties in Section 3.7, 3.8 are true and correct as of the date of achievement of the Additional Exclusivity Payment Milestone, except for any inaccuracies that, individually or in the aggregate, could reasonably be expected to result in liabilities of the Company in excess of [***] (disregarding for such purpose (i) any information previously disclosed in the Option Agreement Disclosure Schedule and (ii) facts or events that arose since the Agreement Date in the ordinary course of business of the Company not in violation of any obligation of the Company under this Agreement); and

(z)    the representations and warranties in Section 3.6, 3.9. 3.10, 3.11 and 3.13 are true and correct as of the date of achievement of the Additional Exclusivity Payment Milestone, in all material respects (disregarding for such purpose (i) any information previously disclosed in the Option Agreement Disclosure Schedule and (ii) facts or events that arose since the Agreement Date in the ordinary course of business of the Company not in violation of any obligation of the Company under this Agreement);

the Optionee shall make the following payments to the Company by wire transfer of immediately available funds to an account specified by the Company:

(1)    no later than [***] after the fulfillment by the Company of all the conditions set forth in subsection (i) through (iv) above, an amount in cash equal to (A) the actual cash expenditures of the Company from the beginning of the fiscal year in which such payment is to be made through the payment date, plus (B) the expected cash expenditures of the Company for the remainder of the year in which the payment is to be made (based on the Bringdown Budget), minus (C) if such payment is to be made in 2019, the amount of the Exclusivity Payment Second Installment (such amount payable hereunder, the “Additional Exclusivity Payment First Installment”); provided that in no event shall the Additional Exclusivity Payment First Installment exceed [***];

(2)    at any time after the payment of the Additional Exclusivity Payment First Installment and before the end of the fiscal year during which such payment is made, if the Company has less cash and cash equivalents available on its balance sheet than the cash necessary to fund ongoing operations of the Company for another thirty (30) days in accordance with then most current Bringdown Budget and such cash and cash equivalents are not reasonably expected to be sufficient to fund the Company’s operations through the payment due pursuant to paragraph (3) below (based on the good faith reasonable determination of the Company), the Optionee will be required to make an additional payment in cash equal to the amount necessary to fund the Company’s operations through the payment due pursuant to paragraph (3) below (the “Shortfall Payment”); provided that in no event shall the aggregate amount Additional Exclusivity Payment First Installment and the Shortfall Payment exceed [***].

(3)    on the third Business Day of the year immediately following the year in which the Additional Exclusivity Payment First Installment is made, an amount in cash equal to (A) [***] if any (the “Additional Exclusivity Payment Second Installment” and, together with the Additional Exclusivity Payment First Installment and the Shortfall Payment, the “Additional Exclusivity Payment”).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b)    If the Company fails to fulfill all the conditions set forth in subsections (i) through (iv) of Section 2.5(a) above, the Optionee may still continue to fund the operations of the Company from time to time in an amount up to [***] in the aggregate (the “Missed Milestone Funding”), subject to the right of the Company to terminate this Agreement if the conditions set forth in Section 7.1(a)(iv) are triggered.

2.6    Actions Upon Exercise of the Option. Not later than [***] Business Days following the Option Exercise Date, (i) the Company may deliver to the Optionee, an updated Company Disclosure Schedule as of the date of such delivery (the “Revised Option Trigger Company Disclosure Schedule”), or (ii) to the extent the Company delivered the Option Trigger Information prior to such Option Exercise Date, written confirmation that the Company has no further updates to the Option Trigger Company Disclosure Schedule. In the event that the Company elects to deliver a Revised Option Trigger Company Disclosure Schedule and the Optionee is not satisfied with such Revised Option Trigger Company Disclosure Schedule, the Optionee may, in its sole discretion, on or prior to the [***] Business Day following the date of receipt by the Optionee of the Revised Option Trigger Company Disclosure Schedule, withdraw its exercise of the Option by delivering a written notice (the “Exercise Withdrawal Notice”) to the Company stating that the Optionee withdraws its exercise of the Option. If the Optionee delivers the Exercise Withdrawal Notice in accordance with this Section 2.6, the Option shall be deemed not to have been exercised by the Optionee. The “Merger Agreement Effective Date” shall be (i) if the Company delivers a Revised Option Trigger Company Disclosure Schedule and the Optionee does not deliver an Exercise Withdrawal Notice in accordance with this Section 2.6, the date which is the [***] Business Day following receipt by the Optionee of the Revised Option Trigger Company Disclosure Schedule, or (ii) if the Company delivers written confirmation that the Company has no further updates to the Option Trigger Company Disclosure Schedule, the date which is the [***] Business Day following delivery of such written confirmation. Notwithstanding the foregoing, the Optionee may, in its sole discretion, by written notice to the Company, elect an earlier Merger Agreement Effective Date.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to the Optionee and Merger Sub to enter into this Agreement, the Company hereby makes, as of the Agreement Date, the following representations and warranties to the Optionee, except as otherwise set forth in the Option Agreement Disclosure Schedule. The Option Agreement Disclosure Schedule shall include section headings corresponding to the numbered and lettered sections and subsections contained in this Article 3, and the disclosures in any section or subsection of the Option Agreement Disclosure Schedule shall qualify other sections and subsections in this Article 3 only to the extent it is reasonably apparent from a reading of the disclosure that such a disclosure is applicable to such other sections and subsections.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

3.1    Corporate Existence and Power.

(a)    The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite powers and all Permits required to carry on its Business as now conducted, to own or use the properties and assets that it purports to own or use and to perform all its obligations under all Material Contracts (as defined in the Merger Agreement). The Company is duly qualified to do business as a foreign corporation or other entity and is in good standing in each jurisdiction where such qualification is necessary.

(b)    The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement. The Company has not agreed or is obligated to, directly or indirectly, make any future investment in or capital contribution or advance to any Person. No insolvency or similar proceedings have been initiated or applied for with respect to the Company and no reasons exist why such proceedings would need to be initiated, including the Company being over-indebted or unable to pay its debts as they become due, and no such inability to pay debts is imminent.

(c)    As of the date hereof, the Company has made available to the Optionee accurate and complete copies of: (i) the certificate of incorporation and bylaws, including all amendments thereto, of the Company; (ii) the stock records of the Company; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the Stockholders, the Company Board of Directors and all committees thereof. There has not been any violation of any of the provisions of the certificate of incorporation or bylaws, including all amendments thereto, of the Company, and the Company has not taken any action that is inconsistent with any resolution adopted by the Stockholders, the Company Board of Directors or any committee thereof.

3.2    Corporate Authorization.

(a)    The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement, the Merger Agreement and all other agreements and instruments to be executed and delivered in connection herewith (the “Ancillary Documents”); and the execution, delivery and performance by the Company of this Agreement and the Ancillary Documents have been duly authorized by all necessary action on the part of the Company and the Company Board of Directors. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b)    At a meeting duly called and held, the Company Board of Directors has unanimously (i) determined that this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby are fair to, advisable and in the best interests of the Stockholders, (ii) approved and adopted this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby and (iii) resolved to recommend adoption of this Agreement, the Merger Agreement and approval of the Merger and the other transactions contemplated hereby and thereby by the Stockholders.

(c)    The Required Stockholder Approval is the only vote of the holders of Capital Stock necessary to adopt this Agreement and thereby approve the Merger and the other transactions contemplated hereby.

3.3    Capitalization.

(a)    As of the date hereof, the authorized capital stock of the Company consists of [***] shares of Common Stock and [***] shares of Preferred Stock, of which [***] is designated as Series A Preferred Stock, [***] is designated as Series B Preferred Stock, [***] is designated as Series B-2 Preferred Stock and [***] is designated as Series C Preferred Stock. As of the date of this Agreement, there are outstanding [***] shares of Common Stock, [***] shares of Series A Preferred Stock, [***] shares of Series B Preferred Stock, [***] shares of Series B-2 Preferred Stock and [***] shares of Series C Preferred Stock. As of the date hereof, there are outstanding Equity Incentive Options to purchase an aggregate of [***] shares of Common Stock (of which Equity Incentive Options to purchase an aggregate of [***] shares of Common Stock are exercisable).

(b)    As of the date hereof, the Company has reserved [***] shares of Common Stock for issuance pursuant the Company’s Equity Incentive Option Plan. The Company has furnished to the Optionee complete and accurate copies of the Company’s Equity Incentive Plan. All shares of Capital Stock that may be issued pursuant to the exercise of the Equity Incentive Options outstanding under the Equity Incentive Plan and all shares of Capital Stock that will be issued to the Optionee as part of the Company’s Equity Investment, are, or when issued will be, duly authorized and validly issued and are, or when issued will be, fully paid, nonassessable and free of preemptive rights. As of the date hereof, there are no outstanding shares of Capital Stock that remain subject to vesting or forfeiture restrictions.

(c)    Except as set forth in this Section 3.3 and for changes since the date hereof resulting from the exercise of Equity Incentive Options outstanding on such date, there are no outstanding (i) shares of Capital Stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options, warrants, calls, subscriptions, rights of conversion or other rights, agreements, arrangements or commitments of any kind or character to acquire from the Company, or other obligation of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or reserved for issuance any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the “Company Securities”).

(d)    As of the date hereof, there are (i) no Contracts, rights, arrangements or commitments of any kind or character, whether written or oral, relating to the Capital Stock to which the Company is a party, or by which it is bound, obligating the Company to repurchase, redeem or otherwise acquire any issued and outstanding shares of Capital Stock, (ii) no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company and (iii) no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect to which the Company is a party with respect to the governance of the Company or the voting or transfer of any shares of Capital Stock.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(e)    All outstanding shares of Capital Stock have been duly authorized and are validly issued, fully paid, non-assessable and free of preemptive rights, and have been issued and granted in compliance with (i) all applicable securities laws and other applicable Laws and (ii) all requirements set forth in applicable Contracts.

3.4    Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (b) assuming compliance with the matters referred to in Section 3.5, contravene, conflict with or result in a violation or breach of any provision of any applicable Laws, (c) assuming compliance with the matters referred to in Section 3.5, require any Consent or other action by any Person under, result in a breach of, constitute a default, or an event that, with or without notice or lapse of time or both, would result in a breach of, or constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company is entitled under any provision of any Contract binding upon the Company, or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the Business or assets of the Company or (d) result in the creation or imposition of any Lien on any asset of the Company.

3.5    Governmental Authorizations. The execution, delivery and performance by the Company of this Agreement, the Merger Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Entity other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the notification filing to be made under the HSR Act and the expiration or termination of the waiting period thereunder and (iii) compliance with any applicable requirements of the Securities Act of 1933, the Securities Exchange Act of 1934 and any other applicable U.S. state or federal securities laws.

3.6    Financial Statements.

(a)    The Company has delivered to Optionee the Company’s audited balance sheets as of December 31, 2016 and 2017 and the related audited statements of income, stockholders’ equity and cash flows for each of the years ended December 31, 2016 and 2017, and the Balance Sheet as of September 30, 2018 and the related unaudited interim statements of income, stockholders’ equity and cash flows for the three-months ended September 30, 2018 (collectively, the “Financial Statements”).

(b)    The Financial Statements (i) have been prepared from the books and records of the Company, (ii) complied as to form in all material respects with applicable accounting requirements with respect thereto as of their respective dates, (iii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with each other (subject, in the case of unaudited interim period financial statements, to the absence of notes and normal year-end audit adjustments) and (iv) fairly present, in accordance with GAAP, the financial condition of the Company at the dates therein indicated and the results of operations and cash flows of the Company for the periods therein specified (subject, in the case of unaudited interim period financial statements, to the absence of notes and normal year-end audit adjustments, none of which individually or in the aggregate will be material in amount).

3.7    Absence of Certain Changes. Since the Balance Sheet Date the Business has been conducted in the ordinary course consistent with past practices and there has not been:

(a)    any event, occurrence, development or state of circumstances or facts that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)    any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Business or assets of the Company;

(c)    any amendment of Organizational Documents or equivalent constituent documents (whether by merger, consolidation or otherwise) of the Company;

(d)    any splitting, combination or reclassification of any shares of Capital Stock or declaration, setting aside or payment of any dividend or other distribution or capital return (whether in cash, stock or property or any combination thereof) in respect of any Company Securities, or redemption, repurchase or other acquisition or offer to redeem, repurchase, or otherwise acquire any Company Securities;

(e)    any issuance, grant, delivery or sale, or authorization of the issuance, grant, delivery or sale of, any shares of any Company Securities, other than the issuance of any shares of Common Stock upon the exercise of Equity Incentive Options in accordance with the terms of those Equity Incentive Options;

(f)    any capital expenditures, or the incurrence of any obligation or liability in respect thereof, by the Company in excess of [***];

(g)    any acquisition (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, by the Company of any assets, securities, properties, interests or businesses;

(h)    except for this Agreement and the Merger Agreement, any adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any applicable Law, or consent to the filing of any such petition;

(i)    any sale, lease, assignment or other transfer, or creation or incurrence of any Lien on, any assets, securities, properties, interests or businesses of the Company, other than sales of products or services in the ordinary course of business consistent with past practice;

(j)    any making by the Company of any loans, advances or capital contributions to, or investments in, any other Person;

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(k)    any creation, incurrence, guarantee or assumption by the Company of any Indebtedness; or

(l)    any entry into any Contract that limits or otherwise restricts in any respect the Company or any of its Affiliates or any successor thereto, or that would reasonably be expected to, after the Agreement Date, limit or restrict in any respect the Company, the Merger Sub or any of their respective Affiliates, from exercising the Option.

3.8    No Undisclosed Liabilities. The Company has no liabilities, obligations or commitments whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (collectively, “Liabilities”), other than:

(a)    Liabilities that are adequately reflected or reserved against in the Balance Sheet;

(b)    Liabilities that have been incurred by the Company since the Balance Sheet Date in the ordinary course of business consistent with past practice and which are not, individually or in the aggregate, material in amount;

(c)    Liabilities under the Material Contracts (as defined in the Merger Agreement), to the extent the nature and magnitude of such Liabilities can be specifically ascertained by reference to the text of such Contracts; and

(d)    Liabilities arising under this Agreement.

3.9    Compliance with Applicable Laws.

(a)    The Company is, and has at all times during the past five (5) years been, in material compliance with, and to the knowledge of the Company, the Company is not, and at no time has been, under investigation with respect to or threatened to be charged with or given notice of any violation of, applicable Law. During the past five (5) years, the Company has not received any written notice from any Governmental Entity to the effect that the Company is not in compliance with any applicable Law.

(b)    The Company has and, to the knowledge of the Company, no agent, employee or other Person associated with or acting on behalf of the Company has, directly or indirectly:

(i)    made any unlawful contributions, gifts, or incurred any entertainment or other unlawful expenses relating to political activity and related in any way to the Company’s business;

(ii)    made any unlawful payment to any foreign or domestic government official or employee, foreign or domestic political parties or campaigns, official of any public international organization, or official of any state-owned enterprise;

(iii)    violated any provision of the Foreign Corrupt Practices Act of 1977, United Kingdom Bribery Act of 2010 or any other applicable anti-corruption statute; or

(iv)    made any bribe, payoff, influence payment, kickback or other similar unlawful payment.

(c)    The Company is, and has at all times during the past five (5) years been, in compliance in all material respects with applicable provisions of the FDA Act and the regulations promulgated thereunder. During the past five (5) years, the Company has not received any FDA Form 483 or other notice of inspectional observations, warning letters, untitled letters, or other written notice from the FDA or other Governmental Entity alleging or asserting material noncompliance with the FDA Laws.

(d)    (i) The clinical, preclinical, and other studies and tests conducted by or on behalf of or sponsored by the Company were, and if still pending are, being conducted in accordance in all material respects with standard medical and scientific research procedures and all applicable FDA Laws; and (ii) no investigational new drug application filed by or on behalf of the Company with the FDA has been terminated or suspended by the FDA, and neither the FDA nor any other Governmental Entity has commenced any action to place a clinical hold order on, or otherwise terminate or suspend, any proposed or ongoing clinical investigation conducted or proposed to be conducted by or on behalf of the Company.

(e)    The Company has made available to the Optionee all material documentation and records related to all clinical, preclinical, and other studies and tests conducted by or on behalf of or sponsored by the Company that the Company is required to maintain pursuant to FDA Laws (collectively, the “Clinical Trial Records”). To the Company’s knowledge, the Clinical Trial Records are accurate in all material respects and do not contain any untrue statement of a material fact. The Clinical Trial Records contain all information that is required pursuant to applicable Law.

3.10    Intellectual Property.

(a)    Section 3.10(a) of the Option Agreement Disclosure Schedule sets forth a complete and accurate list as of the Agreement Date of (i) each item of Registered IP in which the Company has an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise), (ii) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable application, registration, or serial or other similar identification number, (iii) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest, and (iv) all unregistered trademarks used in connection with any Company Product and any product or service currently under development by the Company. The Company has made available to Optionee complete and accurate copies of all applications, correspondence, and other material documents related to each such item of Registered IP.

(b)    To the knowledge of the Company, all Company IP is valid, subsisting, and enforceable. All filings, payments and other actions required to be made or taken to obtain, perfect or maintain in full force and effect each item of Company IP that is Registered IP have been made or taken by the applicable deadline and otherwise in accordance with all applicable Laws. Except as set forth in Section 3.14(b) of the Option Agreement Disclosure Schedules, during the past [***] no application for, or registration with respect to, any Registered IP that is Company IP has been abandoned, allowed to lapse, or, except in the course of normal patent prosecution, rejected.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(c)    No interference, opposition, reissue, reexamination, or other proceeding of any nature is, or during the past [***] has been, pending or threatened in which the scope, validity, or enforceability of any Company IP is being, has been, or could reasonably be expected to be contested or challenged and, to the knowledge of the Company, there is no basis for a claim that any Company IP is invalid or unenforceable.

(d)    The Company is not bound by, and no Company IP is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Company to use, assert, enforce, or otherwise exploit any Company IP anywhere in the world. The Company has not transferred ownership of (whether a whole or partial interest), or granted any exclusive right to use, any Company IP to any Person.

(e)    The Company exclusively owns all right, title, and interest to and in (or has an exclusive license to) the Company IP free and clear of any Liens (other than licenses granted pursuant to the Contracts listed in Section 3.10(e) of the Option Agreement Disclosure Schedule). The Company IP constitute all the Intellectual Property and Intellectual Property Rights used in the conduct of the Business. No Person who has licensed Intellectual Property or Intellectual Property Rights to the Company has ownership rights or license rights to derivative works or improvements made by or on behalf of the Company related to such Intellectual Property or Intellectual Property Rights.

(f)    Each Person who is or was an employee, officer, director or contractor of the Company and who is or was engaged by the Company or its agent to design, create or otherwise develop any Intellectual Property or Intellectual Property Rights has signed an enforceable agreement containing an assignment to the Company of all such Intellectual Property and Intellectual Property Rights. At no time during the conception, reduction to practice, creation or development of any Company IP was any developer, inventor or other contributor to such Company IP (i) operating under any grants from any Governmental Entity or agency or private source, performing research sponsored by any Governmental Entity or agency or private source, except as set forth in Section 3.14(f) of the Option Agreement Disclosure Schedule, or (ii) subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect the Company’s rights in such Company IP. No current or former stockholder, officer, director, or employee of the Company has any claim, right (whether or not currently exercisable), or interest to or in any Intellectual Property or Intellectual Property Rights used by the Company. No employee of the Company is (i) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for the Company or (ii) in breach of any Contract with any former employer or other Person, in each case, concerning Intellectual Property, Intellectual Property Rights or confidentiality.

(g)    No Person has infringed, misappropriated, or otherwise violated, or is currently infringing, misappropriating, or otherwise violating, any Company IP. Section 3.10(g) of the Option Agreement Disclosure Schedule sets forth an accurate and complete list, as of the Agreement Date, and the Company has made available to the Optionee a complete and accurate

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

copy of, each letter or other written or electronic communication, correspondence or other communication (in writing or otherwise) that has been sent or otherwise delivered or communicated to the Company or any representative of the Company regarding any actual, alleged, or suspected infringement or misappropriation of any Company IP, and provides a brief description of the current status of the matter referred to in such letter, communication, or correspondence.

(h)    To the knowledge of the Company, the Company has not infringed, misappropriated, or otherwise violated, and is not currently infringing, misappropriating, or otherwise violating, any Intellectual Property Right of any other Person. No infringement, misappropriation, or similar claim or Proceeding is pending or threatened against the Company or, to the knowledge of the Company, against any Person who may be entitled to be indemnified or reimbursed by the Company with respect to such claim or Proceeding. The Company has not received any notice or other communication (in writing or otherwise) relating to any actual, alleged, or suspected infringement, misappropriation, or violation of any Intellectual Property Right of another Person, including any notice or communication inviting the Company to take a license under any Intellectual Property Right.

(i)    Neither the execution, delivery, or performance of this Agreement, nor the consummation of any of the transactions or agreements contemplated by this Agreement, will, with or without notice or the lapse of time, result in, or give any other Person the right or option to cause or declare, (i) a loss of, or Lien on, any Company IP, (ii) a breach of, termination of, or acceleration or modification of any right or obligation under any Contract listed or required to be listed in Section 3.09(a)(i) or Section 3.09(a)(ii) of the Company Disclosure Schedule, (iii) the release, disclosure, or delivery of any Company IP by or to any escrow agent or other Person, (iv) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any Intellectual Property or Intellectual Property Right, including any such grant, assignment or transfer by Optionee or its Affiliates, or (v) any Company IP becoming subject to any restriction with respect to its use or operation in any line of business or market or with any Person or in any area.

3.11    Licenses and Permits. The Company has, and at all times has had, all licenses, permits, qualifications, accreditations, approvals and authorizations of any Governmental Entity (collectively, the “Permits”), and has made all necessary filings required under applicable Law, necessary to service the Company’s accounts in accordance with applicable Laws and otherwise to conduct the Business. The Company is in compliance with each such Permit. During the past five (5) years, the Company has not received any written notice or other written communication regarding any actual or possible violation of or failure to comply with any term or requirement of any Permit or any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Permit. Section 3.11 of the Option Agreement Disclosure Schedule sets forth (a) an accurate and complete list of all Permits issued to the Company and (b) an accurate and complete list of all permits for which the Company has applied or has taken the steps necessary to secure or maintain or that the Company otherwise intends to obtain. Each such Permit has been validly issued or obtained and is, and after the consummation of the transactions contemplated by this Agreement will be, in full force and effect.

3.12    Finders’ Fees. Except for [***], no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company who may be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

3.13    Non-Reliance. Except for the representations and warranties set forth in Article 4 or in any certificate, instrument or other document, in each case delivered pursuant to this Agreement, the Company acknowledges and agrees that (a) none of the Optionee, Merger Sub or any Person acting on behalf of the Optionee or Merger Sub has made or is making any express or implied representation or warranty with respect to the Optionee or Merger Sub, including any Affiliate, business, operation, condition (financial or otherwise) or any other aspect thereof, or with respect to any other information provided to the Company, including the Affiliates or Representatives of the Company, (b) any other representations or warranties are expressly disclaimed by the Optionee and Merger Sub, (c) the Company, including any Person acting on behalf of the Company, is not entitled to rely on any such representation or warranty, if made, and (d) the Company, including any Person acting on behalf of the Company, has not, is not and will not rely on any such representation or warranty, if made.

3.14    [***] Agreement. Between the date hereof and the Closing Date, no payment shall be due to [***].

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE

As an inducement to the Company to enter into this Agreement, the Optionee hereby makes, as of the Agreement Date, the following representations and warranties to the Company.

4.1    Corporate Existence and Power. Each of the Optionee and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement.

4.2    Corporate Authorization. Each of the Optionee and Merger Sub has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and the Merger Agreement; and the execution, delivery and performance by each of the Optionee and Merger Sub of this Agreement and the Merger Agreement have been duly authorized by all necessary action on the part of the Optionee and Merger Sub, as applicable. This Agreement constitutes the legal, valid and binding obligation of the Optionee and Merger Sub, enforceable against the Optionee and Merger Sub in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

4.3    Governmental Authorization. The execution, delivery and performance by the Optionee and Merger Sub of this Agreement, the Merger Agreement and the consummation by the Optionee and Merger Sub of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Entity, other than (a) the filing of the

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Certificate of Merger with the Secretary of State of the State of Delaware, (b) the notification filing to be made under the HSR Act and the expiration or termination of the waiting period thereunder, (c) compliance with any applicable requirements of the Securities Act of 1933, the Securities Exchange Act of 1934 and any other applicable U.S. state or federal securities laws and (d) any actions or filings the absence of which would not be reasonably expected to materially impair the ability of the Optionee and Merger Sub to consummate the transactions contemplated by this Agreement.

4.4    Non-contravention. The execution, delivery and performance by the Optionee and Merger Sub of this Agreement and the Merger Agreement and the consummation by the Optionee and Merger Sub of the transactions contemplated hereby and thereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Optionee or Merger Sub or (b) assuming compliance with the matters referred to in Section 4.3, contravene, conflict with or result in a violation or breach of any provision of any material applicable Law.

4.5    Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Optionee or Merger Sub who might be entitled to any fee or commission from the Optionee or the Company or any of their respective Affiliates in connection with the transactions contemplated by this Agreement.

4.6    Sufficiency of Funds. The Optionee has, and in the future will continue to have, sufficient cash on hand or other sources of immediately available funds to enable it to make payment on a timely basis of the Exclusivity Payment, Additional Exclusivity Payment, Closing Merger Consideration (as defined in the Merger Agreement), the Milestone Payments (as defined in the Merger Agreement), and all amounts required to be paid pursuant to the terms of this Agreement and the Merger Agreement.

4.7    Exclusivity of Representations; Non-Reliance. Except for the representations and warranties set forth in Article 3, and in case of the exercise of the Option the representations and warranties made by the Company in the event of a Merger as set forth in the Merger Agreement, or in any certificate, instrument or other document delivered pursuant to this Agreement, the Optionee and Merger Sub acknowledge and agree that (a) neither the Company nor any other Person acting on behalf of the Company has made or is making any express or implied representation or warranty with respect to the Company, including any Affiliate, business, operation, condition (financial or otherwise) or any other aspect thereof, or with respect to any other information provided to the Optionee or Merger Sub or any of their Affiliates or Representatives, (b) any other representations or warranties are expressly disclaimed by the Company, (c) the Optionee, Merger Sub, and any Person acting on behalf of the Optionee or Merger Sub, are not entitled to rely on any such representation or warranty, if made, and (d) the Optionee, Merger Sub, and any Person acting on behalf of the Optionee or Merger Sub, have not, are not and will not rely on any such representation or warranty, if made.

ARTICLE 5

COVENANTS

5.1    Merger Agreement, Disclosure Schedules.

(i)    The Company acknowledges and agrees that the Company has prepared and delivered to the Optionee the Initial Merger Agreement Company Disclosure Schedule in order to provide the Optionee information that would be required to be disclosed in order to make the Company Merger Representations true and correct as if the Company Merger Representations were made as of the Agreement Date. The parties agree that the Initial Merger Agreement Company Disclosure Schedule are for informational purposes only, and shall not qualify the Company Merger Representations, which shall only be qualified by the Revised Option Trigger Company Disclosure Schedule or, if no such Revised Option Trigger Company Disclosure Schedule is delivered, the Option Trigger Company Disclosure Schedule.

(ii)    The Company represents and warrants to the Optionee that (a) the Company has prepared the Initial Merger Agreement Company Disclosure Schedule in good faith, and (b) the Company shall prepare the Option Trigger Company Disclosure Schedule in good faith.

(iii)    None of the representations or warranties in the Merger Agreement, and the Initial Merger Agreement Company Disclosure Schedule shall constitute a representation or warranty of the Company or the basis for any Liability of the Company to the Optionee or Merger Sub except as otherwise specifically provided in the Merger Agreement.

5.2    Access by the Optionee; Deliveries by the Company.

(a)    Access. During the Option Agreement Term, the Company shall, and shall cause the Company’s Representatives to, afford the Optionee and its Representatives reasonable access upon reasonable notice and at reasonable times to its Business for the purpose of inspecting the same, and to its officers, Employees and Representatives, properties, books and records, Contracts and other Assets, including any and all records pertaining to the Clinical Studies, and shall furnish to the Optionee and its Representatives, upon reasonable notice and in a timely manner, all material financial, operating and other data and information as the Optionee or its Representatives may reasonably request.

(b)    Deliveries. Without limiting the requirements of Section 5.2(a) hereof, during the Option Agreement Term, the Company shall deliver to the Optionee:

(i)    on or prior to [***] following the end of each calendar quarter during the Option Exercise Period, all reports regarding the Clinical Study received by the Company during such calendar quarter;

(ii)    on or prior to [***] following the end of each calendar quarter during the Option Exercise Period, a certification from the Company’s Chief Executive Officer that all clinical study reports provided to the Optionee during such quarter in accordance with Section 5.2(b)(i) have been generated, to the Company’s knowledge, in compliance in all material respects with the protocols established for the applicable Clinical Study, and that, for each patient who signs an informed consent in connection with any Clinical Study, all such clinical study reports have been given to the Optionee in the form provided to the Company;

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(iii)    within [***] of submission, copies of any material information or materials related to the Company Product that have been submitted to any Governmental Entity;

(iv)    within [***] of such communications, copies of all material written communications and written summaries of all material oral communications related to the Company Product, from or with any Governmental Entity;

(v)    within [***] of such inspection, notice of any inspections by any Governmental Entity related to the Company Product or otherwise to the Business;

(vi)    within [***] of receipt, copies of any inspectional notices or other written observations received with respect to inspections by any Governmental Entity related to the Company Product or otherwise to the Business during such quarter;

(vii)    as soon as reasonably practicable after request, such additional information as the Optionee may reasonably request from time to time with respect to the Clinical Study and the status of the Company Product’s development, clinical studies or trials, marketing authorizations or clearances, manufacturing and/or Commercialization, and other material regulatory submissions; provided that the Company shall not be obligated to deliver copies of any records or other documents that would be unreasonably burdensome to deliver so long as the Company makes them reasonably available for inspection pursuant to Section 5.2(a);

(viii)    within [***] after the end of the fiscal year of the Company, a consolidated income statement for such fiscal year, a consolidated balance sheet of the Company and statement of stockholder’s equity as of the end of such year, a consolidated statement of cash flows for such year, such year-end financial reports to be in reasonable detail, and audited and certified by an independent public accounting firm of nationally or regionally recognized standing selected by the Company and reasonably acceptable to the Optionee and [***] after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited consolidated profit or loss statement, a consolidated statement of cash flows for such fiscal quarter and an unaudited consolidated balance sheet as of the end of such fiscal quarter; and

(ix)    in the time frame set forth therein, any other document, statement or information required to be provided to holders of any series of Preferred Stock pursuant to the Organizational Documents or other agreements between the Company and such holders in effect as of the Agreement Date and/or at any time during the Option Agreement Term, whether or not the right to receive such document, statement or information has been waived or amended by such holders.

Without limiting the foregoing, the Optionee shall have the right to review and provide comments (but shall not have any decision making authority) with respect to the Company’s clinical, regulatory, manufacturing and reimbursement strategies and submissions to Governmental Entities, including submissions for any Intellectual Property Rights or other clinical study pursuant to a new drug application under the FDA Act or any similar foreign Law.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Without limiting the foregoing, the financial statements to be delivered by the Company pursuant to Section 5.2(b)(ix) shall be prepared from the books and records of the Company and its Subsidiaries and shall each be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated except the unaudited consolidated financial statements need not include footnotes as required by GAAP. Unaudited consolidated financial statements shall be certified as compliant with Section 5.2(b)(ix) by the Company’s Chief Financial Officer at the time of delivery to the Optionee or, if the Company does not have a Chief Financial Officer as of such time, by any duly authorized officer of the Company.

5.3    Employees. On and after the Optionee’s payment of the Additional Exclusivity Payment and at any time thereafter during the Option Agreement Term, the Company shall afford the Optionee reasonable and customary access to the Employees and independent consultants of the Company and its Subsidiaries for purposes of discussing the terms of potential employment or potential engagement with the Company and/or the Optionee following the Closing; provided, that the Optionee shall not seek access to the Employees and independent consultants of the Company and its Subsidiaries without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). Without limiting the foregoing, at any time after the Option Exercise Date, the Optionee shall have the right, at its discretion, to make offers of employment or engagement to such Employees and independent consultants of the Company and its Subsidiaries, any such offer to be effective as of the Closing, and such Employees and independent consultants of the Company and its Subsidiaries will be permitted by the Company and its Subsidiaries to accept such offers subject to the Closing.

5.4    Consents of Third Parties; Governmental Approvals. After the Option Exercise Date and during the Option Agreement Term, upon request of the Optionee, the Company will use Commercially Reasonable Efforts to obtain such Consents from Governmental Entities and third parties which the Optionee and the Company agree to obtain prior to Closing in connection with the consummation of the transactions provided for herein and in the Merger Agreement; provided that the agreement of the Company with respect to any such Consent shall not be unreasonably withheld, conditioned or delayed. The Optionee agrees that it shall reimburse the Company for any out-of-pocket expenses reasonably incurred by the Company in obtaining such Consents during the Option Agreement Term if the Merger Agreement Effective Date does not occur subject to the Optionee’s receipt of reasonable supporting documentation of such expenses.

5.5    Conduct of Business by the Company.

(a)    During the Option Agreement Term, Company shall (i) conduct its Business in the ordinary course and in accordance with applicable Laws, (ii) comply with the terms of the Organizational Documents (including with respect to any amendment, restatement or waiver thereof) and (iii) use Commercially Reasonable Efforts to complete the HF-BCC Phase II Trial and the Phase III Trial.

.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b)    Without limiting the generality of Section 5.5(a) and except as expressly contemplated by this Agreement or pursuant to the prior written consent of the Optionee, during the Option Agreement Term, the Company shall not:

(i)    initiate or make any changes to the activities of the Company and its Business in the form of (A) entering new business and/or product areas, and (B) exiting one or more business and/or product areas in which the Company has business as of the Agreement Date;

(ii)    make any amendment to the Organizational Documents so as to alter or change the powers, preferences or rights of shares of Capital Stock held by the Optionee so as to affect such shares adversely relative to the powers, preferences or rights of shares of Capital Stock of the same class or series held by holders of Capital Stock other than the Optionee;

(iii)    fail to maintain, or allow to lapse, or abandon, including by failure to pay the required fees in any jurisdiction, any Intellectual Property Rights used in or otherwise material to the Business, other than in the ordinary course consistent with past practices regarding Intellectual Property Rights that are not material to the conduct of the Business;

(iv)    sell, lease, license or otherwise transfer, or create, incur, assume or suffer to exist any Lien (other than Permitted Liens (as defined in the Merger Agreement)) on, any of the material assets, Intellectual Property, securities, properties, interests or businesses of the Company, other than sales and licenses of the Company Product in the ordinary course of business consistent with past practice;

(v)    (A) issue, transfer, deliver, sell, pledge or otherwise encumber any of the Company’s assets, shares of any Capital Stock, Equity Incentive Options, or other Company Securities, other than an issuance of (x) Equity Incentive Options granted to employees or other service providers of the Company in the ordinary course of business consistent with past practice, (y) any shares of Common Stock upon the exercise of Equity Incentive Options, (z) any shares of Capital Stock issued in accordance with Section 5.12, or (B) amend any term of any Company Security (whether by merger, consolidation or otherwise) outstanding as of the date of this Agreement;

(vi)    give notice of or propose any resolution to wind up or dissolve the Company, file or make any petition, application or notice for the appointment or intended appointment of an administrator or liquidator or provisional liquidator or invite any person to appoint a receiver, administrative receiver or administrator in respect of the whole or any part of the business or assets of the Company;

(vii)    present a petition or convene a meeting for the Company’s bankruptcy, winding-up, recovery or similar proceedings (including a general agreement with any creditors);

(viii)    propose or make any arrangement or compromise with, or assign for the benefit of, its creditors generally, or enter into any agreement for or in connection with the scheduling, restructuring or re-adjustment of any material part of its Indebtedness by reason of, or with a view to avoiding, financial difficulties;

(ix)    declare, set aside or pay any dividend or other distribution (whether in cash, stock, debt or property or any combination thereof) in respect of any Company Securities, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities;

(x)    take any action intended to obstruct or restrict the Optionee’s exercise of the Option or the Merger;

(xi)    make any loans, advances or capital contributions to, or investments in, any other Person, other than to the extent provided for in the Budget;

(xii)    enter into any transactions with any Related Person (as defined in the Merger Agreement); or

(xiii)    enter into any agreement to do any of the things described in the preceding clauses (i) through (xvi).

Notwithstanding anything to the contrary in this Section 5.5, the Company shall be permitted to adopt a carveout bonus plan for the benefit of its employees, provided that any payments under such plan shall be deducted from the Merger Consideration (as defined in the Merger Agreement) as Company Transaction Expenses (as defined in the Merger Agreement).

5.6    Stockholder Consent; Support Agreements.

(a)    During the Option Agreement Term, the Company shall use Commercially Reasonable Efforts to obtain, and shall deliver to the Optionee upon receipt, the consent of Stockholders as of the Agreement Date who did not execute a Support Agreement in connection with Section2.4(b), including the irrevocable proxy in favor of the Optionee; provided, however, that, to the extent the Company uses such Commercially Reasonable Efforts, the failure to obtain such consent shall not constitute a breach of this Agreement or the Merger Agreement, as applicable, and further provided that the Company shall have no obligation to offer or pay any consideration to any such Stockholder.

(b)    Following the Agreement Date, the Company shall only be entitled to exercise and accept a transfer of Capital Stock from an existing Stockholder to a third party, if such third party executes the Support Agreement and provides consent to the Merger authorizing the execution, delivery and performance of the Merger Agreement (provided, however, that the Merger Agreement will not be effective until the Merger Agreement Effective Date), and the transactions contemplated hereby and thereby.

5.7    Use of Exclusivity Payment, Additional Exclusivity Payment and other proceeds. During the Option Agreement Term, the Company shall use the proceeds of the Exclusivity Payment, the Additional Exclusivity Payment, and the SVB or Optionee Loan to fund the Company’s activities as set out in the Budget and [***].

5.8    Acquisition Proposals. During [***] the Company shall not, nor shall it permit or cause any of its Affiliates, or any officer, director, Employee, investment banker or other Representative of the Company or any of its Subsidiaries to, [***].

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

5.9    Non-Solicitation. Subject to Section 5.2, during the Option Agreement Term and for a period of [***] each party hereto agrees that it shall not, and shall cause its controlled Affiliates not to, directly or indirectly, solicit to employ any employee of any other party or its controlled Affiliates employed by such party or its controlled Affiliates as of the Agreement Date or any time during the Option Agreement Term and for a [***] provided, however, that the parties hereto and their respective controlled Affiliates may engage in general solicitations for employees in the ordinary course of business and consistent with past practice so long as such solicitations are not directed towards employees of any other party or such party’s controlled Affiliates.

5.10    Takeover Statutes. During the Option Agreement Term, if any Takeover Statute is or may become applicable to the transactions contemplated by this Agreement or the Merger Agreement, the Company Board of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated hereby or thereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Merger Agreement and otherwise act to eliminate the effects of any Takeover Statute on any of the transactions contemplated hereby and thereby.

5.11    Support Agreements; Common Stock Voting. The Company shall use best efforts to enforce each of the Support Agreements delivered by certain holders of Capital Stock, including through the exercise of the proxy to vote such holders shares of Capital Stock. The Optionee shall vote its shares of Common Stock in favor of the Merger Agreement, the Merger and the other transactions contemplated hereby and thereby.

5.12    Budget; Additional Funding.

(a)    During the Option Agreement Term, the Company shall use Commercially Reasonable Efforts to operate the Business in accordance with the budget attached hereto as Exhibit F (the “Budget”). The parties acknowledge that the SVB or Optionee Loan together with the Exclusivity Payment, the Additional Exclusivity Payment and the Missed Milestone Funding (as applicable) (the “Existing Funding”) may be insufficient to fund the Company through the Closing. If the Company reasonably determines that it needs additional funding through Closing, the Company may deliver notice to the Optionee setting forth the Company’s good faith estimate of its cash needs from the date thereof through the anticipated date of Closing (the “Additional Funding Notice”) and, within [***] of the Additional Funding Notice, the Optionee shall (i) provide a loan to the Company in the amount requested by the Company (not to exceed [***] on the same terms as those set forth in the SVB Term Sheet, as modified by Schedule 5.12 and, to the extent not in conflict with the SVB Term Sheet, otherwise on terms consistent with the then market terms for such loans (the “Optionee Loan”), (ii) enter into a form of “deep” subordination agreement (including, for the avoidance of doubt, if required by SVB, complete payment and lien subordination in favor of SVB) satisfactory to SVB in its sole discretion and (iii) otherwise cooperate with any reasonable requests of SVB in connection with such loan.

(b)    If the Company reasonably determines that it needs additional funding pursuant to Section 5.12(a) in excess of [***] the Company may seek to obtain additional debt or equity financing from any Person; provided, that the Company hereby grants to the Optionee a Right of First Refusal to finance all (but not less than all) of the Proposed Financing on the same

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

terms and conditions as those offered to the Prospective Investor(s). In such event, the Company shall deliver a Proposed Financing Notice to the Optionee not later than [***] days prior to the consummation of such Proposed Financing. Such Proposed Financing Notice shall contain the material terms and conditions of the Proposed Financing, the identity of the Prospective Investor(s) and the anticipated date of the Proposed Financing. To exercise the Optionee’s Right of First Refusal the Optionee must deliver a notice of such exercise to the Company within [***] after delivery of the Proposed Financing Notice. The closing of the financing by the Optionee shall take place, and all payments from the Optionee shall have been made to the Company, by the anticipated date of the Proposed Financing pursuant to the Proposed Financing Notice.

(c)    If [***] then the Optionee may elect to provide further funding to the Company on the first day of each month following [***] in an amount equal to the projected expenditures of the Company for each such month as set forth in the Company’s budget in effect at such time. Any funding pursuant to this Section 5.12(c) shall not be treated as a deduction to the consideration due to the equityholders of the Company under the Merger Agreement.

5.13    Joint Development Committee.

(a)    Formation. Promptly after the Agreement Date, the Company and Optionee will form a Joint Development Committee, comprised of three (3) representatives of the Company and three (3) representatives of the Optionee. The purpose of the JDC will be to oversee the conduct of a research and technical development plan (the “Research and Technical Development Plan”), approve updates to such plan, and coordinate the parties’ activities in connection with their performance under such plan. The initial Research and Technical Development Plan is attached hereto as Exhibit G. The Optionee agrees that it shall not have the right to nominate representatives of the Company to the JDC notwithstanding its ownership interest in the Company. One representative of the Company will be selected to act as the chairperson of the JDC.

(b)    Meetings. The JDC will meet at least once per each calendar quarter during the term of the Research and Technical Development Plan. Such meetings may be conducted by videoconference, teleconference or in person, as agreed by the Company and Optionee. The JDC will agree upon the time and location of the meetings. The chairperson, or his or her designee, will circulate an agenda for each meeting approximately one week before the date scheduled for the meeting, and will include all matters requested to be included on such agenda by Company or Optionee. The chairperson, or his or her designee, will take complete and accurate minutes of all discussions occurring at the JDC meetings and all matters decided upon at the meetings except that matters reflecting legal advice of counsel will not be included in such minutes. A copy of the draft minutes of each meeting will be provided to each of the Company and Optionee by the chairperson, or his or her designee, after each meeting. The JDC members shall review and comment on such minutes. Final drafts of the minutes of each JDC meeting shall be provided to each party within forty-five (45) days after each meeting, and subject to formal approval at the next JDC meeting. Any member of the JDC may issue a proxy to designate a substitute to attend any JDC meeting and vote on his behalf with prior written notice to the other members of the JDC. Each of the Company and Optionee is responsible for its travel costs and expenses incurred by its respective Representatives associated with attending JDC meetings.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(c)    Functions and Powers. The responsibilities of the JDC will be as follows:

(i)    facilitating communication between the parties with respect to the development of the Company Product, any Clinical Study and the activities performed under the Research and Technical Development Plan;

(ii)    establishing and revising the Research and Technical Development Plan’s objectives, goals and schedules, and reviewing and approving amendments to the Research and Technical Development Plan;

(iii)    monitoring, discussing and overseeing the progress of the development of the Company Product, any Clinical Study, each party’s progress with respect to the activities allocated to such party under the Research and Technical Development Plan;

(iv)    monitoring, discussing and overseeing the Commercialization of the Company Product; and

(v)    carrying out the other duties and responsibilities allocated to it in this Agreement.

(d)    Decisions. Decisions of the JDC shall be made by a simple majority, with each member of the JDC having one (1) vote in all decisions. In the event that the JDC is unable to reach a decision on a matter that is within its decision-making authority [***]; provided, that [***]. Notwithstanding the foregoing, [***].

(e)    Authority of JDC. The Company agrees to be bound by any valid resolution of the JDC pursuant to Section 5.13 and the Company undertakes to use reasonable best efforts to comply with, and to observe and perform any and all valid resolutions of the JDC.

(f)    Limitations on JDC. The JDC shall not have any authority other than that expressly set forth above and, specifically, shall have no authority: (x) to amend or interpret this Agreement or the Merger Agreement, (y) determine whether or not a party has met its diligence or other obligations under this Agreement, or (z) to determine whether or not a breach of this Agreement has occurred.

(g)    Termination. The JDC shall disband upon completion by both parties of all their obligations under the Rese arch and Technical Development Plan, and upon termination of this Agreement.

5.14    Key Representatives. Promptly after the Agreement Date, each party shall appoint an individual who shall be a Representative of such party having appropriate qualification and experience to act as the key Representative for such party (the “Key Representative”). Each Key Representative shall be responsible for coordinating and managing processes and interfacing between the parties on a day-to-day basis throughout the Option Agreement Term. The Key Representative will ensure communication to the JDC of all relevant

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

matters related to the Research and Technical Development Plan. Each Key Representative shall be permitted to attend meetings of the JDC as appropriate and as a non-voting participant. The Key Representative shall be the primary contact for the parties regarding the activities contemplated by this Agreement and shall facilitate all such activities hereunder. Each party may replace its Key Representative with an alternative representative at any time with prior written notice to the other party. Any Key Representative may designate a substitute to temporarily perform the functions of that Key Representative. Each party shall bear the costs of its Key Representative.

5.15    SVB Term Sheet. The Company and Optionee shall each use Commercially Reasonable Efforts to cooperate with SVB to consummate the financing contemplated by, and in accordance with, the term sheet attached hereto as Exhibit H (the “SVB Term Sheet”). The Optionee shall use Commercially Reasonable Efforts to provide credit support (i.e., a guaranty or a letter of credit) to SVB on the terms set forth in the SVB Term Sheet. To the extent SVB does not provide a loan to the Company within thirty (30) days after the funding date contemplated by the SVB Term Sheet for any reason, the Optionee shall, within thirty (30) days after such contemplated SVB funding date, provide a loan to the Company on the same terms and conditions as those set forth on the SVB Term Sheet and, to the extent not in conflict with the SVB Term Sheet, otherwise on terms consistent with current market terms for such loans; provided, however that such loan from the Optionee shall be unsecured.

ARTICLE 6

INDEMNIFICATION

6.1    Survival of Representations. The representations and warranties made by the Company and the Optionee in this Agreement shall survive until the earlier of (a) the termination of this Agreement in accordance with its terms and (b) the Merger Agreement Effective Date (the “Survival Period”). The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any claim made in accordance with Sections 6.3(a) or 6.3(b) by such party in a writing received by the other party prior to the expiration of the Survival Period. All of the covenants, agreements, undertakings and obligations of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless waived in writing. The Optionee Indemnified Parties will not have the right to make any claim pursuant to this Article 6 on or after the Merger Agreement Effective Date.

6.2    Indemnification.

(a)    Indemnification of the Optionee Indemnified Persons. Subject in all cases to the limitations on indemnification in this Article 6, after the Agreement Date, Company agrees to indemnify and hold harmless the Optionee, its Affiliates, and each of their respective officers, directors, employees, equityholders and agents (the “Optionee Indemnified Parties”) from and against any and all damages, claims, losses, injuries, charges, costs, Liabilities or expenses, interests, penalties and expenses of any Action (including reasonable attorneys’ fees and expenses) or remedial action, and including amounts actually paid or incurred in the absence of third party claims (collectively “Damages”) which any of the Optionee Indemnified Parties may sustain, or to which any of the Optionee Indemnified Parties may be subjected, that arise out of or result from:

(i)    a breach or inaccuracy of any representation or warranty of the Company set forth in Article 3 of this Agreement, the Company Secretary’s Certificate or the Bringdown Certificate; or

(ii)    a breach of any covenant on the part of the Company set forth in this Agreement.

(b)    Set-Off. In the event Optionee or the Merger Sub is entitled, pursuant to a final and nonappealable Court Order, to be indemnified by the Company pursuant to Section 6.2(b), the Optionee and/or the Merger Sub, as the case may be, are entitled to, at their sole discretion, to set-off any such indemnification amount against (and thereby reducing) the Additional Exclusivity Payment, the Closing Merger Consideration (as defined in the Merger Agreement) and/or the Milestone Payments (as defined in the Merger Agreement).

(c)    Indemnification of Company Indemnified Persons. Subject in all cases to the limitations on indemnification in this Article 6, after the Agreement Date, the Optionee agrees to indemnify and hold harmless the Company, its Affiliates, and each of their respective officers, directors, employees, Stockholders and agents (the “Company Indemnified Parties” and together with the Optionee Indemnified Parties, each an “Indemnified Party” and collectively the “Indemnified Parties”) from and against any and all Damages, which any of the Company Indemnified Parties may sustain, or to which any of the Company Indemnified Parties may be subjected, that arise out of or result from:

(i)    a breach or inaccuracy of any representation or warranty of the Optionee set forth in Article 4 of this Agreement; or

(ii)    a breach of any covenant on the part of the Optionee set forth in this Agreement.

6.3    Procedures of Claims.

(a)    Defense of Third Party Claims. In the case of any claim for indemnification arising from a claim of a third party (including any Governmental Entity), an Indemnified Party must give prompt written notice after the Indemnified Party’s receipt of notice of such claim to the other party (the “Indemnifying Party”) of any claim of which such Indemnified Party has knowledge and as to which it reasonably believes it is entitled to indemnification hereunder. Notwithstanding anything to the contrary herein, it shall be reasonable for an Indemnified Party to provide such written notice upon receipt of a third party claim that could reasonably be expected to give rise to Damages even if no Damages with respect to such claim have been suffered as of the date of such notice and, upon giving of such notice hereunder, such notice shall be deemed properly given for all purposes of this Agreement. The written notice shall state in reasonable date the nature and basis of such claims and the dollar amount of such claim, to the extent known. The failure to give such notice will not, however, relieve any Indemnifying Party of its indemnification obligations except to the extent that an Indemnifying Party is actually harmed thereby. The Indemnifying Party will have the right to defend and to direct the defense against any such claim in its name and at its expense with counsel selected by the Indemnifying Party (that shall be reasonably acceptable to the

Indemnified Party) unless there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of such defense if the Indemnifying Party (i) demonstrates to the Indemnified Party, in writing, such Indemnifying Party’s financial ability to provide full indemnification to the Indemnified Party with respect to such matter, and (ii) demonstrates that, after giving effect to the application of the limitations in this Article 6, the Indemnifying Party is reasonably likely to be responsible for a greater portion of the Damages than the Indemnified Party (and with respect to such portion, agrees in writing that such claim is indemnifiable hereunder, subject to the limitations and provisions set forth in this Article 6). If the Indemnifying Party assumes the defense of a third party claim it shall be conclusively established for purposes of this Agreement that the claims made in such third party claim are within the scope of and subject to indemnification. In addition, the Indemnifying Party shall not be entitled to assume control of such defense if (i) the third party claim relates to or arises in connection with any criminal proceeding against the Indemnified Party; (ii) the third party claim seeks an injunction or other similar form of equitable relief against the Indemnified Party as its principal claim for relief; or (iii) the Indemnifying Party failed or is failing to vigorously prosecute or defend such third party claim. If the Indemnifying Party is entitled to compromise or defend such claim, it will notify the Indemnified Party of its intent to use Commercially Reasonable Efforts to do so, and the Indemnified Party must, at the request and expense of the Indemnifying Party, cooperate in the defense of such claim. If the Indemnifying Party elects, in a writing delivered to the Indemnified Party, not to compromise or defend such claim, the Indemnified Party may pay, compromise or defend such claim. Notwithstanding anything to the contrary contained herein, the Indemnifying Party will have no indemnification obligations with respect to any claim which has been or will be settled by the Indemnified Party without the prior written consent of the Indemnifying Party (such consent not to be unreasonably withheld, conditioned or delayed). The Indemnifying Party’s right to direct the defense will include the right to compromise or enter into an agreement settling any claim by a third party only with the consent of the Indemnified Party (such consent not to be unreasonably withheld, conditioned or delayed), unless the Indemnified Party receives a full release with respect to such claim and the sole relief in such settlement is that monetary damages are paid in full by the Indemnifying Party. The Indemnified Party will have the right to participate in the Indemnifying Party’s defense of any claim with counsel selected by it subject to the Indemnifying Party’s right to direct the defense. The fees and disbursements of such counsel will be at the expense of the Indemnified Party (unless the Indemnified Party’s counsel shall have advised the Indemnified Party in writing, with a copy delivered to the Indemnifying Party, that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct for the Indemnifying Party and the Indemnified Party to have common counsel). An Indemnifying Party who is not permitted to direct the defense hereof will have the right to participate in the Indemnified Party’s defense of any claim with one (1) counsel selected by it subject to the Indemnified Party’s right to direct the defense. The fees and disbursements of such counsel will be at the expense of the Indemnifying Party.

(b)    Non-Third Party Claims. Any claim which does not result from a third party claim will be asserted by a written notice from the Indemnified Party to the Indemnifying Party. The Indemnifying Party will have a period of [***] after receipt of such notice within which to respond thereto. If the Indemnifying Party does not respond within [***] the recipient will be deemed to have accepted responsibility for the Damages set forth in such notice and will have no further right to contest the validity of any claim (or the amount of such claim) set forth

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

in such notice. If the Indemnifying Party responds within [***] after the receipt of the notice and rejects such claim in whole or in part, the Indemnified Party will be free to pursue such remedies as may be available to it under contract or applicable Law, subject to the terms of this Agreement.

6.4    No Incidental, Consequential or Punitive Damages/Determination of Damages. Damages to be paid pursuant to this Article 6 shall not include incidental, consequential or punitive damages except to the extent such damages are actually paid to a third party. All Damages sought by any party pursuant to this Article 6 shall be (i) net of any insurance proceeds actually received by such Person with respect to such claim (net of any deductible amounts, costs of collection and increased premiums) and (ii) paid regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof.

6.5    Exclusive Remedy. Except as provided in Section 8.10 in this Agreement, the rights and remedies of the parties under this Article 6 are exclusive and in lieu of any and all other rights and remedies which the parties may have under or related to this Agreement, other than those which are as a result of Fraud, and each party expressly waives any and all other rights or causes of action it or its Affiliates, employees, officers, directors, equityholders, Stockholders, representatives, agents, or Equity Incentive Optionholders, may have against the other party now or in the future under any Law with respect to the subject matter hereof.

ARTICLE 7

TERMINATION

7.1    Termination Rights.

(a)    Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Option Exercise Termination Date:

(i)    by the written agreement of the Optionee and the Company;

(ii)    by the Optionee by delivery of written notice to the Company at least sixty (60) days prior to the termination date;

(iii)    by the Company if the Exclusivity Payment First Installment is not paid by the Optionee within 24 hours of receipt by the Optionee of the Support Agreements as set forth in Section 2.4(b) hereof;

(iv)    by the Company if (x) the Company fails to fulfill the conditions set forth in Section 2.5(a)(i) through (iv), (y) the Company has less cash and cash equivalents available on its balance sheet than the cash necessary to fund ongoing operations of the Company for another sixty (60) days in accordance with the Budget and (z) the Optionee fails to make a necessary Missed Milestone Funding payment to continue and fund the operations of the Company; provided, however, that the Company cannot terminate this Agreement under this Section 7.1(a)(iv) if (1) the Company is then in material breach of its obligations hereunder or (2) the Optionee has paid the full Missed Milestone Funding amount despite the fact that the Company failed to fulfill the conditions set forth in Section 2.5(a)(i) through (iv);

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(v)    by the Company if the Additional Exclusivity Payment First Installment is not paid by the Optionee within ten (10) Business Days after fulfillment by the Company of the conditions set forth in Section 2.5(a)(i) through (iv), or either the Shortfall Payment or Additional Exclusivity Payment Second Installment are not paid by the Optionee within ten (10) Business Days of the date such payment is due;

(vi)    by the Company if the Optionee fails to fund the Optionee Loan in accordance with Section 5.12(a); provided, that the Optionee shall have a ten (10) Business Day period to cure such failure to fund following delivery of notice by the Company of such failure to fund; and (vii) by either the Company or Optionee, if the Company fails to obtain, and deliver to Optionee Support Agreements (including irrevocable proxies) duly executed by the Company and the Stockholders of the Company representing at least the Required Stockholder Approval, by 23:59 PT on the day following the Agreement Date.

(b)    Unless earlier terminated in accordance with Section 7.1(a), this Agreement shall terminate automatically and without further notice on (i) the Merger Agreement Effective Date or (ii) the Option Exercise Termination Date if the Optionee does not exercise the Option on or prior to the Option Exercise Termination Date.

7.2    Effect of Termination. In the event that this Agreement shall be terminated pursuant to this Article 7, all further obligations of the parties under this Agreement (other than under Article 6 through Article 8) shall be terminated without further Liability of any party to the other; provided, however, that none of the Company, the Optionee or Merger Sub shall be relieved of any obligation to indemnify the other party under Article 6 or of any Liability arising as a result of Fraud by such party of any provision of this Agreement prior to the date of such termination, provided further, that all obligations under Article 6 shall be terminated as of the Merger Agreement Effective Date. In the event this Agreement is terminated for any reason other than the occurrence of the Merger Agreement Effective Date, then notwithstanding anything herein or in the Merger Agreement to the contrary, the Merger Agreement shall, without further notice, be null and void, ab initio.

ARTICLE 8

GENERAL PROVISIONS

8.1    Assignment, Successors and No Third-Party Rights. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties; provided that, the Optionee and Merger Sub shall each be permitted to assign its respective rights, interests and obligations (in whole or in part) to any of the Optionee’s controlled Affiliates without obtaining any consent from the Company. Any purported assignment or delegation, except as expressly permitted pursuant to this Section 8.1, shall be void and without effect. Subject to the foregoing, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 8.1.

8.2    Notices. Unless otherwise expressly provided herein, any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing and shall be deemed to have been duly given (a) when delivered, if delivered by hand, (b) one (1) Business Day after being sent, if sent by overnight delivery via a national courier service, (c) when transmitted and receipt is confirmed, if sent via facsimile with confirmation of receipt, or (d) three (3) Business Days after mailing, if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.2):

If to the Optionee or Merger Sub, to:

LEO Pharma A/S

Industriparken 55, 2750 Ballerup

Denmark

Attention: General Counsel

Email: [***]

with a copy to (which shall not constitute notice):

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166

Attention: Uri Doron

Email: [***]

if to the Company, to:

PellePharm, Inc.

101 Mission Street

Suite 2050

San Francisco, CA 94105

Attention: Sanuj Ravindran

Email: [***]

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

505 Montgomery Street

Suite 2000

San Francisco, CA 94111

Attention: Alan C. Mendelson; Luke J. Bergstrom

Email: [***]

8.3    Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

8.4    Entire Agreement; Amendments and Waivers. This Agreement, together with all Exhibits and Schedules hereto, and the Confidentiality Agreement, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

8.5    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the other party. Delivery of an electronically executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of this Agreement.

8.6    Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

8.7    Expenses. Except as expressly stated herein, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement.

8.8    Attorney Fees. If any party to this Agreement brings an Action to enforce its rights under this Agreement in accordance with the provisions hereof, the prevailing party shall be entitled to recover its actual out-of-pocket costs and expenses, including reasonable attorneys’ fees reasonably incurred in connection with such Action, including any appeal of such Action.

8.9    Service of Process; Consent to Jurisdiction; Waiver of Jury Trial.

(a)    SERVICE OF PROCESS. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY PROCESS, PLEADING, NOTICES OR OTHER PAPERS BY THE MAILING OF COPIES THEREOF BY REGISTERED, CERTIFIED OR FIRST CLASS MAIL, POSTAGE PREPAID, TO SUCH PARTY AT SUCH PARTY’S ADDRESS SET FORTH HEREIN, OR BY ANY OTHER METHOD PROVIDED OR PERMITTED UNDER DELAWARE LAW.

(b)    CONSENT AND JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY (I) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE OR, IF SUCH COURT DOES NOT HAVE JURISDICTION OR WILL NOT ACCEPT JURISDICTION, IN ANY COURT OF GENERAL JURISDICTION IN

DELAWARE; (II) CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (III) WAIVES ANY OBJECTION WHICH SUCH PARTY MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

8.10    Specific Performance. The parties hereto agree that irreparable damage would occur to the other party in the event of a party’s breach or threatened breach of any covenant, obligation or other provision of this Agreement or the Merger Agreement, including the performance of the obligations set forth in Article 2 of this Agreement. Each party hereto hereby agrees that, in the event of any breach of threatened breach by the other party of any covenant, obligation or other provisions of this Agreement or the Merger Agreement, the other party shall be entitled (in addition to any other remedy that may be available to them, including monetary damages) to obtain (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach. The parties agree that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.10, and the parties irrevocably waive any right they may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

8.11    Confidentiality. Subject to Section 8.12, the Optionee, Merger Sub and the Company each agrees that all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the execution of this Agreement (whether obtained before or after the Agreement Date), the investigation provided for herein and the preparation of this Agreement and other related documents, and all documents, materials and other information which it shall obtain regarding the other party during the Option Exercise Period shall be held in confidence pursuant to the Confidentiality Agreement.

8.12    Public Announcement. Each party shall be permitted to issue a public announcement, news release, statement, publication or presentation (a “Press Release”) relating to the existence of this Agreement, the subject matter hereof, or any party’s performance hereunder, provided, that (i) the Company shall not be permitted to issue a Press Release prior to the issuance of a Press Release by the Optionee, (ii) the disclosing party gives the other party notice and a reasonable opportunity to comment on the Press Release and (iii) the parties agree to cooperate in determining the scope of the Press Release. Each party shall be permitted to make public statements and disclosures consistent with the content and scope of prior public statements and disclosures made in compliance with this Section 8.12.

8.13    Certain Tax Matters. It is acknowledged and agreed that, for income tax purposes, the Exclusivity Payment and, if paid, the Additional Exclusivity Payment, represent payments made by the Optionee directly to the Company. The parties hereto shall prepare and file (and cause their Affiliates to prepare and file) all tax returns and reports consistently with the preceding sentence. Notwithstanding anything to the contrary in Section 6.3(a), the Optionee shall not be permitted to control any third party claim relating to taxes of the Company pursuant to this Agreement.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

LEO PHARMA A/S

By:	/s/ Gitte Abbo
Name:	Gitte Abbo
Title:	CEO

By:	/s/ Anders Kronborg
Name:	Anders Kronborg
Title:	CFO

Option Agreement – Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

LEO SPINY MERGER SUB, INC.

By:	/s/ Chris Posner
Name:	Chris Posner
Title:	Chief Executive Officer and Treasurer

[Option Agreement – Signature Page]

IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the day and year first written above.

PELLEPHARM, INC.

By:	/s/ Sanuj Ravindran
Name:	Sanuj Ravindran, M.D.
Title:	President and Chief Executive Officer

Address:	101 Mission Street, Suite 2050 San Francisco, CA 94105

[Option Agreement – Signature Page]

Exhibit A

Form of Merger Agreement

Execution Version

[***]	Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT TO

OPTION AGREEMENT

THIS AMENDMENT TO OPTION AGREEMENT (this “Amendment”) is made and entered into as of this 13th day of March, 2019, by and among LEO Pharma A/S, a company organized under the laws of the Kingdom of Denmark (“Optionee”), LEO Spiny Merger Sub, a Delaware corporation (“Merger Sub”), and PellePharm, Inc., a Delaware corporation (“Company”). Optionee, Merger Sub and Company are each referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Option Agreement (as defined below).

WHEREAS, the Parties are each party to that certain Option Agreement, dated as of November 19, 2018 (the “Option Agreement”);

WHEREAS, Section 1.2(f) of the Option Agreement provides that the Exhibits to the Option Agreement are a material part thereof and shall be treated as if fully incorporated into the body of the Option Agreement;

WHEREAS, pursuant to Section 8.4 of the Option Agreement, no supplement, modification or waiver of the Option Agreement shall be binding unless executed in writing by the party to be bound thereby; and

WHEREAS, the Parties wish to amend and modify the Option Agreement and the Merger Agreement as outlined herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree and amend the Option Agreement as follows:

1.    Conduct of the Company. The last sentence of Section 5.5 of the Option Agreement is hereby amended and restated in its entirety to read as follows:

Notwithstanding anything to the contrary in this Section 5.5, the Company shall be permitted to adopt a carveout bonus plan that provides for aggregate payments of up to [***] for the benefit of its employees in connection with the consummation of the transactions contemplated by the Merger Agreement, provided that [***]% of the payments under such plan and [***] (as defined in the Merger Agreement) related to such [***]% payments shall be [***] (as defined in the Merger Agreement) as [***] (as defined in the Merger Agreement) and the remainder of such payments and [***] shall not constitute [***] and shall not be [***].

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2.    Agreement of Merger. Exhibit A of the Option Agreement is hereby amended as set forth on Attachment A hereto and, as so modified, shall constitute the Merger Agreement for all purposes under the Option Agreement.

3.    Conflicting Terms; Limitation of Amendment. In the event of any conflict or inconsistency between the terms of this Amendment and the Option Agreement, the terms of this Amendment shall control. Except as otherwise set forth herein, all terms and provisions of the Option Agreement shall remain in full force and effect. The Option Agreement, as referenced in any other document that the Parties have executed, means the Option Agreement, as amended by this Amendment.

4.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws that would require the application of the laws of any other jurisdiction.

5.    Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Until and unless each Party has received a counterpart hereof signed by the other Party hereto, this Amendment shall have no effect, and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Amendment (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Amendment.

***

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LEO PHARMA A/S

By:	/s/ Anders Kronborg
Name: Anders Kronborg
Title: CFO

By:	/s/ Gitte Abbo
Name: Gitte Abbo
Title: CEO

LEO SPINY MERGER SUB, INC.

By:	/s/ Chris Posner
Name: Chris Posner
Title: CEO and Treasurer

PELLEPHARM, INC.

By:	/s/ Sanuj Ravindran
Name: Sanuj Ravindran
Title: President and CEO

[Signature Page to Amendment to the Option Agreement]

Attachment A

First Amendment to Agreement of Merger

Execution Version

FIRST AMENDMENT TO

AGREEMENT OF MERGER

THIS FIRST AMENDMENT TO AGREEMENT OF MERGER (this “Amendment”) is made and entered into as of this 13th day of March, 2019, by and among LEO Pharma A/S, a company organized under the laws of the Kingdom of Denmark (“Optionee”), LEO Spiny Merger Sub, a Delaware corporation (“Merger Sub”), PellePharm, Inc., a Delaware corporation (“Company”), and Fortis Advisors LLC, a Delaware limited liability company (“Fortis”). Optionee, Merger Sub, the Company and Fortis are each referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as defined below).

WHEREAS, the Parties are each party to that certain Agreement of Merger, dated as of November 19, 2018 (the “Merger Agreement”);

WHEREAS, pursuant to Section 11.04 of the Merger Agreement, a provision of the Merger Agreement may be amended prior to the Effective Time only if such amendment is in writing and is signed by each party to the Merger Agreement; and

WHEREAS, the Parties wish to amend and modify the Merger Agreement in certain respects;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree and amend the Merger Agreement as follows:

1.    Conduct of the Company.

(a)    The paragraph immediately following Section 5.01(b)(xviii) of the Merger Agreement is hereby amended and restated to read as follows (deleted wording is shown in bold ~~and strikethrough~~ and inserted wording is shown in bold and underlined):

“Notwithstanding anything to the contrary in this Section 5.01, the Company shall be permitted to grant units to Company employees under the Carveout Plan in accordance with its terms, provided that the aggregate amount payable to Company employees under the Carveout Plan shall not exceed [***] ~~adopt a carveout bonus plan for the benefit of its employees prior to the Closing, provided that payments under such plan shall be deducted from the Merger Consideration as Company Transaction Expenses~~.”

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2.    Company Transaction Expenses. The definition of “Company Transaction Expenses” in Section 1.1 of the Merger Agreement is hereby amended and restated to read as follows (inserted wording is shown in bold and underlined):

“Company Transaction Expenses” means (a) any fees and disbursements incurred by or on behalf of the Company and payable to any financial advisor (including the Company Financial Advisor), investment banker, broker or finder in connection with the transactions contemplated by this Agreement, (b) the fees and disbursements payable to legal counsel, consultants or accountants of the Company that are payable by the Company in connection with the transactions contemplated by this Agreement, (c) any bonuses, incentive compensation, or other change-in-control payments to be paid or payable to any director, officer or employee of the Company at the Closing (without any further condition) in connection with the Merger or any of the other transactions contemplated by this Agreement, and all employer Taxes related thereto, (d) the employer portion of any payroll Taxes imposed with respect to the payment of the Option Consideration, and (e) all other miscellaneous out-of-pocket expenses or costs, in each case, incurred by the Company in connection with the transactions contemplated by this Agreement. [***].”

3.    Contemplated Carveout Plan. A new definition of “Carveout Plan” shall be added to Section 1.1 of the Merger Agreement and shall read as follows:

“Carveout Plan” shall mean the Company’s Management Carveout Plan.”

4.    Employee Matters. Section 6.04 of the Merger Agreement is hereby amended and restated to add the following Section 6.04(e), which in its entirety will read as follows:

“(e) Promptly after the Effective Time, Parent shall cause the Surviving Corporation to make all payments due under the Carveout Plan, which obligation shall include providing any necessary funds to complete such payment obligations.”

5.    Conflicting Terms; Limitation of Amendment. In the event of any conflict or inconsistency between the terms of this Amendment and the Merger Agreement, the terms of this Amendment shall control. Except as otherwise set forth herein, all terms and provisions of the Merger Agreement shall remain in full force and effect. The Merger Agreement, as referenced in any other document that the Parties have executed, means the Merger Agreement, as amended by this Amendment.

6.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any claim, controversy or dispute hereunder), without giving effect to principles of conflicts of laws that would require the application of the laws of any other jurisdiction.

7.    Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Until and unless each Party has received a counterpart hereof signed by the other Party hereto, this Amendment shall have no

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

8

effect, and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Amendment (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Amendment.

***

7

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LEO PHARMA A/S

By:
Name:
Title:

By:
Name:
Title:

LEO SPINY MERGER SUB, INC.

By:
Name:
Title:

By:
Name:
Title:

PELLEPHARM, INC.

By:
Name:
Title:

FORTIS ADVISORS LLC

By:
Name:
Title:

[Signature Page to First Amendment to the Agreement of Merger]

Confidential

[***]	Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AGREEMENT OF MERGER

BY AND AMONG

LEO PHARMA A/S,

LEO SPINY MERGER SUB, INC.,

PELLEPHARM, INC.,

AND

FORTIS ADVISORS LLC,

AS THE EQUITYHOLDER REPRESENTATIVE

NOVEMBER 19, 2018

i

Exhibit A	Persons to Execute Non-Competition Agreements
Exhibit B	Material Terms of Non-Competition Agreement
Exhibit C	Form of Certificate of Merger
Exhibit D	Amended and Restated Certificate of Incorporation
Exhibit E	Form of Escrow Agreement
Company Disclosure Schedule
Schedule 1.1 – Permitted Recipients

AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER (this “Agreement”), dated as of November 19, 2018, is entered into by and among LEO Pharma A/S, a company organized under the laws of the Kingdom of Denmark (“Parent”), LEO Spiny Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), PellePharm, Inc., a Delaware corporation (the “Company”), and Fortis Advisors LLC, a Delaware limited liability company, as the Equityholder Representative (together with Parent, Merger Sub and the Company, the “Parties”).

RECITALS

WHEREAS, Parent, Merger Sub and the Company have agreed to enter into this Agreement, provided that no provision of this Agreement (other than Article 11 (excluding Section 11.01) and Section 9.01(g)) shall be effective until the Merger Agreement Effective Date.

WHEREAS, Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the California Corporations Code (the “CCC”). Effective as of immediately following consummation of the Merger, Merger Sub will cease to exist, and the Company will continue as a wholly owned subsidiary of Parent.

WHEREAS, this Agreement has been approved by all necessary corporate action of Parent and by the board of directors of the Company (the “Company Board of Directors”) and the board of directors of Merger Sub (the “Merger Sub Board of Directors”).

WHEREAS, on the Merger Agreement Effective Date, and as a condition and inducement to the Equityholders’, the Company’s and Parent’s willingness to enter into this Agreement, certain individuals identified on Exhibit A shall enter into non-competition agreements on the material terms set forth in Exhibit B (the “Non-Competition Agreements”); provided, however, that if any individual listed on Exhibit A is no longer an employee, officer or director of the Company on the Merger Agreement Effective Date, such individual shall be deemed to be removed from Exhibit A.

WHEREAS, in accordance with the terms of the Purchase Option Agreement, certain holders of Company Capital Stock shall enter into a stockholders’ agreement with the Company, which includes an irrevocable proxy in favor of the Company (each, a “Support Agreement”), pursuant to which, among other things, each such holder will (a) agree to vote its shares of Company Capital Stock in favor of the adoption of this Agreement, thereby approving the Merger and the other transactions contemplated hereby and (b) appoint the Company as its proxy to vote its shares of Company Capital Stock in favor of the adoption of this Agreement, thereby approving the Merger and the other transactions contemplated hereby.

AGREEMENT

NOW, THEREFORE, intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions.

(a)    As used in this Agreement, the following terms have the following meanings:

“280G Approval” means the stockholder vote required pursuant to Section 5.05, solicited in conformity with Section 280G(b)(5)(B) of the Code, with respect to any payments and/or benefits that were subject to such stockholder vote.

“Acquisition of a Competing Product” means an acquisition or in-licensing by Parent or any of its Subsidiaries of a Competing Product or the rights to exploit a Competing Product; provided, that the acquisition of a Competing Product or the rights to exploit a Competing Product as part of the acquisition by Parent or any of its Affiliates of another business of which the Competing Product accounts for less than [***] of the revenue or the value of the assets shall not be deemed an Acquisition of a Competing Product if such acquired Competing Products or the rights to exploit a Competing Product are sold, transferred or otherwise divested to a non-Affiliate of the Parent within [***] of the completion of the acquisition of such business.

“Acquisition Proposal” means, other than the Merger, any offer, proposal or inquiry relating to, or any Person’s indication of interest in, (a) the sale, license or other disposition of all or a material portion of the business or assets of the Company, (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company (other than in connection with the exercise of any Company Option outstanding on the date hereof), (ii) any subscription, option, call, warrant, preemptive right, right of first refusal or any other right (whether or not exercisable) to acquire any capital stock or other equity security of the Company (other than the grant of Company Options to newly hired employees of the Company in the ordinary course of business consistent with past practices, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company or (c) any merger, consolidation, business combination, reorganization, liquidation, recapitalization, share exchange or similar transaction involving the Company.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control,” when used with respect to any specified person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by contract or otherwise, and the terms “controlling” and “controlled by” have correlative meanings to the foregoing.

“Aggregate Exercise Price” means the aggregate dollar amount of the exercise prices of all In-Money Options (whether vested or unvested) and Company Warrants as of immediately prior to the Effective Time.

“Aggregate Closing Merger Consideration” means a dollar amount equal to the sum of (a) the Aggregate Exercise Price plus (b) the Closing Merger Consideration.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“Aggregate Series A Preferred Share Preference” means a dollar amount, rounded to the nearest cent, equal to the product of (a) the Series A Preferred Per Share Preference, multiplied by (b) the total number of shares of Series A Preferred Stock that are issued and outstanding immediately prior to the Effective Time.

“Aggregate Series B/B-2 Preferred Share Preference” means a dollar amount, rounded to the nearest cent, equal to the product of (a) the Series B/B-2 Preferred Per Share Preference, multiplied by (b) the sum of (i) the total number of shares of Series B Preferred Stock that are issued and outstanding immediately prior to the Effective Time plus (ii) the total number of shares of Series B-2 Preferred Stock that are issued and outstanding immediately prior to the Effective Time.

“Aggregate Series C Preferred Share Preference” means a dollar amount, rounded to the nearest cent, equal to the product of (a) the Series C Preferred Per Share Preference, multiplied by (b) the total number of shares of Series C Preferred Stock that are issued and outstanding immediately prior to the Effective Time.

“Aggregate New Series Preferred Share Preference” means a dollar amount, rounded to the nearest cent, equal to the product of (a) the New Series Preferred Per Share Preference, multiplied by (b) the total number of shares of New Series Preferred Stock that are issued and outstanding immediately prior to the Effective Time.

“Antitrust Laws” means the Hart-Scott-Rodino Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act and any other applicable federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade.

“Applicable Law” means, with respect to any Person, any federal, state, local, municipal, foreign or other law, constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, unless expressly specified otherwise.

“Business” means the business and operations of the Company, as conducted on the Merger Agreement Effective Date.

“Business Day” means a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Copenhagen, Denmark are authorized or required by Applicable Law to close.

“Change of Control” means: (a) the direct or indirect acquisition of the Surviving Corporation by means of any transaction or series of related transactions following which Parent and its wholly-owned Subsidiaries are the beneficial owners of less than 50% of the outstanding equity interests of the Surviving Corporation entitled to (x) vote with respect to the election of directors (or similar managers) or (y) the right to receive the proceeds upon any sale, liquidation or dissolution of the Surviving Corporation and (b) a sale, transfer, or other disposition (including an Exclusive License), in a single transaction or series of related transactions (including the sale of any Subsidiary of Parent that directly or indirectly owns right, title or interest in Company Products or Company IP material to the conduct of the Business), of the Surviving Corporation’s right, title and interest in the Company Products or any of the Company IP that is material to the conduct of the Business with respect to the Company Products (other than any transaction or series of related transactions in which Parent and its wholly-owned Subsidiaries continue to beneficially own, directly or indirectly, at least 50% of the outstanding equity interests of the transferee or licensee entitled to (i) vote with respect to the election of directors (or similar managers) and (ii) receive the proceeds upon any sale, liquidation or dissolution of the transferee or licensee).

“[***] Matter” means any allegation that [***] (a) [***] (b) [***] (c) [***] or (d)[***].

“Closing Indebtedness” means (i) all Indebtedness of the Company, plus (ii) any accounts payable and other short term liabilities that are not included in the definition of Indebtedness in excess of [***] that are outstanding for more than 90 days past the date of invoice, in each case as of 12:01 a.m. Pacific Time on the Closing Date.

“Closing Merger Consideration” means a dollar amount, rounded to the nearest whole cent, equal to (a) [***], minus (b) the sum of (i) the amount of Company Transaction Expenses that have not been paid as of 12:01 a.m. Pacific Time on the Closing Date, plus (ii) Closing Indebtedness, plus (iii) the amounts, if any, paid or payable by the Company to [***] pursuant to Sections 2.3.2 and 6 of the License Agreement, dated June 28, 2013, by and between the Company and [***]that are not accounted for in the Budget (as defined in the Purchase Option Agreement) and are due and payable by the Company prior to the Closing Date.

“Code” means the Internal Revenue Code of 1986.

“Common Merger Consideration” means a dollar amount equal to the difference of (a) the Aggregate Closing Merger Consideration minus (b) the sum of (i) the Aggregate Series A Preferred Share Preference, (ii) the Aggregate Series B/B-2 Preferred Share Preference, (iii) the Aggregate Series C Preferred Share Preference and (iv) the Aggregate New Series Preferred Share Preference (if any).

“Common Per Share Amount” means a dollar amount equal to the quotient of (a) the sum of (i) the Common Merger Consideration and (ii) the Contingent Merger Consideration divided by (b) the Fully Diluted Common Number, rounded to five decimal places.

“Company Capital Stock” means collectively, the Company Common Stock and the Company Preferred Stock.

“Company Common Stock” means the common stock, par value $0.0001, of the Company.

“Company Disclosure Schedule” means the disclosure schedule dated the Final Schedule Date regarding this Agreement provided by the Company to Parent.

“Company Equity Incentive Plans” means the Company’s 2014 Equity Incentive Plan and 2016 Equity Incentive Plan, and any other plan for the issuance of equity compensation awards to purchase or receive Company Common Stock adopted after the date of this Agreement, each as amended from time to time.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“Company Financial Advisor” means Rothschild Global Advisory.

“Company IP” means all Intellectual Property Rights and Intellectual Property owned by or exclusively licensed to the Company.

“Company Option” means any option or other right to purchase shares of Company Common Stock that was granted by the Company, other than the Company Warrant.

“Company Optionholder” means a holder of a Company Option.

“Company Preferred Stock” means the preferred stock, par value $0.0001, of the Company.

“Company Product” means: (a) any product or product candidate that is being researched, tested, developed, commercialized, manufactured, sold or distributed by the Company, and any product or product candidate with respect to which the Company has royalty rights, in each case as of the Closing Date; and (b) any product or product candidate that, in each case, is (i) not within the scope of the foregoing clause (a) and (ii) incorporates, or is covered or claimed by, any of the Company IP, or any improvements thereto.

“Company Stockholder” means any holder of Company Capital Stock (other than Dissenting Stockholders).

“Company Transaction Expenses” means (a) any fees and disbursements incurred by or on behalf of the Company and payable to any financial advisor (including the Company Financial Advisor), investment banker, broker or finder in connection with the transactions contemplated by this Agreement, (b) the fees and disbursements payable to legal counsel, consultants or accountants of the Company that are payable by the Company in connection with the transactions contemplated by this Agreement, (c) any bonuses, incentive compensation, or other change-in-control payments to be paid or payable to any director, officer or employee of the Company at the Closing (without any further condition) in connection with the Merger or any of the other transactions contemplated by this Agreement, and all employer Taxes related thereto, (d) the employer portion of any payroll Taxes imposed with respect to the payment of the Option Consideration, and (e) all other miscellaneous out-of-pocket expenses or costs, in each case, incurred by the Company in connection with the transactions contemplated by this Agreement.

“Company Warrant” means (a) that certain Warrant to Purchase Company Common Stock by and between the Company and Silicon Valley Bank, dated as of March 29, 2018 and (b) any additional Warrant to Purchase Company Common Stock issued by Company to Silicon Valley Bank in connection with the SVB Loan (as defined in the Purchase Option Agreement).

“Company Warrantholder” means Silicon Valley Bank.

“Competing Product” means any pharmaceutical or biological product which [***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“Consent” means any approval, consent or ratification.

“Contingent Merger Consideration” means, collectively, the Milestone Payments, payable to the Equityholders, if at all, following the Effective Time pursuant to and in accordance with Section 2.08.

“Contract” means any legally binding contract, agreement, indenture, note, bond, loan, license, instrument, lease, commitment, plan or other arrangement, whether oral or written.

“Current Balance Sheet Date” means the date of the balance sheet included in the Current Monthly Financial Statements.

“Current Financial Statements” means, collectively, the Current Monthly Financial Statements and the audited or reviewed, as available, financial statements of the Company as of the two most recent fiscal years and the related audited consolidated statements of income, changes in stockholders’ equity and cash flows for such fiscal years.

“Current Monthly Financial Statements” means the most recent month-end unaudited balance sheet of the Company and the related unaudited statements of income, changes in stockholders’ equity and cash flows for the fiscal year in which such month occurs.

“Damages” means all losses, damages, penalties, fines, costs or expenses (including reasonable attorney’s fees and expenses and reasonable expenses of other professionals); provided, that “Damages” shall not include punitive damages, unless such damages are actually awarded to a Governmental Authority or other third party.

“Dissenting Stockholder” means any Person who objects to the Merger and complies with the provisions of the DGCL or the CCC concerning the rights of holders of Company Capital Stock to dissent from the Merger and demand appraisal of and payment for, or repurchase of, as applicable, their shares of Company Capital Stock.

“Environmental Laws” means any Applicable Law, and any governmental order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Substances. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Permits” means all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of the Company as currently conducted.

“Equityholder” means a Company Stockholder, Company Warrantholder or Company Optionholder, as the case may be.

“Equityholder Expense Fund” means an amount in cash to be determined by the Company, in its sole discretion, prior to the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

“Estimated Closing Merger Consideration” means a dollar amount, rounded to the nearest whole cent, equal to (a) [***], minus (b) the sum of (i) the amount of Estimated Company Transaction Expenses that have not been paid as of 12:01 a.m. Pacific Time on the Closing Date, plus (ii) the Estimated Closing Indebtedness, plus (iii) the amounts, if any, paid or payable by the Company to [***] pursuant to Sections 2.3.2 and 6 of the License Agreement, dated June 28, 2013, by and between the Company and [***]that are not accounted for in the Budget (as defined in the Purchase Option Agreement) and are due and payable by the Company prior to the Closing Date.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exclusive License” means any single transaction or series of related transactions that grants an exclusive license, or option for an exclusive license, to the Company IP (or has the effect of granting an exclusive license or option to the Company IP).

“FDA” means the United States Food and Drug Administration.

“Final Schedule Date” means the date on which the Final Merger Agreement Company Disclosure Schedule are delivered, as required by Section 2.6(b) of the Purchase Option Agreement, or, if the Final Merger Agreement Company Disclosure Schedule are not delivered pursuant to Section 2.6(b) of the Purchase Option Agreement, the Merger Agreement Effective Date.

“FIRPTA Certificate” means a statement and accompanying IRS notice, issued pursuant to Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3)(i), in form and substance reasonably satisfactory to Parent, certifying that the stock of the Company is not a United States real property interest within the meaning of Section 897 of the Code.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“First Commercial Sale” means, with respect to any Company Product, the first sale for end use or consumption of such Company Product in a country after Marketing Authorization of such Company Product in such country within the approved indication, excluding, however, any sale or other distribution for use in a clinical trial or provided as samples, but including any Company Product that is sold as part of a named patient use program (or similar program where a Company Product can be sold in a country prior to Marketing Authorization being obtained for such Company Product in such country.

“Fraud” means an actual fraud with respect to the representations and warranties made pursuant to Article III (as modified by the Company Disclosure Schedule), as applicable, which involves a knowing and intentional misrepresentation of a fact material to the transactions contemplated by this Agreement, with the express intent of inducing Parent or Merger Sub to enter into this Agreement and upon which Parent or Merger Sub has relied to its detriment (as opposed to any fraud claim based on constructive knowledge, negligent misrepresentation or a similar theory) under applicable tort laws.

“Fully Diluted Common Number” means the sum of (a) the total number of shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time, (b) the total number of shares of Company Common Stock that are issuable upon the conversion in full of all shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time, and (c) the total number of shares of Company Common Stock that are issuable upon the conversion or exercise in full of all convertible securities, options, warrants or other rights to acquire Company Capital Stock that are outstanding immediately prior to the Effective Time (whether vested or unvested).

“Fundamental Representations” shall mean the representations and warranties contained in Sections 3.01, 3.02, 3.03, 3.04, 3.05, and 3.23.

“GAAP” means generally accepted accounting principles in the United States.

“Generally Available Software” means non-customized software that (a) is licensed to the Company solely in executable or object code form pursuant to a nonexclusive, internal use software license, (b) is not incorporated into, or used directly in the development, manufacturing, or distribution of any of the Company’s products or services and (c) is generally available on standard terms for either (i) annual payments by the Company of [***] or less or (ii) aggregate payments by the Company of [***] or less.

“Gorlin Syndrome” means Gorlin syndrome, also known as nevoid basal cell carcinoma syndrome, a rare autosomal dominant heritable disease characterized by numerous phenotypic abnormalities, most prominent among which is the development of numerous basal cell carcinomas over a lifetime.

“Governmental Authority” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Person and any court or other tribunal and including any arbitrator and arbitration panel).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

[***]

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Hazardous Substances” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including petroleum, its derivatives, byproducts and other hydrocarbons, and any substance, waste or material regulated under any Environmental Law.

“In-Money Option” means any Company Option other than an Out-of-Money Option.

“Indebtedness” means any liability of a Person for any amount owed (including (a) unpaid interest, (b) premiums thereon, (c) any prepayment penalties, breakage costs, fees, expenses or similar charges arising as a result of the discharge of any such liability and (d) any payments or premiums, penalties, related expenses, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and other amounts attributable to, or which arise as a result of, a change of control of such Person or any Affiliate of such Person) in respect of (i) borrowed money, (ii) capitalized lease obligations, (iii) obligations for the reimbursement of any obligor for amounts drawn on any letter of credit, banker’s acceptance or similar transaction, (iv) obligations for the deferred purchase price of property or services (other than current liabilities for such property or services incurred in the ordinary course of business, (v) any accrued and unused vacation, accrued and unpaid bonuses and commissions, and any other bonus or commission payments related to the pre-Closing period (irrespective of whether accrued), and all employer Taxes related thereto, and (vi) any liability of the type described in clauses “(i)” through “(v)” guaranteed by such Person, that is recourse to such Person or any of its assets or that is otherwise its legal liability or that is secured in whole or in part by the assets of such Person.

“Indemnified Taxes” (and the correlative meaning “Indemnified Tax”) means, without duplication, in each case, whether imposed, assessed, due or otherwise payable directly or as a successor or transferee under applicable Law, (a) all Taxes of the Company for any Pre-Closing Tax Period (or portion of any Straddle Period ending on the Closing Date); and (b) all Taxes that the Company is liable for (including pursuant to Treasury Regulation Section 1.1502-6 or any similar provision of state, local, or non-U.S. Laws) as a result of being a member of an affiliated group prior to the Closing. Notwithstanding the foregoing, Indemnified Taxes shall not include, and the Equityholders shall not be responsible for and shall have no obligation to indemnify the Parent Indemnified Parties against, income Taxes attributable to the receipt of payments under the Purchase Option Agreement (except to the extent such income Taxes are for a Pre-Closing Tax Period and are attributable to an ownership change under Section 382 of the Code which change was not disclosed to Parent on or before the date hereof and which change occurred prior

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

to the date of the Purchase Option Agreement, with the amount of income Taxes so attributable being determined on a with and without basis), any Taxes attributable to any transaction after the Closing, any Taxes arising as a result of Parent’s breach of its covenants in Article VII or any Taxes taken into account in Closing Indebtedness or Company Transaction Expenses as finally determined pursuant to Section 2.07.

“Indemnity Escrow Fund” means an amount in cash calculated by multiplying (a) the Closing Merger Consideration by (b) [***].

“[***] License Agreement” means that certain License Agreement by and between the Company and [***] dated as of June 28, 2013.

“Intellectual Property” means and includes algorithms, APIs, apparatus, diagrams, inventions (whether or not patentable), invention disclosures, trade secrets, know-how, logos, trademarks, service marks and other brand elements (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, technical data, software code (in any form, including source code and executable or object code), mask works, subroutines, techniques, user interfaces, URLs, domain names, web sites, works of authorship, documentation (including instruction manuals, samples, studies, and summaries), databases and data collections, any other forms of technology, and any goodwill associated with or symbolized by any of the foregoing, in each case whether or not embodied in any tangible form and including all tangible embodiments of any of the foregoing.

“Intellectual Property Rights” means and includes all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction worldwide: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, design rights, and moral rights; (b) trademark, trade name, service name, trade dress and service mark rights and similar rights and any goodwill associated with or symbolized by any of the foregoing; (c) trade secret rights; (d) patents and industrial property rights; (e) other proprietary rights in Intellectual Property of every kind and nature; and (f) rights in or relating to registrations, renewals, extensions, combinations, reexaminations, provisionals, continuations, continuations-in-part, divisions, and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above.

“IRS” means the United States Internal Revenue Service.

“IT Assets” means software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation, in each case, used or held for use in the operation of the Business.

“Knowledge” means, when used with respect to the Company, the actual knowledge of any officer of the Company, Ervin Epstein, or Jean Tang, in each case after due inquiry of their respective direct reports.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Marketing Authorization” means obtaining any and all approvals (including without limitation NDA, supplements, amendments, and pre- and post-approvals, where applicable), permits, licenses, registrations or authorizations of the applicable Governmental Authorities (including, without limitation, the FDA in the US) that are necessary for the manufacture, distribution, use or sale of a Company Product in the jurisdiction where such activities are to be carried out.

“Material Adverse Effect” means any change event, circumstance, development occurrence or effect that individually or taken together with any other change event, circumstance, development occurrence or effect is, or would reasonably be expected to be, materially adverse to the business, operations, condition (financial or otherwise), assets, or results of operations of the Company, taken as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and no change, event, circumstance, development, occurrence or effect arising from or attributable or relating to any of the following shall be taken into account in determining whether there has been a Material Adverse Effect: (a) the public announcement or pendency of this Agreement or any of the transactions contemplated herein, including the impact thereof on the relationships of the Company with suppliers, consultants, employees or independent contractors or other third parties with whom the Company has any relationship, (b) [***] (c) the taking of any action required by this Agreement, or otherwise taken with the written consent of Parent, (d) any breach by Parent or Merger Sub of this Agreement or the Confidentiality Agreement, (e) [***] or (f) [***] or (g) [***].

“Merger Agreement Effective Date” has the meaning set forth in the Purchase Option Agreement.

“Merger Consideration” means (a) the Closing Merger Consideration, plus (b) the Contingent Merger Consideration.

“NDA” means a new drug application as described in Code of Federal Regulations Title 21 (21 C.F.R.) § 314.50, submitted to the FDA under Section 505(b) of the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 355(b)) for approval to commercialize a drug product in the United States.

“Net Sales” [***].

“New Series Preferred Per Share Amount” means an amount of cash, without interest, equal to the sum of (a) the New Series Preferred Per Share Preference plus (b) the Common Per Share Amount, rounded to five decimal places.

“New Series Preferred Per Share Preference” means a dollar amount equal to the per share original issue price (as adjusted for stock splits, stock dividends, reclassifications and the like) of such shares of New Series Preferred Stock pursuant to the certificate of incorporation of the Company as in effect on the Merger Agreement Effective Date.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“New Series Preferred Stock” means any new series of Company Preferred Stock created after the date hereof, and which series has any shares issued and outstanding as of the Merger Agreement Effective Date.

“Out-of-Money Options” means Company Options having an exercise price in excess of the Common Per Share Amount, calculated for this purpose as if all Company Options were included in the definition of Fully Diluted Common Number.

“Permitted Recipients” means the Persons identified on Schedule 1.1 hereto.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Personal Information” means, in addition to any definition provided by the Company for any similar term (e.g., “personally identifiable information” or “PII”) in any privacy notice or other public-facing statement by the Company, all information regarding or capable of being associated with an individual consumer or device, including: (a) information that identifies, could be used to identify or is otherwise identifiable with an individual, including name, physical address, telephone number, email address, financial account number, government-issued identifier (including Social Security number and driver’s license number), medical, health or insurance information (including any information collected during clinical trials), gender, date of birth, educational or employment information, religious or political views or affiliations, marital or other status, photograph, face geometry, or biometric information, and any other data used or intended to be used to identify, contact or precisely locate an individual; (b) any data regarding an individual’s activities online or on a mobile or other application (e.g., searches conducted, web pages or content visited or viewed); (c) Internet Protocol addresses or other persistent identifiers; and (d) any information that can be used to contact an individual and (e) protected health information. Personal Information may relate to any individual, including a current, prospective or former customer, employee or vendor of any Person. Personal Information includes such information in any form, including paper, electronic and other forms.

“Post-Closing Tax Period” means any taxable period that begins on or after the day immediately following the Closing Date.

“Pre-Closing Tax Period” means any taxable period that ends on or before the Closing Date.

“Privacy and Security Requirements” means (a) all Applicable Laws or Governmental Orders relating to the Processing of Personal Information; (b) all Applicable Laws related to breach notification; (c) all Applicable Laws governing the treatment of Personal Information gathered in connection with clinical trials; (d) all applicable Privacy Contracts; and (e) all applicable Privacy Policies.

“Privacy Contracts” means all Contracts between the Company and any Person that are applicable to the Processing of Personal Information.

“Privacy Policies” means all written policies applicable to the Company relating to the Processing of Personal Information, including without limitation all website and mobile application privacy policies and all written policies and procedures required by Applicable Laws governing the Processing of Personal Information gathered in connection with clinical trials, to the extent applicable to the Company.

“Pro Rata Share” means, with respect to an Equityholder as of any date of determination, a fraction, (a) the numerator of which is the sum of the value of (i) the Closing Merger Consideration and (ii) the Contingent Merger Consideration payable to such holder pursuant to this Agreement as of the date of determination and (b) the denominator of which is the sum of the value of (i) the Closing Merger Consideration and (ii) the Contingent Merger Consideration payable to all Equityholders pursuant to this Agreement as of the date of determination (in each case without taking into account the deduction of any portion of the Equityholder Expense Fund to be delivered to the Equityholder Representative or any portion of the Indemnity Escrow Fund to be deposited with the Escrow Agent, in each case, on behalf of such Persons pursuant to this Agreement).

“Proceeding” means any charge, dispute, action, suit, litigation, arbitration, civil, criminal, administrative, or appellate proceeding or hearing commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority.

“Process” or “Processing” means the creation, collection, use (including, without limitation, for the purposes of sending telephone calls, text messages and emails), storage, maintenance, processing, distribution, transfer, transmission, receipt, access, disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Purchase Option” means the exclusive option granted by the Company to Parent pursuant to the Purchase Option Agreement.

“Purchase Option Agreement” means the Option Agreement, dated as of the date hereof, by and among Company, Parent and Merger Sub.

“Registered IP” means all Intellectual Property Rights that are registered, filed, or issued under the authority of any Governmental Authority, including all patents, registered copyrights, registered trademarks, registered databases, and domain names, and all applications for any of the foregoing.

“Regulatory Milestones” means Milestone Events (ii) and (iii) of Section 2.08(a).

“Representatives” means a Person’s officers, directors, employees, agents, attorneys, accountants, advisors, lenders and other authorized representatives.

“Requisite Stockholder Approval” means with respect to this Agreement (a) [***] of the votes represented by all outstanding shares of Company Common Stock voting as a separate class, (b) [***] of the shares of the outstanding Company Capital Stock, voting together as a single class on an as-converted-to-common-stock basis and (c) at least [***]% of the shares of the outstanding Company Preferred Stock, which shall include at least[***] of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series B-2 Preferred Stock and Series C Preferred Stock voting as separate series on an as-converted-to-common-stock basis.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Security Breach” means security breach of Personal Information under Applicable Law.

“Security Incident” means any attempted or successful unauthorized access, use, disclosure, modification, or destruction of information or interference with system operations of IT assets that results in unauthorized access to Personal Information.

“Series A Preferred Per Share Amount” means an amount of cash, without interest, equal to the sum of (a) the Series A Preferred Per Share Preference plus (b) the Common Per Share Amount, rounded to five decimal places.

“Series A Preferred Per Share Preference” means a dollar amount equal to $0.84 per share of Series A Preferred Stock.

“Series A Preferred Stock” means the Series A Preferred Stock of the Company, par value $0.0001.

“Series B Preferred Per Share Amount” means an amount of cash, without interest, equal to the sum of (a) the Series B/B-2 Preferred Per Share Preference plus (b) the Common Per Share Amount, rounded to five decimal places.

“Series B/B-2 Preferred Per Share Preference” means a dollar amount equal to $1.17 per share of Series B Preferred Stock or Series B-2 Preferred Stock.

“Series B Preferred Stock” means the Series B Preferred Stock of the Company, par value $0.0001.

“Series B-2 Preferred Stock” means the Series B-2 Preferred Stock of the Company, par value $0.0001.

“Series C Preferred Per Share Amount” means an amount of cash, without interest, equal to the sum of (a) the Series C Preferred Per Share Preference plus (b) the Common Per Share Amount, rounded to five decimal places.

“Series C Preferred Per Share Preference” means a dollar amount equal to $2.34 per share of Series C Preferred Stock.

“Series C Preferred Stock” means the Series C Preferred Stock of the Company, par value $0.0001.

“Set-Off Pro Rata Share” means, with respect to an Equityholder immediately prior to the Merger, a fraction, (a) the numerator of which is the sum of (i) the total number of shares of

Company Common Stock that are issued and outstanding immediately prior to the Effective Time, (ii) the total number of shares of Company Common Stock that are issuable upon the conversion in full of all shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time and (iii) the total number of shares of Company Common Stock that are issuable upon the conversion or exercise in full of all convertible securities, options, warrants or other rights to acquire Company Capital Stock (whether vested or unvested) held by such Equityholder and (b) the denominator of which is the Fully Diluted Common Number.

“Straddle Period” means any taxable period that includes, but does not end on, the Closing Date.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Tax” means any and all taxes, including any income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit, custom duty, escheat or other tax or other like assessment or charge, together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority.

“Tax Return” means any return, report, declaration, claim for refund, information return or other document (including schedules thereto, other attachments thereto, amendments thereof, or any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Tax, or the administration of any laws, regulations or administrative requirements relating to any Tax.

(b)    Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Acceleration Event	Section 2.08(d)
Advisory Group	Section 11.01(c)
Aggregate Damages	Section 10.03(b)
Agreement	Preamble
Amended and Restated Certificate of Incorporation	Section 2.03(a)
Ancillary Documents	Section 3.02(a)
Buy-Back	Section 2.10(a)
Canceled Shares	Section 2.04(a)
CCC	Recitals
Certificate of Merger	Section 2.02(c)
Claim Certificate	Section 10.04(a)
Claim Dispute Notice	Section 10.04(c)
Closing	Section 2.01
Closing Date	Section 2.01

Term	Section
Closing Statement	Section 2.07(f)
Commercially Reasonable Efforts	Section 2.08(b)
Company	Preamble
Company Board of Directors	Recitals
Company Board Recommendation	Section 3.02(b)
Company Closing Certificate	Section 8.02(d)(v)
Company Cure Period	Section 9.01(d)
Company Indemnified Parties	Section 6.03(a)
Company Securities	Section 3.05(c)
Company Stock Certificate	Section 2.07(a)
Confidentiality Agreement	Section 6.02(a)
Consideration Spreadsheet	Section 5.06(a)
Contingent Merger Consideration Set-Off	Section 2.09
Continuing Employee	Section 6.01(a)
D&O Tail Policy	Section 6.03(b)
Deductible	Section 10.03(b)
DGCL	Recitals
Disputed Amounts	Section 2.07(i)
Disqualified Individual	Section 5.05
DOJ	Section 6.01(c)
Effective Time	Section 2.02(c)
Employee Plans	Section 3.19(b)
End Date	Section 9.01(b)
Equityholder Indemnified Parties	Section 10.02(b)
Equityholder Representative	Section 11.01(a)
Equityholder Representative Engagement Agreement	Section 11.01(c)
Equityholder Representative Expenses	Section 11.01(c)
Equityholder Representative Group	Section 11.01(b)
Escrow Agent	Section 2.07(e)
Escrow Agreement	Section 2.07(e)
Estimated Closing Indebtedness	Section 2.07(d)
Estimated Closing Statement	Section 2.07(d)
Estimated Company Transaction Expenses	Section 2.07(d)
Existing Representation	Section 6.06(a)
FDA Laws	Section 3.10(c)
FR Expiration Date	Section 10.01(a)
FTC	Section 6.01(c)
General Expiration Date	Section 10.01(a)
Holder Group	Section 6.06(a)
Indemnitee	Section 10.05(a)
Indemnitor	Section 10.05(a)
Independent Accountant	Section 2.07(i)
Information Statement	Section 5.02
Interim Period	Section 5.01(a)

Term	Section
Invoice	Section 5.06(b)
Leased Real Property	Section 3.12(a)
Letter of Transmittal	Section 2.07(b)
Liabilities	Section 3.08
Material Contract	Section 3.09(a)
Merger	Recitals
Merger Sub	Preamble
Merger Sub Board of Directors	Recitals
Merger Sub Common Stock	Section 2.04(a)
Milestone	Section 2.08(a)
Milestone Payment	Section 2.08(a)
Net Sales Statement	Section 2.08(e)
Non-Competition Agreement	Recitals
Option Consideration	Section 2.05
Option Period	Section 2.10(c)
Option Term Sheet	Section 2.10(c)
Parent	Preamble
Parent Benefit Plans	Section 6.04(b)
Parent Closing Certificate	Section 8.03(c)
Parent Cure Period	Section 9.01(e)
Parent Indemnified Parties	Section 10.02(a)
Parent Prepared Returns	Section 7.04(b)
Parties	Preamble
Payment Agent	Section 2.07(b)
Payoff Letter	Section 5.06(b)
Permits	Section 3.17
Permitted Liens	Section 3.13(a)(iii)
Post-Closing Adjustment	Section 2.07(k)
Real Property Lease	Section 3.12(a)
Related Person	Section 3.21
Resolution Period	Section 2.07(h)
Review Period	Section 2.07(g)
Right of First Negotiation	Section 2.10(a)
Right of First Negotiation Period	Section 2.10(c)
ROFN Notice	Section 2.10(c)
Seller Prepared Returns	Section 7.04(a)
Specified Accounting Principles	Section 2.07(d)
Statement of Objections	Section 2.07(h)
Support Agreement	Recitals
Surrender	Section 2.07(c)
Surviving Corporation	Section 2.02(a)
Tax Benefit	Section 10.03(a)
Tax Contest	Section 7.06
Third-Party Claim	Section 10.05(a)

Term	Section
Transfer Taxes	Section 7.03
Undisputed Amounts	Section 2.07(i)
Waived Parachute Payments	Section 5.05
WARN Act	Section 3.19(n)
Warrant Consideration	Section 2.06
Written Consent	Section 5.02

Section 1.02    Interpretative Provisions.

(a)    The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)    The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to the Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified.

(c)    Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(d)    All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(e)    Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import.

(f)    The use of the word “or” shall not be exclusive.

(g)    The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(h)    The word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(i)    A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation.

(j)    Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. No prior draft of this Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction of this Agreement. No parol evidence shall be introduced in the construction or interpretation of this Agreement unless the ambiguity or uncertainty in issue is plainly discernable from a reading of this Agreement without consideration of any extrinsic evidence. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the Parties intend that, except as reasonably apparent on the face of the Agreement or as expressly provided in this Agreement, each such provision shall be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content). The doctrine of election of remedies shall not apply in constructing or interpreting the remedies provisions of this Agreement or the equitable power of a court considering this Agreement or the transactions contemplated hereby.

(k)    The Parties agree that any reference in a particular Section of the Company Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (ii) any other representations and warranties of such party that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent to an individual who has read that reference and such representations and warranties.

(l)    Any statement in this Agreement to the effect that any information, document or other material has been “made available” to Parent or any of its Representatives means that such information, document or other material was posted to the electronic data room hosted by or on behalf of the Company at https://desouzatech.firmex.com in connection with the transactions contemplated hereby no later than 11:59 p.m. Pacific Time on the date that is two days prior to the Final Schedule Date and has been made available on a continuous basis by or on behalf of the Company for review therein by Parent and its Representatives since such time.

Section 1.03    Effectiveness of Agreement. This Agreement shall become effective at such time as there has been deemed to be a Merger Agreement Effective Date in accordance with Section 2.6 of the Option Agreement. No provision of this Agreement (other than Article 11 (excluding Section 11.01) and Section 9.01(g)) shall be effective until the Merger Agreement Effective Date.

ARTICLE II

DESCRIPTION OF THE TRANSACTION

Section 2.01    Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically by exchange of PDF copies of documents on a date and at a time to be specified by the Parties, but no later than [***] after the satisfaction or waiver of the last of the conditions set forth in Article VIII to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other time, date and location, or in such other manner, as the Parties agree in writing. The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.”

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Section 2.02    The Merger; Effect of the Merger; Effective Time.

(a)    Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease, and the Company (in its capacity as the corporation surviving the Merger, the “Surviving Corporation”) will continue as the corporation surviving the Merger.

(b)    The Merger shall have the effects provided in this Agreement and Applicable Law.

(c)    Concurrently with, or as promptly as practicable after the Closing, the Parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger in the form attached hereto as Exhibit C (the “Certificate of Merger”) and executed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL in order to consummate the Merger. The Merger shall become effective at the time the Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such other date and time as is agreed by Parent and the Company and specified in the Certificate of Merger (such date and time, the “Effective Time”).

Section 2.03    Certificate of Incorporation and Bylaws; Directors and Officers. Unless otherwise agreed in writing by Parent and the Company prior to the Effective Time:

(a)    the Company’s certificate of incorporation shall be amended and restated as of the Effective Time in accordance with the relevant provisions of the DGCL to read in its entirety as set forth in Exhibit D hereto (the “Amended and Restated Certificate of Incorporation”), and, as so amended, such Amended and Restated Certificate of Incorporation shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with its terms and conditions and Applicable Law;

(b)    the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter changed or amended in accordance with the terms and conditions stated therein or under Applicable Law; and (c i the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified by Parent in its sole discretion prior to the Effective Time.

Section 2.04    Conversion of Shares. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any Equityholder:

(a)    Subject to Section 2.07, Section 2.12 and Article X:

(i)    Each share of Series A Preferred Stock outstanding immediately prior to the Effective Time (other than the Canceled Shares) shall cease to exist, be automatically canceled and be converted into the right to receive the Series A Preferred Per Share Amount;

(ii)    Each share of Series B Preferred Stock or Series B-2 Preferred Stock outstanding immediately prior to the Effective Time (other than the Canceled Shares) shall cease to exist, be automatically canceled and be converted into the right to receive the Series B/B-2 Preferred Per Share Amount;

(iii)    Each share of Series C Preferred Stock outstanding immediately prior to the Effective Time (other than the Canceled Shares) shall cease to exist, be automatically canceled and be converted into the right to receive the Series C Preferred Per Share Amount;

(iv)    Each share of New Series Preferred Stock outstanding immediately prior to the Effective Time (other than the Canceled Shares) shall cease to exist, be automatically canceled and be converted into the right to receive the New Series Preferred Per Share Amount;

(v)    Each share of Company Common Stock outstanding immediately prior to the Effective Time (other than the Canceled Shares) shall be converted into the right to receive the Common Per Share Amount;

(vi)    each share of Company Capital Stock held by the Company, Merger Sub or Parent or any direct or indirect subsidiary of the Company or Parent as of immediately prior to the Effective Time (the “Canceled Shares”) shall be canceled and extinguished without any conversion thereof; and

(vii)    each share of the common stock, $0.01 par value, of Merger Sub (the “Merger Sub Common Stock”) outstanding as of immediately prior to the Effective Time shall be converted into, and exchanged for, one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

Section 2.05    Treatment of Company Options. At the Effective Time, each Company Option that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, and that has not been exercised prior to the Effective Time, shall be canceled and extinguished and converted into the right to receive with respect to In-Money Options an amount in cash, if any, equal to the product obtained by multiplying (a) the aggregate number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (b) the amount, if any, by which the Common Per Share Amount exceeds the exercise price per share of such Company Option (the “Option Consideration”). Payments of the Option Consideration to employees and former employees of the Company shall be remitted through the payroll system of the Surviving Corporation. The Option Consideration, less the portions of such Option Consideration in respect of the Milestone Payments or to be deposited in the Equityholder Expense Fund and the Indemnity Escrow Fund pursuant to Section 2.07(e), shall be paid as soon as administratively practicable following the Effective Time. Portions of Option Consideration in respect of the Milestone Payments or deposited in the Equityholder Expense Fund and the Indemnity Escrow Fund pursuant to Section 2.07(e) shall be paid when distributions of such amounts, if any, are made to Company Stockholders. For the avoidance of doubt, all Out-of-Money Options shall be cancelled and shall not have any right to receive any consideration in respect thereof.

Section 2.06    Treatment of Company Warrants. At the Effective Time, each Company Warrant that is outstanding immediately prior to the Effective Time shall be canceled and extinguished as of immediately prior to the Effective Time and converted into the right to receive an amount in cash equal to the product obtained by multiplying (a) the aggregate number of shares of Company Common Stock for which such Company Warrant was exercisable (after converting all shares of Company Capital Stock subject to such Company Warrant to Company Common Stock) immediately prior to the Effective Time and (b) the amount, if any, by which the Common Per Share Amount exceeds the exercise price per share of such Company Warrant (the “Warrant Consideration”). Upon delivery of a Letter of Transmittal required pursuant to Section 2.07(b), duly completed and validly executed in accordance with the instructions thereto, each holder of a Company Warrant shall be entitled to receive in exchange therefor the Warrant Consideration, less the portions of such Warrant Consideration in respect of the Milestone Payments or to be deposited in the Equityholder Expense Fund and the Indemnity Escrow Fund pursuant to Section 2.07(e) with respect to each share of Company Capital Stock subject to such Company Warrant, and Parent shall cause such payment to be made to the holder of such Company Warrant.

Section 2.07    Closing of the Company’s Transfer Books; Exchange of Certificates; Payment of Merger Consideration and Escrow Fund.

(a)    At the Effective Time, holders of certificates representing shares of Company Capital Stock that were outstanding immediately prior to the Effective Time (each certificate, a “Company Stock Certificate”) shall cease to have any rights as Equityholders, and the stock transfer books of the Company shall be closed with respect to all shares of Company Capital Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Capital Stock shall be made on the Company’s stock transfer books after the Effective Time. If, after the Effective Time, a Company Stock Certificate is presented to the Surviving Corporation or Parent in accordance with this Section 2.07, such Company Stock Certificate shall be canceled and exchanged as provided in this Section 2.07.

(b)    Prior to the Effective Time, Parent shall appoint PNC Bank as agent (the “Payment Agent”) for the purpose of exchanging surrendered Company Stock Certificates with applicable Pro Rata Shares of the Merger Consideration to be paid pursuant to Section 2.04, Section 2.05, Section 2.06 and Section 2.08 (other than that portion of the Merger Consideration to be paid through the Company’s payroll system pursuant to Section 2.05). At least ten (10) Business Days prior to the Closing Date, Parent shall send, or shall cause the Payment Agent to send, to each holder of shares of Company Capital Stock as of immediately prior to the Effective Time a letter of transmittal (in a form reasonably acceptable to Parent and the Surviving Corporation, which shall include an acknowledgement and agreement to be bound by this Agreement, including the provisions of Article X and Article XI) (each a “Letter of Transmittal”) and instructions for use in such exchange.

(c)    Upon surrender of a Company Stock Certificate for cancellation to the Payment Agent, together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, (i) the surrendering holder shall be entitled to receive such amount in cash in exchange for such surrender as provided by Section 2.04(a), less the portions of such consideration in respect of the Milestone Payments or to be deposited in the Equityholder Expense Fund and the Indemnity Escrow Fund pursuant to Section 2.07(e), and (ii) the Company Stock Certificate so surrendered shall forthwith be canceled. The Payment Agent shall, promptly after receipt of a properly surrendered Company Stock Certificate and duly completed and validly executed Letter of Transmittal, cause the payment described in the preceding sentence to be sent by check to the holder of such Company Stock Certificate at the mailing address designated by such holder in the Letter of Transmittal delivered with such Company Stock Certificate; provided, that the Payment Agent shall deliver or cause to be delivered such amounts on the Closing Date to any holder of Company Capital Stock that has delivered a properly surrendered Company Stock Certificate and duly executed and completed a Letter of Transmittal at least three (3) Business Days prior to the Closing Date. Until surrendered in compliance with this Section 2.07 (each such compliant surrender, a “Surrender”), each outstanding Company Stock Certificate that as of immediately prior to the Effective Time represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all purposes, to evidence only the right to receive, contingent upon Surrender, the Series A Preferred Per Share Amount, Series B/B-2 Preferred Per Share Amount, the Series C Preferred Per Share Amount, the New Series Preferred Per Share Amount or Common Per Share Amount, as applicable, for each of such shares pursuant to Section 2.04(a) (subject to the provisions hereof relating to Milestone Payments, the Equityholder Expense Fund and the Indemnity Escrow Fund). If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any payment therefor, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

(d)    At least three (3) Business Days before the Closing, the Company shall prepare and deliver to Parent a statement (the “Estimated Closing Statement”) setting forth its good faith estimate of Company Transaction Expenses (the “Estimated Company Transaction Expenses”) and the estimated Closing Indebtedness (the “Estimated Closing Indebtedness” ), which statement shall contain an estimated balance sheet of the Company as of the Closing Date (without giving effect to the transactions contemplated herein), and a certificate of the Chief Executive Officer of the Company that the Estimated Closing Statement was prepared in accordance with GAAP, applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that are used in the preparation of the Company’s unaudited month-end financial statements (the “Specified Accounting Principles”). On the Closing Date, the Parent shall pay the Payment Agent an amount equal to the Estimated Closing Merger Consideration, less the amount payable in respect of Option Consideration payable pursuant to Section 2.05, less the amount to be deposited in the Equityholder Expense Fund and the Indemnity Escrow Fund pursuant to Section 2.07(e), by wire transfer of immediately available funds to the bank account listed on Schedule 2.07 hereof (it being understood that any payment to a Company Optionholder who is a current or former employee of the Company shall be made through the Surviving Corporation’s payroll).

(e)    On the Closing Date, Parent shall deliver to (i) the Equityholder Representative the Equityholder Expense Fund, which amount shall be held in accordance with the agreement providing therefor between the Equityholder Representative and the Company and (ii) PNC Bank, National Association, a national banking association (the “Escrow Agent”), as the escrow agent under the Escrow Agreement in the form attached hereto as Exhibit E (the “Escrow Agreement”), the Indemnity Escrow Fund, which amounts shall be held by the Escrow Agent in accordance with the terms of the Escrow Agreement. The Equityholder Expense Fund and the Indemnity Escrow Fund shall be funded by deducting from the amount otherwise payable to an Equityholder such Equityholder’s Pro Rata Share of the Equityholder Expense Fund and the Indemnity Escrow Fund (and such Pro Rata Share of the Equityholder Expense Fund and the Indemnity Escrow Fund shall be allocated equally on a pro rata basis for purposes of Section 2.07(c) among all shares of Company Capital Stock formerly held by such Equityholder and shares of Company Capital Stock subject to either a Company Warrant pursuant to which Warrant Consideration was payable to such holder at the Effective Time or a Company Option pursuant to which Option Consideration was payable to such holder at the Effective Time).

(f)    Within sixty (60) days after the Closing Date, Parent shall prepare and deliver to the Equityholder Representative a statement setting forth its calculation of Company Transaction Expenses and Closing Indebtedness (the “Closing Statement”), which statement shall contain an unaudited balance sheet of the Company as of the Closing Date (without giving effect to the transactions contemplated herein), and a certificate of the Chief Financial Officer of Parent that the Closing Statement was prepared in accordance with the Specified Accounting Principles.

(g)    After receipt of the Closing Statement, the Equityholder Representative shall have thirty (30) days (the “Review Period”) to review the Closing Statement. During the Review Period, the Equityholder Representative and its accountants shall have full access to the books and records of the Company, the personnel of, and work papers prepared by, Parent and/or its accountants to the extent that they relate to the Closing Statement and to such historical financial information (to the extent in Parent’s possession) relating to the Closing Statement as the Equityholder Representative may reasonably request for the purpose of reviewing the Closing Statement and to prepare a Statement of Objections (defined below); provided, that such access shall be in a manner that does not interfere with the normal business operations of Parent or the Company.

(h)    On or prior to the last day of the Review Period, the Equityholder Representative may object to the Closing Statement by delivering to Parent a written statement setting forth its objections in reasonable detail, indicating each disputed item or amount and the basis for its disagreement therewith (the “Statement of Objections”). If the Equityholder Representative fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Statement shall be deemed to have been accepted by the Equityholder Representative and be final and binding. If the Equityholder Representative delivers the Statement of Objections before the expiration of the Review Period, Parent and the Equityholder Representative shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Closing Statement with such changes as may have been previously agreed in writing by Parent and the Equityholder Representative, shall be final and binding.

(i)    If the Equityholder Representative and Parent fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before the expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts” and any amounts not so disputed, the “Undisputed Amounts”) may be submitted by either Parent or the Equityholder Representative for resolution to the San Francisco office of BDO or, if BDO is unable to serve, Parent and the Equityholder Representative shall appoint by mutual agreement the San Francisco office of an impartial nationally recognized firm of independent certified public accountants (the “Independent Accountant”) who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and the Closing Statement. The Parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountant shall only decide the specific items under dispute by the Parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Statement and the Statement of Objections, respectively.

(j)    The fees and expenses of the Independent Accountant shall be paid by the Equityholder Representative (on behalf of the Stockholders and Optionholders), on the one hand, and by Parent, on the other hand, based upon the percentage that the amount actually contested but not awarded to the Equityholder Representative or Parent, respectively, bears to the aggregate amount actually contested by the Equityholder Representative and Parent. Any such fees and expenses payable by the Equityholder Representative shall be paid from the Equityholder Expense Fund to the extent available.

(k)    The Independent Accountant shall make a determination as soon as practicable within 30 days (or such other time as the Parties hereto shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Statement shall be conclusive and binding upon the Parties hereto (any amount payable pursuant to Section 2.07(f) through (k), the “Post-Closing Adjustment”).

(l)    If the Closing Merger Consideration, as determined pursuant to this Section 2.07, is less than the Estimated Closing Merger Consideration, then the Equityholder Representative and Parent shall, within five (5) Business Days after the final determination of the Post-Closing Adjustment, jointly instruct the Escrow Agent to disburse from the Indemnity Escrow Fund by wire transfer of immediately available funds to Parent, the Post-Closing Adjustment.

(m)    If the Closing Merger Consideration, as determined pursuant to this Section 2.07, is greater than the Estimated Closing Merger Consideration, then Parent shall, within five (5) Business Days after the final determination of the Post-Closing Adjustment, (i) deposit with the Payment Agent, for distribution to the Equityholders in accordance with their Pro Rata Shares, such Equityholders’ and Optionholders’ aggregate Pro Rata Share of the Post-Closing Adjustment, (ii) deposit with the Company, for distribution to the employee Optionholders in accordance with their Pro Rata Shares, such Optionholders’ aggregate Pro Rata Share of the amount of the Post-Closing Adjustment.

(n)    If the Closing Merger Consideration, as determined pursuant to this Section 2.07, is equal to the Estimated Closing Date Merger Consideration, neither the Equityholders nor the Parent shall make any payment to the other party pursuant to this Section 2.07(n).

(o)    Any payments made pursuant to Section 2.07 shall be treated as an adjustment to the Closing Merger Consideration by the Parties for Tax purposes, unless otherwise required by Law.

(p)    Any portion of the Merger Consideration that remains undistributed to Equityholders as of the third anniversary of this Agreement shall be delivered to Parent upon demand, and Equityholders who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 2.07 shall thereafter (if Parent has made such demand) look only to Parent for satisfaction of their claims, which such satisfaction in any event shall be without any interest thereon, for any Merger Consideration payable with respect to the shares of Company Capital Stock previously represented by such Company Stock Certificates. Neither Parent nor the Surviving Corporation shall be liable, including for losses incurred complying with any public official pursuant to any applicable abandoned property, escheat or similar law, to any holder or former holder of shares of Company Capital Stock following the third anniversary of this Agreement.

Section 2.08    Milestone Payments.

(a)    Upon the occurrence of any of the events set forth in the table below under “Milestone Event” (each a “Milestone”) (for the avoidance of doubt, with respect of Milestone Events (iv)-(viii), the calculation of Net Sales for a calendar year shall occur within sixty (60) days after the end of any calendar year following the year in which the First Commercial Sale of any Company Product takes place) Parent shall, within fifteen (15) Business Days of each such event, deposit or cause to be deposited the amount of cash in U.S. dollars set forth in the table below under “Milestone Payment” opposite such Milestone (each, a “Milestone Payment”) to the Payment Agent for further distribution to the Equityholders, in each case (i) subject to any Contingent Merger Consideration Set-Off pursuant to Section 2.09 and withholding rights set forth in Section 2.11, (ii) less the amount of any Company Transaction Expenses that were unpaid as of 12:01 a.m. Pacific Time on the Closing Date, to the extent not accounted for in the determination of the Closing Merger Consideration, and (iii) less the portion of such amount, if any, allocable to Dissenting Shares; provided, that if any Milestone Payment becomes due and payable prior to the General Expiration Date, an amount equal to [***] of such Milestone Payment shall not be deposited with the Payment Agent and shall instead be deposited in the Indemnity Escrow Fund with the Escrow Agent, to be held by the Escrow Agent pursuant to the Escrow Agreement. Upon receipt of any Milestone Payment, the Payment Agent shall pay or cause to be paid to each Equityholder who is not a holder of Dissenting Shares, promptly, and in any event within five (5) Business Days of receipt of such payment, such Equityholder’s Set-Off Pro Rata Share of such Milestone Payment, provided that any payment to a Company Optionholder shall be made by March 15 of the calendar year following the year in which the applicable Milestone Event occurs (it being understood that any payment to a Company Optionholder who is a current or former employee of the Company shall be made through the Surviving Corporation’s payroll). Notwithstanding anything to the contrary set forth in this Agreement, in the event that Parent fails to timely deposit any Milestone Payment in accordance

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

with this Section 2.08(a), then the applicable Milestone Payment shall bear interest from the date upon which such Milestone occurred until the date of deposit of the Milestone Payment with the Payment Agent, at a rate per annum equal to [***].

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b)    During the period beginning on the Closing Date and ending on the date each of the Regulatory Milestones set forth in Section 2.08(a)(ii) and (iii) has been achieved (“Milestone Efforts Period”), Parent shall use Commercially Reasonable Efforts to achieve the applicable Regulatory Milestones to the extent that they have not been achieved by the Company prior to the Effective Time. For purposes of the foregoing, “Commercially Reasonable Efforts” [***].

(c)    To the extent not completed by the Company prior to the Effective Time, Parent shall continue and conduct the HF-BCC Phase II Trial through the HF-BCC Phase II Trial Period.

(d)    In the event that (i) (A) Parent, subject to the obligations of the Right of First Negotiation, consummates a Change of Control without a corresponding transfer of the obligations under this Section 2.08 to a party with the financial wherewithal to satisfy such obligations, (B) Parent or any of its Subsidiaries completes an Acquisition of a Competing Product, or (C) Parent materially breaches the obligations in Section 2.08(b) and Section 2.08(c) (such event an “Acceleration Event”) and (ii) the Regulatory Milestones have not been achieved, but are still reasonably attainable at such time, then [***] of the Milestone Payments associated with such Regulatory Milestones that have not been achieved and paid in full but that are still reasonably attainable at such time and that relate to the indication with respect to which such Acceleration Event occurred shall become immediately due and payable in accordance with Section 2.08(a). Parent shall provide prompt (and in any event within fifteen (15) Business Days) written notice to the Equityholder Representative following the occurrence of any of the circumstances specified in clauses (i)(A), (i)(B), or (i)(C)of this Section 2.08(d) during the Milestone Efforts Period.

(e)    During the period beginning on the Closing Date and ending on the earlier of (i) the date each of the Milestones set forth in Section 2.08(a) has been achieved and (ii) that date that Parent and the Equityholder Representative determine jointly that the remaining Milestones are no longer reasonably attainable, Parent shall deliver to the Equityholder Representative a report (the “Progress Report”) sixty (60) days following the end of each calendar year summarizing in reasonable detail and on a reasonably current basis all material developments and circumstances relating to the achievement of the Milestones and the business of Parent and the Surviving Corporation related thereto. Upon the reasonable request of the Equityholders’

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Representative, Parent shall, and shall cause the Surviving Corporation to, upon reasonable notice and at a reasonable time following delivery of each such Progress Report, make available the relevant employees of Parent with responsibility for development of the Company Product to meet with the Equityholder Representative in person to discuss and to provide information to, and respond to questions from, the Equityholder Representative with respect to matters reasonably relating to each such Progress Report. From the date of the First Commercial Sale of the Company Product until the Milestone Events (iv)-(viii) of Section 2.08(a) have been achieved, in any year in which Parent has determined that Net Sales of the Company Product are within [***] of the achievement of any unachieved Net Sales Milestone, Parent shall (i) deliver to the Equityholder Representative, as promptly as practicable, but in any event within sixty (60) days after the end of such calendar year, a statement setting forth Parent’s calculation of Net Sales of the Company Product for such calendar year (each, a “Net Sales Statement”), including a breakdown of gross sales, net deductions and Net Sales by product, and (ii) make available, upon reasonable notice and at a reasonable time, during normal business hours, the relevant accounting team of Parent to, at Parent’s option, meet with the Equityholder Representative via teleconference or correspond via email to respond to questions from the Equityholder Representative with respect to matters reasonably relating to each such Net Sales Statement.

(f)    The Equityholder Representative shall hold in confidence and shall not disclose to any other Person the information provided to it pursuant to Section 2.08(e) except to the extent that such information can be shown to have been in the public domain through no fault of the Equityholders’ Representative; provided, that the Equityholder Representative may disclose such information to the Permitted Recipients (including the Advisory Group) so long as each such Permitted Recipient (i) is informed of the confidential nature of such information and (ii) executes a confidentiality agreement with the Equityholder Representative regarding such information (A) that is comparable to and no less restrictive than the terms of Section 2.08(e) with respect to the Equityholder Representative (provided, however, that if such Permitted Recipient is a venture capital fund, it shall be permitted to (y) disclose such information to its auditors for purposes of enabling such auditors to confirm the reasonableness of the methodology utilized by such venture capital fund in valuing its expected return from the Merger and (z) disclose to prospective and current limited partners the valuation such venture capital fund has placed on its expected return from the Merger and the likelihood that the Milestone Payments will be received), (B) contains the acknowledgement and agreement referred to in the last sentence of Section 2.08(e) and (C) to which Parent is made an express third party beneficiary. At the request of Parent, the Equityholder Representative shall deliver, or cause to be delivered to Parent, true and correct copies of each such confidentiality agreement.

(g)    For the avoidance of doubt, the Parties acknowledge and agree that all payments made pursuant to this Section 2.08 (including the Contingent Merger Consideration) constitute consideration paid for shares of the Company Capital Stock for income tax purposes (except to the extent paid to a Company Optionholder pursuant to Section 2.08(a) in respect of compensatory options), and shall be treated as such by the Parties for all tax reporting purposes.

Section 2.09    Set-Off Right. Notwithstanding anything to the contrary in this Agreement, but subject to the limitations on indemnification in Article X and solely following the General Expiration Date, the obligation of Parent to make any Milestone Payment shall be qualified in its entirety by the right of Parent to reduce, by up to [***], the amount of any such

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Milestone Payment (a “Contingent Merger Consideration Set-Off), to the extent Parent has an indemnification claim under Article X pending at the time such Milestone Payment becomes due and payable under Section 2.08, by the amount of any Damages incurred or suffered, or (until the amount is resolved pursuant to Article X) reasonably likely to be incurred or suffered, by any Parent Indemnified Party and subject only to the express limitations on indemnification set forth in Article X, and any other amounts shall be paid to the Equityholders in accordance with Section 2.08(a). In the event that the aggregate amount set off from a Milestone Payment made to the Equityholders pursuant to this Section 2.09 with respect to any indemnification claim pursuant to Article X is greater than the aggregate amount of Damages finally determined to be payable in respect of such indemnification claim in accordance with Article X, Parent shall, or shall cause the Surviving Corporation to, within ten (10) days after such final determination, pay the amount of such excess, without interest, to the Payment Agent for payment to the Equityholders in cash in accordance with Section 2.08 in the respective amounts they would have been entitled to receive had such amount not been retained or set-off by Parent (it being understood that any payment to a Company Optionholder who is a current or former employee of the Company shall be made through the Surviving Corporation’s payroll).

Section 2.10    Right of First Negotiation.

(a)    In accordance with the obligations of Section 2.10(b) and Section 2.10(c) (the “Buy-Back”), Parent hereby grants to Equityholder Representative, on behalf of the Equityholders, the right (the “Right of First Negotiation”) to exclusively negotiate regarding a possible buy-back of the rights to Company Products (including, without limitation, all Intellectual Property Rights attributable to the development of such property prior to the consummation of such Buy-Back).

(b)    The Equityholder Representative may exercise the Right of First Negotiation, in the case of the following:

(i)    During the Milestone Efforts Period, Parent takes the action set forth in Section 2.08(d)(i)(B) or Section 2.08(d)(i)(C); or

(ii)    Parent provides notice to the Equityholder Representative that Parent is contemplating entering into a transaction that will result in a Change of Control.

(c)    No later than ten (10) Business Days following either of the events set forth in Section 2.10(b)(i) and Section 2.10(b)(ii), Parent shall (i) provide written notice (the “ROFN Notice”) to the Equityholder Representative that the Equityholder Representative may exercise the Right of First Negotiation on behalf of the Equityholders and (ii) negotiate in good faith with the Equityholder Representative for up to 30 days after the Equityholder Representative’s receipt of such notice (the “Option Period”) with respect to such rights applicable under such Right of First Negotiation. If, during an Option Period, the Equityholder Representative notifies Parent that the Equityholder Representative chooses not to exercise the Right of First Negotiation or, at the expiration of the Option Period the Parties have not agreed on the principal terms of the Buy-Back, Parent may take either of the actions contemplated in Section 2.10(b) and set forth in the ROFN Notice with any third party; provided, that the terms of such transaction are no less favorable in the aggregate to Parent (including economics, indemnification and closing conditions) than those proposed by the Equityholder Representative during the Option Period. If, during an Option Period, the Parties determine to pursue the Buy-Back on principal terms acceptable to each of the Parties and reflected in an executed non-binding term sheet (the “Option Term Sheet”), the Parties shall negotiate exclusively in good faith for up to 90 days (the “Right of First Negotiation Period”) for the purpose of entering into a separate agreement with respect to the Buy-Back on terms acceptable to the Parties, acting reasonably and in good faith; provided, that if the Parties do not enter into such definitive agreement within the Right of First Negotiation Period, Parent may take either of the actions contemplated in Section 2.10(b) and set forth in the ROFN Notice with any third party; provided, that the terms of such transaction are no less favorable to Parent in the aggregate than those in the Option Term Sheet (including economics, indemnification and closing conditions), except that, if Parent does not enter into such transaction with any third party within six (6) months after the end of the Option Period, Parent shall not enter into and continue negotiations with any third party with respect to such transaction without again complying with this Section 2.10(c).

Section 2.11    Withholding Rights. Each of Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from any consideration or other amount payable or otherwise deliverable to any Equityholder or former Equityholder or other Person pursuant to this Agreement such amounts as Parent, Merger Sub or the Surviving Corporation, as the case may be, is required to deduct or withhold therefrom under the Code, or any Tax law, with respect to the making of such payment; provided, however, that Parent shall provide at least three (3) days’ notice of its intention to make, and shall provide the Company or the relevant recipient a reasonable opportunity to mitigate or eliminate, any withholding other than U.S. federal backup withholding and employee withholding with respect to payments pursuant to Section 2.05. To the extent that such amounts are so withheld and remitted to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom or to which such amounts would otherwise have been paid.

Section 2.12    Dissenting Shares.

(a)    Notwithstanding anything to the contrary contained in this Agreement, to the extent that (i) the provisions of Section 262 of the DGCL are or prior to the Effective Time may become applicable to the Merger or (ii) the provisions of Chapter 13 of the CCC are or prior to the Effective Time may become applicable to the Merger by reason of Section 2115 of the CCC, then, in each such case, any share of Company Capital Stock that, as of the Effective Time, may carry appraisal rights under Section 262 of the DGCL or is or may become a “dissenting share” within the meaning of Section 1300(b) of the CCC shall not be converted into or represent the right to receive the Series A Preferred Per Share Amount, Series B/B-2 Preferred Per Share Amount, Series C Preferred Per Share Amount, New Series Preferred Per Share Amount or Common Per Share Amount, as applicable, and the holder or holders of such share shall be entitled only to such rights as may be granted to such holder or holders in Section 262 of the DGCL or Chapter 13 of the CCC; provided, however, that if the status of any such share as a share carrying appraisal rights or a “dissenting share” shall not be perfected or shall be withdrawn, or if any such share shall lose its status as a share carrying appraisal rights or as a “dissenting share,” then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such share shall automatically be converted into and shall represent only the right to receive (upon the Surrender of the certificate representing such share) the Series A Preferred Per Share Amount, Series B/B-2 Preferred Per Share Amount, Series C Preferred Per Share Amount, New Series Preferred Per Share Amount or Common Per Share Amount, as applicable, in accordance with Section 2.04, without any interest thereon.

(b)    The Company shall give Parent (i) prompt notice and a copy of any written demand received by the Company prior to the Effective Time to require payment for shares of Company Capital Stock pursuant to Section 262 of the DGCL or Chapter 13 of the CCC and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL or the CCC, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

Section 2.13    Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation and its Subsidiaries or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and its Subsidiaries and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to Section 1.02(k), except as set forth in the Company Disclosure Schedule, as of the Merger Agreement Effective Date and as of the Closing Date, the Company represents and warrants to Parent and Merger Sub as set forth in this Article III. The Company acknowledges and agrees that the Final Merger Agreement Company Disclosure Schedule (as defined in the Purchase Option Agreement) delivered in accordance with Section 2.6 of the Purchase Option Agreement (or if not so delivered as required by Section 2.6, the Initial Merger Agreement Company Disclosure Schedule (as defined in the Purchase Option Agreement), as attached hereto) shall constitute the Company Disclosure Schedule as of the Final Schedule Date.

Section 3.01    Corporate Existence and Power.

(a)    The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, to own or use the properties and assets that it purports to own or use and to perform all its obligations under all Material Contracts. The Company is duly qualified to do business as a foreign corporation or other entity and is in good standing in each jurisdiction where such qualification is necessary.

(b)    The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement. The Company has not agreed or is obligated to, directly or indirectly, make any future investment in or capital contribution or advance to any Person. No insolvency or similar proceedings have been initiated or applied for with respect to the Company and no reasons exist why such proceedings would need to be initiated, including the Company being over-indebted or unable to pay its debts as they become due, and no such inability to pay debts is imminent.

(c)    The Company has made available to Parent accurate and complete copies of: (i) the certificate of incorporation and bylaws, including all amendments thereto, of the Company; (ii) the stock records of the Company; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company, the Company Board of Directors and all committees thereof. There has not been any violation of any of the provisions of the certificate of incorporation or bylaws, including all amendments thereto, of the Company, and the Company has not taken any action that is inconsistent with any resolution adopted by the stockholders of the Company, the Company Board of Directors or any committee thereof.

Section 3.02    Corporate Authorization.

(a)    The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and all other agreements and instruments to be executed and delivered in connection herewith (the “Ancillary Documents”); and the execution, delivery and performance by the Company of this Agreement and the Ancillary Documents have been duly authorized by all necessary action on the part of the Company and the Company Board of Directors. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other Parties, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b)    At a meeting duly called and held, the Company Board of Directors has unanimously (i) determined that this Agreement and the transactions contemplated hereby are fair to, advisable and in the best interests of the Company’s stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby and (iii) resolved to recommend adoption of this Agreement and approval of the Merger and the other transactions contemplated hereby by the stockholders of the Company (the “Company Board Recommendation”).

(c)    The Requisite Stockholder Approval is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and thereby approve the Merger and the other transactions contemplated hereby.

Section 3.03    Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (b) the notification filing to be made under the HSR Act and the expiration or termination of the waiting period thereunder and (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities laws.

Section 3.04    Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (b) assuming compliance with the matters referred to in Section 3.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) assuming compliance with the matters referred to in Section 3.03, require any consent or other action by any Person under, result in a breach of, constitute a default, or an event that, with or without notice or lapse of time or both, would result in a breach of, or constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company is entitled under any provision of any Contract binding upon the Company, or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company or (d) result in the creation or imposition of any Lien on any asset of the Company.

Section 3.05    Capitalization.

(a)    Section 3.05(a)(i) of the Company Disclosure Schedule contains a complete and correct list of the designation, par value, number of authorized shares of each class and series of Company Common Stock and Company Preferred Stock, and number of issued and outstanding shares of each class and series of Common Stock and Preferred Stock, together with a list of, the number of shares owned by, accrued unpaid dividends with respect to, and number of shares of Company Common Stock into which each share is convertible with respect to. Section 3.05(a)(ii) of the Company Disclosure Schedule contains a complete and correct list of all outstanding Company Options to purchase shares of Company Common Stock.

(b)    Section 3.05(b)(i) of the Company Disclosure Schedule sets forth the number of shares of Company Common Stock the Company has reserved for issuance pursuant to the Company Equity Incentive Plans. All shares of Company Capital Stock that may be issued pursuant to the exercise of Company Options will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are, or when issued will be, fully paid, nonassessable and free of preemptive rights. Section 3.05(b)(ii) of the Company Disclosure Schedule contains a complete and correct list of all outstanding shares of Company Capital Stock that remain subject to vesting or forfeiture restrictions. Section 3.05(b)(iii) of the Company Disclosure Schedule contains a complete and correct list of each outstanding Company Option, including (i) the holder, (ii) the date of grant, (iii) the number of shares of Company Common Stock subject to such Company Option as of the Merger Agreement Effective Date, (iv) the exercise price per share of Company Common Stock subject to such Company Option, (v) whether such Company Option is intended to constitute an “incentive stock option” within the meaning of Section 422 of the Code and (vi) the date on which such Company Option expires. All Company Options were granted under the Company Equity Incentive Plans.

(c)    Except as set forth in this Section 3.05 and for changes since the Merger Agreement Effective Date resulting from the exercise of Company Options outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options, warrants, calls, subscriptions, rights of conversion or other rights, agreements, arrangements or commitments of any kind or character to acquire from the Company, or other obligation of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or reserved for issuance any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the “Company Securities”). Each share of each series of Preferred Stock shall be treated for purposes of the Merger and this Agreement as if all holders of such series had converted such holder’s shares of such series into shares of Company Common Stock on a one-for-one basis immediately prior to the Effective Time.

(d)    There are (i) no rights, agreements, arrangements or commitments of any kind or character, whether written or oral, relating to the capital stock of the Company to which the Company is a party, or by which it is bound, obligating the Company to repurchase, redeem or otherwise acquire any issued and outstanding shares of capital stock of the Company, (ii) no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company and (iii) no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect to which the Company is a party with respect to the governance of the Company or the voting or transfer of any shares of capital stock of the Company.

(e)    All outstanding shares of Company Capital Stock have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights, and have been issued and granted in compliance with (i) all applicable securities laws and other Applicable Laws and (ii) all requirements set forth in applicable Contracts.

Section 3.06    Financial Statements. The Company has delivered to Parent the Current Financial Statements. The Current Financial Statements (a) have been prepared from the books and records of the Company, (b) complied as to form in all material respects with applicable accounting requirements with respect thereto as of their respective dates, (c) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with each other (subject, in the case of unaudited interim period financial statements, to the absence of notes and normal year-end audit adjustments) and (d) fairly present, in accordance with GAAP, the financial condition of the Company at the dates therein indicated and the results of operations and cash flows of the Company for the periods therein specified (subject, in the case of unaudited interim period financial statements, to the absence of notes and normal year-end audit adjustments, none of which individually or in the aggregate will be material in amount).

Section 3.07    Absence of Certain Changes. Between the Current Balance Sheet Date and the Merger Agreement Effective Date, the business of the Company has been conducted in the ordinary course consistent with past practices and there has not been:

(a)    any event, occurrence, development or state of circumstances or facts that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)    any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company;

(c)    any amendment of the certificate of incorporation or bylaws or equivalent constituent documents (whether by merger, consolidation or otherwise) of the Company;

(d)    any splitting, combination or reclassification of any shares of Company Capital Stock or declaration, setting aside or payment of any dividend or other distribution or capital return (whether in cash, stock or property or any combination thereof) in respect of any Company Securities, or redemption, repurchase or other acquisition or offer to redeem, repurchase, or otherwise acquire any Company Securities;

(e)    (i) any issuance, grant, delivery or sale, or authorization of the issuance, grant, delivery or sale of, any shares of any Company Securities, other than the issuance of any shares of Company Common Stock upon the exercise of Company Options that were outstanding on the Current Balance Sheet Date in accordance with the terms of those Company Options on the Current Balance Sheet Date or (ii) amendment of any term of any Company Security (in each case, whether by merger, consolidation or otherwise);

(f)    any capital expenditures, or the incurrence of any obligation or liability in respect thereof, by the Company in excess of [***] individually or [***] in the aggregate;

(g)    any acquisition (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, by the Company of any assets, securities, properties, interests or businesses;

(h)    except for this Agreement, any adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any Applicable Law, or consent to the filing of any such petition;

(i)    any sale, lease, assignment or other transfer, or creation or incurrence of any Lien on, any assets, securities, properties, interests or businesses of the Company, other than sales of products or services in the ordinary course of business consistent with past practice;

(j)    any making by the Company of any loans, advances or capital contributions to, or investments in, any other Person;

(k)    any creation, incurrence, guarantee or assumption by the Company of any Indebtedness;

(l)    (i) any entry into any Contract that limits or otherwise restricts in any material respect the Company or any of its Affiliates or any successor thereto, or that would reasonably be expected to, after the Effective Time, limit or restrict in any material respect the Company, the Surviving Corporation, Parent or any of their respective Affiliates, from engaging or

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

competing in any line of business (including any grant of exclusivity with respect to Intellectual Property Rights or otherwise), in any location or with any Person or (ii) any entry into, amendment or modification in any material respect of, termination of or acceleration of the Company’s obligations under, any Material Contract or any waiver, release or assignment of any material rights, claims or benefits of the Company under any Material Contract;

(m)    other than as required by Applicable Law, any Contract, or the terms of any Employee Plan, (i) any entry into, termination, or amendment of any Employee Plan, employment agreement, independent contractor agreement, consulting agreement or collective bargaining agreement, (ii) any grant or increase in the annual base salary, annual bonus opportunity, annual fees, severance, benefit, or other payment, as applicable, to any current or former employee, independent contractor, consultant, or temporary employee of the Company, (iii) any acceleration of any compensation, fees, severance, or benefit payable, as applicable, to any current or former employee, independent contractor, consultant, or temporary employee, or (iv) hiring or terminating any current or former employee, independent contractor, consultant, or temporary employee;

(n)    any change in accounting controls, policies, principles, methods or practices, including any change in practices, policies and procedures with respect to cash management, collection of accounts receivable, reserves (whether for bad debts, contingent liabilities or otherwise), accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts receivable, accrual of other expenses, deferral of revenue and acceptance of customer deposits, of the Company, except as required by concurrent changes in GAAP and as agreed to by its independent public accountants;

(o)    any settlement, or offer or proposal to settle, (i) any Proceeding or claim involving or against the Company, (ii) any stockholder litigation or dispute against the Company or any of its officers or directors or (iii) any Proceeding that relates to the transactions contemplated hereby; or

(p)    (i) any material Tax election made or changed, (ii) any claim, notice, audit report or assessment in respect of material Taxes settled or compromised, or (iii) any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment consented to.

Section 3.08    No Undisclosed Liabilities. The Company has no liabilities, obligations or commitments whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (collectively, “Liabilities”), other than:

(a)    Liabilities that are adequately reflected or reserved against in the Current Balance Sheet;

(b)    Liabilities that have been incurred by the Company since the Current Balance Sheet Date in the ordinary course of business consistent with past practice and which are not, individually or in the aggregate, material in amount;

(c)    Liabilities under the Contracts identified in Section 3.09 of the Company Disclosure Schedule, to the extent the nature and magnitude of such Liabilities can be specifically ascertained by reference to the text of such Contracts; and

(d)    liabilities or obligations arising under this Agreement.

Section 3.09    Material Contracts.

(a)    The Company is not a party to or bound by any of the following (a Contract responsive to any of the following categories being herein referred to as a “Material Contract”):

(i)    any lease, rental or occupancy agreements, installment and conditional sale agreements, and other Contracts affecting the ownership of, leasing of, title to, use of, or any leasehold interest in property (whether real or personal);

(ii)    any Contract pursuant to which any Intellectual Property Right or Intellectual Property is or has been licensed, sold, assigned or otherwise conveyed or provided to the Company or pursuant to which any Person has agreed not to enforce any Intellectual Property Right against the Company, other than Contracts for Generally Available Software;

(iii)    any Contract pursuant to which any Intellectual Property Right or Intellectual Property is or has been licensed (whether or not such license is currently exercisable), sold, assigned or otherwise conveyed or provided to a third party by the Company, or pursuant to which the Company has agreed not to enforce any Intellectual Property Right against any third party;

(iv)    any Contract imposing any restriction on the Company’s right or ability, or, after the Effective Time, the right or ability of Parent or the Surviving Corporation or any of their respective Affiliates (A) to compete in any line of business or market or with any Person or in any area or which would so limit the freedom of Parent or the Surviving Corporation or any of their respective Affiliates after the Closing Date (including granting exclusive rights or rights of first refusal to license, market, sell or deliver any of the products or services offered by the Company or any related Intellectual Property or Intellectual Property Right), (B) to develop or distribute any Intellectual Property or technology, or (C) to use, assert, enforce, or otherwise exploit any Intellectual Property anywhere in the world;

(v)    any Contract for the purchase, sale or distribution of materials, supplies, goods, services, equipment or other assets providing for (A) annual payments by or to the Company of [***] or more, (B) aggregate payments by or to the Company of [***] or more;

(vi)    any Contract granting a right of first refusal, right of first negotiation or similar right to any Person;

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(vii)    any partnership, joint venture or similar Contract, including any Contract providing for the sharing of revenues, profits, losses, costs or liabilities or for joint research, development, marketing or distribution;

(viii)    any Contract relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) entered into in the last three (3) years or pursuant to which the Company has any current or future rights or obligations;

(ix)    any Contract relating to the sale of any assets of the Company within the last three (3) years;

(x)    any Contract relating to Indebtedness (whether incurred, assumed, guaranteed or secured by any asset and including any agreements or commitments for future loans, credit or financing);

(xi)    any Contract relating to the acquisition, issuance or transfer of any Company Securities (other than Company Options outstanding as of the Merger Agreement Effective Date);

(xii)    any Contract under which (A) any Person has directly or indirectly guaranteed any liabilities or obligations of the Company or (B) the Company has directly or indirectly guaranteed any liabilities or obligations of any other Person (in each case other than endorsements for the purposes of collection in the ordinary course of business);

(xiii)    any Contract relating to the creation of any Lien with respect to any asset (including Intellectual Property Rights or other intangible assets) of the Company;

(xiv)    any Contract which contains any provisions requiring the Company to indemnify any other party (excluding indemnities contained in agreements for the purchase, sale or license of products or services in the ordinary course of business consistent with past practice pursuant to the Company’s standard form agreement, as made available to Parent);

(xv)    any Contract with any Related Person;

(xvi)    any employment, independent contractor or consultant Contract, in each case, that does not constitute an Employee Plan;

(xvii)    any Contract with a staffing agency, temporary labor agency, or other similar entity for the provision of temporary employee services;

(xviii)    any collective bargaining agreement or other labor representation agreement; and

(xix)    any other Contract not made in the ordinary course of business that is material to the Company.

(b)    The Company has delivered to Parent accurate and complete copies of all written Material Contracts, including all amendments thereto. Section 3.09(b) of the Company Disclosure Schedule provides an accurate description of the terms of each Material Contract that is not in written form.

(c)    (i) Each Material Contract is a valid and binding agreement of the Company party thereto and is in full force and effect, (ii) the Company has performed, in all material respects, all obligations required to be performed by it under each of the Material Contracts to which it is a party, (iii) the Company is not, and, to the Knowledge of the Company, no other party thereto is, in default or breach in any material respect under the terms of any Material Contract, and, to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any grant or rights or other obligation under a Material Contract or (D) give any Person the right to cancel, terminate or modify any Material Contract and (iv) as of the Merger Agreement Effective Date, the Company has not received any written notice or other communication regarding violation or breach of, or default under, or the cancellation or termination of any Material Contract

Section 3.10    Compliance with Applicable Laws.

(a)    The Company is, and has at all times during the past five (5) years been, in material compliance with, and to the Knowledge of the Company, the Company is not, and at no time has been, under investigation with respect to or threatened to be charged with or given notice of any violation of, Applicable Law. During the past five (5) years, the Company has not received any written notice from any Governmental Authority to the effect that the Company is not in compliance with any Applicable Law.

(b)    The Company has and, to the Knowledge of the Company, no agent, employee or other Person associated with or acting on behalf of the Company has, directly or indirectly:

(i)    made any unlawful contributions, gifts, or incurred any entertainment or other unlawful expenses relating to political activity and related in any way to the Company’s business;

(ii)    made any unlawful payment to any foreign or domestic government official or employee, foreign or domestic political parties or campaigns, official of any public international organization, or official of any state-owned enterprise;

(iii)    violated any provision of the Foreign Corrupt Practices Act of 1977, United Kingdom Bribery Act of 2010 or any other applicable anti-corruption statute; or

(iv)    made any bribe, payoff, influence payment, kickback or other similar unlawful payment.

(c)    The Company is, and has at all times during the past five (5) years been, in compliance in all material respects with applicable provisions of the Federal Food, Drug, and

Cosmetic Act (21 U.S.C. § 301 et seq.) and the regulations promulgated thereunder (“FDA Laws”). During the past five (5) years, the Company has not received any FDA Form 483 or other notice of inspectional observations, warning letters, untitled letters, or other written notice from the FDA or other Governmental Authority alleging or asserting material noncompliance with the FDA Laws.

(d)    (i) The clinical, preclinical, and other studies and tests conducted by or on behalf of or sponsored by the Company were, and if still pending are, being conducted in accordance in all material respects with standard medical and scientific research procedures and all applicable FDA Laws; and (ii) no investigational new drug application filed by or on behalf of the Company with the FDA has been terminated or suspended by the FDA, and neither the FDA nor any other Governmental Authority has commenced any action to place a clinical hold order on, or otherwise terminate or suspend, any proposed or ongoing clinical investigation conducted or proposed to be conducted by or on behalf of the Company.

(e)    The Company has made available to Parent all material documentation and records related to all clinical, preclinical, and other studies and tests conducted by or on behalf of or sponsored by the Company that the Company is required to maintain pursuant to FDA Laws (collectively, the “Clinical Trial Records”). To the Company’s knowledge, the Clinical Trial Records are accurate in all material respects and do not contain any untrue statement of a material fact. The Clinical Trial Records contain all information that is required pursuant to Applicable Law.

Section 3.11    Litigation.

(a)    There is no pending Proceeding and, to the Knowledge of the Company, during the past five (5) years, no Person has threatened to commence any Proceeding: (i) that involves the Company, any of the assets owned or used by the Company or any Person for which the Company has assumed or retained such Person’s liability, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement.

(b)    There is no order, writ, injunction, directive, restriction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject or which restricts in any respect the ability of the Company to conduct its business.

Section 3.12    Real Property.

(a)    The Company does not own and has never owned any real property. The Company is not obligated under or a party to any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real property or any portion thereof or interest therein. The Company has a good and valid leasehold, license or other similarly applicable interest in each parcel of real property leased, subleased, licensed or otherwise used or occupied by the Company (the “Leased Real Property”). Section 3.12 of the Company Disclosure Schedule contains a true, correct and complete list of each item of Leased Real Property (each, a “Real Property Lease”), including the street address of the Leased Real Property and the name of the lessor thereof.

(b)    The Leased Real Property is not subject to any Liens, except for Permitted Liens. The Company has not received any written notice of a violation of any Real Property Lease and the Company has not received any written notice of a material violation of any ordinance, regulation or building, zoning or other similar law with respect to any Leased Real Property. The Company has not received any written notice of any expiration of, pending expiration of, changes to, or pending changes to any material entitlement relating to the Leased Real Property and there is no condemnation, special assessment or the like pending or, to the Knowledge of the Company, threatened with respect to any of the Leased Real Property. The Company has the right to use and occupy the Leased Real Property for the full term of the Real Property Lease relating thereto.

Section 3.13    Properties.

(i)    The Company has good and marketable, indefeasible, fee simple title to, or in the case of leased property and assets, has valid leasehold interests in, all property and assets (whether real, personal, tangible or intangible (other than Intellectual Property Rights)) used or leased for use by the Company in connection with the conduct of its business. None of such property or assets is subject to any Lien, except:

(ii)    Liens disclosed on the Current Financial Statements;

(iii)    landlords’, workmen’s, repairmen’s, warehousemen’s and carriers’ Liens and other similar Liens imposed by Law, incurred in the ordinary course of business; or (iii) pledges or deposits in connection with workers compensation, unemployment insurance and other social security legislation (clauses (i) through (iii) of this Section 3.13(a) are, collectively, the “Permitted Liens”).

(b)    All leases of such real property and personal property are in good standing and are valid, binding and enforceable in accordance with their respective terms and there does not exist under any such lease any default or any event which with notice or lapse of time or both could reasonably be expected to constitute a default.

Section 3.14    Intellectual Property.

(a)    Section 3.14(a) of the Company Disclosure Schedule sets forth a complete and accurate list as of the Merger Agreement Effective Date of (i) each item of Registered IP in which the Company has an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise), (ii) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable application, registration, or serial or other similar identification number, (iii) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest, and (iv) all unregistered trademarks used in connection with any Company Product and any product or service currently under development by the Company. The Company has made available to Parent complete and accurate copies of all applications, correspondence, and other material documents related to each such item of Registered IP.

(b)    To the Knowledge of the Company, all Company IP is valid, subsisting, and enforceable. All filings, payments and other actions required to be made or taken to obtain, perfect or maintain in full force and effect each item of Company IP that is Registered IP have been made or taken by the applicable deadline and otherwise in accordance with all Applicable Laws. Except as set forth in Section 3.14(b) of the Company Disclosure Schedule, during the past five (5) years, no application for, or registration with respect to, any Registered IP that is Company IP has been abandoned, allowed to lapse, or, except in the course of normal patent prosecution, rejected. Section 3.14(a) of the Company Disclosure Schedule sets forth a complete and accurate list of each filing, payment, and action that must be made or taken on or before the date that is 90 days after the Closing Date in order to obtain, perfect or maintain in full force and effect each item of Company IP that is Registered IP.

(c)    No interference, opposition, reissue, reexamination, or other Proceeding of any nature is, or during the past five (5) years has been, pending or threatened in which the scope, validity, or enforceability of any Company IP is being, has been, or could reasonably be expected to be contested or challenged and, to the Knowledge of the Company, there is no basis for a claim that any Company IP is invalid or unenforceable.

(d)    The Company is not bound by, and no Company IP is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Company to use, assert, enforce, or otherwise exploit any Company IP anywhere in the world. The Company has not transferred ownership of (whether a whole or partial interest), or granted any exclusive right to use, any Company IP to any Person.

(e)    The Company exclusively owns all right, title, and interest to and in (or has an exclusive license to) the Company IP free and clear of any Liens (other than licenses granted pursuant to the Contracts listed in Section 3.14(e) of the Company Disclosure Schedule). The Company IP constitute all the Intellectual Property and Intellectual Property Rights used in the conduct of the business of the Company. No Person who has licensed Intellectual Property or Intellectual Property Rights to the Company has ownership rights or license rights to derivative works or improvements made by or on behalf of the Company related to such Intellectual Property or Intellectual Property Rights.

(f)    Each Person who is or was an employee, officer, director or contractor of the Company and who is or was engaged by the Company or its agent to design, create or otherwise develop any Intellectual Property or Intellectual Property Rights has signed an enforceable agreement containing an assignment to the Company of all such Intellectual Property and Intellectual Property Rights. At no time during the conception, reduction to practice, creation or development of any Company IP was any developer, inventor or other contributor to such Company IP (i) operating under any grants from any Governmental Entity or agency or private source, performing research sponsored by any Governmental Entity or agency or private source, except as set forth in Section 3.14(f) of the Company Disclosure Schedule, or (ii) subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect the Company’s rights in such Company IP. No current or former stockholder, officer, director, or employee of the Company has any claim, right (whether or not currently exercisable), or interest to or in any Intellectual Property or Intellectual Property Rights used by the Company. No employee of the Company is (i) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for the Company or (ii) in breach of any Contract with any former employer or other Person, in each case, concerning Intellectual Property, Intellectual Property Rights or confidentiality.

(g)    To the Knowledge of the Company, no Person has infringed, misappropriated, or otherwise violated, or is currently infringing, misappropriating, or otherwise violating, any Company IP. Section 3.14(g) of the Company Disclosure Schedule sets forth an accurate and complete list, as of the Merger Agreement Effective Date, and the Company has made available to Parent a complete and accurate copy of, each letter or other written or electronic communication, correspondence or other communication (in writing or otherwise) that has been sent or otherwise delivered or communicated to the Company or any representative of the Company regarding any actual, alleged, or suspected infringement or misappropriation of any Company IP, and provides a brief description of the current status of the matter referred to in such letter, communication, or correspondence.

(h)    The Company has not infringed, misappropriated, or otherwise violated, and is not currently infringing, misappropriating, or otherwise violating, any Intellectual Property Right of any other Person. No infringement, misappropriation, or similar claim or Proceeding is pending or threatened against the Company or, to the Knowledge of the Company, against any Person who may be entitled to be indemnified or reimbursed by the Company with respect to such claim or Proceeding. The Company has not received any notice or other communication (in writing or otherwise) relating to any actual, alleged, or suspected infringement, misappropriation, or violation of any Intellectual Property Right of another Person, including any notice or communication inviting the Company to take a license under any Intellectual Property Right.

(i)    Neither the execution, delivery, or performance of this Agreement, nor the consummation of any of the transactions or agreements contemplated by this Agreement, will, with or without notice or the lapse of time, result in, or give any other Person the right or option to cause or declare, (i) a loss of, or Lien on, any Company IP, (ii) a breach of, termination of, or acceleration or modification of any right or obligation under any Contract listed or required to be listed in Section 3.09(a)(i) or Section 3.09(a)(ii) of the Company Disclosure Schedule, (iii) the release, disclosure, or delivery of any Company IP by or to any escrow agent or other Person, (iv) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any Intellectual Property or Intellectual Property Right, including any such grant, assignment or transfer by Parent or its Affiliates, or (v) any Company IP becoming subject to any restriction with respect to its use or operation in any line of business or market or with any Person or in any area.

Section 3.15    Privacy.

(a)    The Company’s Privacy Policies are prominently posted and accessible to individuals on the Company website and on any other mechanism through which the Company collects Personal Information. The Company complies in all material respects, and at all times has materially complied, with applicable Privacy and Security Requirements.

(b)    The Company has taken industry-standard measures that protect and maintain the confidential nature of any Personal Information to which the Company has access and that protect such Personal Information against loss, theft and unauthorized access or disclosure (including unauthorized access or use by the Company’s employees and contractors). Such measures are consistent with and have conformed to any public statements by the Company regarding its information security practices and any contractual commitments of the Company relating to security, including contractual commitments to payment card networks. The Company has not received any written claims, notices or complaints regarding the Company’s information handling or security practices, Processing of any Personal Information, or alleging a violation of any person’s privacy, personal or confidentiality rights under the Privacy Policies or otherwise by any person, including the FTC, any similar foreign bodies, or any other Governmental Authority.

(c)    Neither the execution, delivery, or performance of this Agreement, nor the consummation of any of the transactions contemplated by this Agreement, will violate any Privacy Contracts, including the current Privacy Policies and any Privacy Policies that were in effect at any time during which any Personal Information was collected or obtained by the Company, or any other applicable Privacy and Security Requirements. The Company has not experienced any material Security Breaches or material Security Incidents, and the Company has not received any written complaints from any Person regarding such material Security Breach or material Security Incident.

(d)    The Privacy Contracts do not require the delivery of any notice to or consent from any Person, or prohibit the transfer of Personal Information in the possession or control of the Company to Parent, in connection with the execution, delivery, or performance of this Agreement or the consummation of any of the transactions contemplated by this Agreement. The Company has a valid and legal right (whether contractually, by law or otherwise) to access or use all Personal Information that is Processed by or on behalf of the Company in connection with the use and/or operation of its products, services and business.

(e)    The Company contractually requires all third parties who have access to or receive Personal Information from the Company to materially comply with all applicable Privacy and Security Requirements, and to use commercially reasonable efforts consistent with industry standards designed to protect Personal Information from unauthorized Processing of the Personal Information. The Company contractually requires all Persons who provide Personal Information to the Company to obtain consent or authorization for the Processing of such Personal Information as required by applicable Privacy and Security Requirements, except as would not reasonably be expected to have a Material Adverse Effect.

Section 3.16    Insurance Coverage. The Company has made available to Parent a list of, and accurate and complete copies of, all insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of the Company, each of which is in full force and effect, together with a claims history for the past 3 years. Other than claims made in the ordinary course, there are no pending claims under any such policies or bonds, including any claims for loss or damage to the properties, assets or business of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been timely paid and the Company has otherwise complied fully with the terms and conditions of all such policies and bonds, and no such policies or bonds provide for any retrospective premium adjustment or other experience-based liability on the part of the Company. Such policies and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Company. The Company has no Knowledge of any actual or threatened termination of, premium increase with respect to, or material alteration of coverage under, any of such policies or bonds. After the Closing, the Company shall continue to have coverage under such policies and bonds with respect to events occurring prior to the Closing. The Company does not have any self-insurance or co-insurance programs.

Section 3.17    Licenses and Permits. The Company has, and at all times has had, all licenses, permits, qualifications, accreditations, approvals and authorizations of any Governmental Authority (collectively, the “Permits”), and has made all necessary filings required under Applicable Law, necessary to service the Company’s accounts in accordance with Applicable Laws and otherwise to conduct the business of the Company. The Company is in compliance with each such Permit. During the past five (5) years, the Company has not received any written notice or other written communication regarding any actual or possible violation of or failure to comply with any term or requirement of any Permit or any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Permit. Section 3.17 of the Company Disclosure Schedule sets forth (a) an accurate and complete list of all Permits issued to the Company and (b) an accurate and complete list of all permits for which the Company has applied or has taken the steps necessary to secure or maintain or that the Company otherwise intends to obtain. Each such Permit has been validly issued or obtained and is, and after the consummation of the transactions contemplated by this Agreement will be, in full force and effect.

Section 3.18    Tax Matters.

(a)    The Company has duly and timely filed with the appropriate Tax authorities all material Tax Returns required to be filed. All such Tax Returns are complete and accurate in all material respects. All material Taxes due and owing by the Company (whether or not shown on any Tax Returns) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return other than extensions obtained in the ordinary course. No written claim has ever been received by the Company from a Tax authority or other Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. The Company does not have any request for a private letter ruling, a request for administrative relief, a request for technical advice, a request for a change of any method of accounting, or any other similar request pending with any Governmental Authority relating to Taxes or Tax Returns of the Company. No power of attorney granted by the Company with respect to any Taxes other than in connection with ordinary-course preparation of Tax Returns is currently in force.

(b)    Since the Current Balance Sheet Date, the Company has not incurred any material liability for Taxes outside the ordinary course of business.

(c)    No deficiencies for material Taxes with respect to the Company have been claimed, proposed or assessed in writing by any Tax authority or other Governmental Authority.

There are no pending audits, assessments or other governmental actions for or relating to any liability in respect of Taxes of the Company, nor are any to the Knowledge of the Company threatened. The Company (or any predecessor thereof) has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any request been made in writing for any such extension or waiver. The Company is not participating in, and has never commenced a voluntary disclosure proceeding in any state or local or non-U.S. jurisdiction that has not been fully resolved or settled.

(d)    There are no Liens for Taxes upon any property or asset of the Company (other than statutory Liens for current Taxes not yet due and payable).

(e)    The Company has not elected at any time to be treated as an S corporation within the meaning of Sections 1361 or 1362 of the Code (or any corresponding provision of state, local or foreign Tax law).

(f)    The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any installment sale or other open transaction prior to the Closing Date, any accounting method change filed with any Tax authority prior to the Closing, the use of an improper method of accounting for any period or portion thereof ending prior to the Closing Date, any intercompany transaction or excess loss account described in Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax law), any prepaid amounts received prior to the Closing Date or deferred revenue realized prior to the Closing Date except deferred revenue reflected in the Current Financial Statements, or an agreement entered into with any Government Authority (including a “closing agreement” under Code Section 7121 or any “gain recognition agreements” entered into under Code Section 367) on or prior to the Closing Date. The Company has not made an election (including a protective election) pursuant to Code Section 108(i).

(g)    The Company is not a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract (excluding, for the avoidance of doubt, Contracts entered into in the ordinary course of business the primary purpose of which does not relate to Taxes). The Company is not liable for Taxes of any other Person as a result of successor liability or transferee liability under law.

(h)    The Company has not been a party to a transaction that is or is substantially similar to a “reportable transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(1), or any other transaction requiring disclosure under analogous provisions of state, local or foreign Tax law.

(i)    The Company has never been a member of an affiliated group filing a consolidated federal income Tax Return or a combined, consolidated, unitary or other affiliated group Tax Return for state, local or foreign Tax purposes (other than a group the common parent of which is the Company).

(j)    The Company has timely withheld and paid all Taxes required to have been withheld and paid in connection with (i) amounts paid or owing to any employee, independent contractor, creditor, equityholders of the Company or other Person, and (ii) all sales, use, ad valorem, and value added Taxes. The Company has not been a party to any distribution that the parties to which treated as satisfying the requirements of Section 355 of the Code.

(k)    For the avoidance of doubt, the Company makes no representations or warranties in respect of the amount or availability after the Closing of any of the Company’s net operating loss carryforwards, tax credit carryforwards and similar tax attributes arising prior to the Closing. Notwithstanding anything in this Section 3.18 to the contrary, the Company makes no representations or warranties with respect to the tax consequences of the Purchase Option Agreement or any payment received therefor.

Section 3.19    Employees and Employee Benefit Plans.

(a)    Section 3.19(a)(i) of the Company Disclosure Schedule sets forth an accurate and complete list of the names, titles, hire dates, annual base salary or hourly wage rate, as applicable, accrued vacation and paid time off balance, bonus or other cash incentive opportunity, and status (exempt or non-exempt, full-time or part-time, and active or description of leave) for all employees of the Company as of the Merger Agreement Effective Date. Section 3.19(a)(ii) of the Company Disclosure Schedule sets forth an accurate and complete list of all independent contractors, consultants, and temporary employees of the Company as of the Merger Agreement Effective Date, including the fees paid to each independent contractor, consultant, and temporary employee in 2017 and to-date in 2018. All employees of the Company classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified.

(b)    Section 3.19(b) of the Company Disclosure Schedule sets forth an accurate and complete list identifying each material “employee benefit plan,” as defined in Section 3(3) of ERISA, each material employment, termination, severance, incentive compensation or similar Contract and each other plan, policy, agreement, program or arrangement (written or oral) providing for compensation, bonuses, commission, profit-sharing, stock option or other stock- or equity- related rights, incentive or deferred compensation, vacation or paid-time-off benefits, insurance (including any self-insured arrangements), death, life, dental, vision, health or medical benefits, employee assistance, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, retention, transaction, change in control payments, savings, pension, post-employment or retirement benefits and each other material employee compensation or benefit plan, program, policy, agreement, program, arrangement or commitment, in each case, which is maintained, administered or contributed to by the Company and covers any employee or former employee, independent contractor, consultant, or temporary employee of the Company, or with respect to which the Company has any material actual or contingent liability. Such plans are referred to collectively herein as the “Employee Plans.”

(c)    The Company has made available to Parent accurate and complete copies of (i) all documents constituting each Employee Plan (and written descriptions of all material terms of any Employee Plan that is not in writing), including all amendments thereto and all related trust documents and other funding arrangements, (ii) the three (3) most recent annual reports (Form 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Employee Plan, (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Employee Plan, (v) all material written Contracts relating to each Employee Plan to the extent currently effective, including administrative service agreements and group insurance contracts, (vi) the most recent determination or opinion letter from the Internal Revenue Service relating to each Employee Plan, if any, (vii) material correspondence within the past three (3) years to or from any Governmental Authority relating to any Employee Plan, and (viii) all trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Employee Plan.

(d)    No Employee Plan is, and neither the Company nor any of its ERISA Affiliates (nor any predecessor thereof) sponsors, maintains or contributes to, or has in the past sponsored, maintained or contributed to, any pension plan that is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) that is subject to Title IV of ERISA or Section 412 or 430 of the Code.

(e)    No Employee Plan is, and neither the Company nor any of its ERISA Affiliates (nor any predecessor thereof) contributes to, or has in the past contributed to, any multiemployer plan, as defined in Section 3(37) of ERISA, a plan maintained by more than one employer, as defined in Section 413(c) of the Code, or multiple employer welfare arrangement, within the meaning of Section 3(40) of ERISA.

(f)    Each Employee Plan has been established and maintained in compliance in all material respects with its terms and Applicable Law, including ERISA and the Code. Each Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (or opinion letter, if applicable), or has pending or has time remaining in which to file, an application for such determination from the IRS and, to the Knowledge of the Company, no fact or event has occurred that would reasonably be expected to cause the loss of such qualification or exemption. Each trust established in connection with any Employee Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and no fact or event has occurred that would reasonably be expected to adversely affect the exempt status of any such trust.

(g)    Except as contemplated by this Agreement or set forth in Section 3.20(g) of the Company Disclosure Schedule, the consummation of the Merger and the other transactions contemplated by this Agreement will not (either alone or together with any other event, including a subsequent termination of employment or service) entitle any current or former employee or independent contractor or director of the Company to (i) any acceleration of the time of payment or vesting of any compensation, severance, or benefit, (ii) any payment or funding (through a grantor trust or otherwise) of compensation, severance, or benefits, (iii) any increase of the amount payable under any Employee Plan, or (iv) result in any payment that could individually or in combination with any other payment, constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code (determined without regard to the exceptions provided for in Section 280G(b)(5) of the Code).

(h)    Neither the Company nor any of its ERISA Affiliates has any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or any of their respective ERISA Affiliates, except as required to avoid excise tax under Section 4980B of the Code or except for the continuation of coverage through the end of the calendar month in which termination from employment occurs.

(i)    All contributions and payments accrued under each Employee Plan, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending as of the Merger Agreement Effective Date, have been discharged and paid on or prior to the Merger Agreement Effective Date or are reflected as an accrued liability on the Current Financial Statements.

(j)    There is no Proceeding pending against or involving or, to the Knowledge of the Company, threatened against or involving, any Employee Plan (other than routine claims for benefits). The Company (with respect to any Employee Plan), and no Employee Plan or any fiduciary thereof is not the subject of an audit or investigation by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Authority, nor is any such audit or investigation pending or, to the Knowledge of the Company, threatened.

(k)    Each Employee Plan that constitutes a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) has been operated and maintained in compliance with Section 409A of the Code and its purpose, as determined under applicable guidance of the Department of Treasury and Internal Revenue Service, with respect to deferred amounts (within the meaning of Section 409A of the Code).

(l)    The Company does not have any obligation or commitment to “gross up” any Person with respect to Taxes under Section 409A of the Code or Section 4999 of the Code.

(m)    The Company is not a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or similar contract or understanding with a labor union, works council or similar organization. Neither the Company nor its Affiliates has experienced any strike, slowdown, work stoppage, picketing, lockouts, unfair labor practice charge, or other organized work interruption with respect to any employees during the past three (3) years. No union or labor representative organizing activities are taking place or have taken place in the past five (5) years at any of the locations operated by the Company.

(n)    The Company is in compliance with all Applicable Laws regarding employment, including, but not limited to, employment practices, terms and conditions of employment, plant closings and layoffs under the Worker Adjustment and Retraining Notification Act of 1988, as amended and similar state and local Applicable Laws (collectively, the “WARN Act”), unemployment insurance, workers’ compensation, discrimination, wrongful discharge, fair labor standards, affirmative action, civil rights, background checks, hiring practices, the collection and payment of social security and other Taxes, employee safety and health, immigration status and wages and hours. There is no Proceeding pending against, involving, or, to the Knowledge of the Company, threatened concerning or affecting any current or former employee, independent contractor, consultant, temporary employee, or applicant, or related to any labor or employment matter. The Company has properly classified all independent contractors, consultants, and temporary employees pursuant to Applicable Law.

(o)    The Company has paid in full (i) to all employees and former employees, any wages, salaries, bonuses, commissions, overtime, cash-outs of accrued and unused vacation or paid time off, leave or severance amounts, or any other amounts that are due and payable; and (ii) to all independent contractors, consultants, and temporary employees, any fees for services that are due and payable.

(p)    Section 3.19(p) of the Company Disclosure Schedule lists all employees, independent contractors, consultants and temporary employees covered by any written noncompetition or non-solicitation Contract with the Company, and the Company has provided or made available to Parent the current and complete copies of each such Contract. The Company has not sought to enforce any non-competition or non-solicitation Contract covering a former employee of the Company in the past three (3) years.

(q)    During the three (3) years prior to the Merger Agreement Effective Date, (i) the Company has not effectuated a “plant closing” or employee “mass layoff” (as defined under the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of its business, (ii) there has not occurred a “mass layoff (each, as defined in under the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of its business.

Section 3.20    Environmental Matters.

(a)    No notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no Proceeding (or any basis therefor) is pending or, to the Knowledge of the Company, is threatened by any Governmental Authority or other Person relating to the Company and relating to or arising out of any Environmental Law.

(b)    The Company is, and has at all times been, in material compliance with all Environmental Laws and all Environmental Permits.

(c)    There has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company has Knowledge in relation to the current or prior business of the Company or any property or facility now or previously owned or leased by the Company that has not been delivered to Parent.

(d)    The Company has delivered or otherwise made available for inspection to Parent true, complete and correct copies and results of any environmental reports, studies, analyses in the possession of the Company, pertaining to Hazardous Substances in, on, beneath or adjacent to any property currently owned, operated or leased by the Company.

Section 3.21    Affiliate Transactions. No director, officer, employee, Affiliate (which for purposes of this Section 3.21 shall include any stockholder of the Company that owns more than 5% of the Company Capital Stock), “associate” or “immediate family” member (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of the

Company (each of the foregoing, a “Related Person”), other than in such Related Person’s capacity as a director, officer or employee of the Company (a) has entered into any Contract involving the Company that remains in effect, (b) directly or indirectly owns, or otherwise has any right, title, interest in, to or under, any property or right, tangible or intangible, that is used by the Company or otherwise related to the business of the Company, (c) is engaged, directly or indirectly, in any business that competes with the business of the Company, (d) has any claim or right against the Company (other than rights to receive compensation for services performed as a director, officer or employee of the Company and other than rights to reimbursement for travel and other business expenses incurred in the ordinary course), (e) owes any money to the Company or is owed money from the Company (other than amounts owed for compensation or reimbursement pursuant to clause (d) above) or (f) provides services to the Company (other than services performed as a director, officer or employee of the Company) or is dependent on services or resources provided by the Company. In addition, to the Knowledge of the Company, no Related Person has an interest in any Person that competes with the business of the Company in any market presently served by the Company (except for ownership of less than one percent (1%) of the outstanding capital stock of any corporation that is publicly traded on any recognized stock exchange or over-the-counter market).

Section 3.22    Books and Records. The minute books and stock record books of the Company, all of which have been made available to Parent, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings, and actions taken by written consent of, the Stockholders, the Company Board of Directors and any committees of the Company Board of Directors, and no meeting, or action taken by written consent, of any such Stockholders, Company Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

Section 3.23    Finders’ Fees. Except for the Company Financial Advisor (solely with respect to certain advisory fees earned in connection with this Agreement and the transactions contemplated by this Agreement), no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company who may be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

Section 3.24    Exclusivity of Representations; Non-Reliance. Except for the representations and warranties set forth in Article IV or in any certificate, instrument or other document, in each case delivered pursuant to this Agreement, the Company acknowledges and agrees that (a) none of Parent, Merger Sub or any Person acting on behalf of Parent or Merger Sub has made or is making any express or implied representation or warranty with respect to Parent or Merger Sub, including any Affiliate, business, operation, condition (financial or otherwise) or any other aspect thereof, or with respect to any other information provided to the Company, including the Affiliates or Representatives of the Company, (b) any other representations or warranties are expressly disclaimed by Parent and Merger Sub, (c) the Company, including any Person acting on behalf of the Company, is not entitled to rely on any such representation or warranty, if made, and (d) the Company, including any Person acting on behalf of the Company, has not, is not and will not rely on any such representation or warranty, if made.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Company that:

Section 4.01    Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement.

Section 4.02    Corporate Authorization. Each of Parent and Merger Sub has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by each of Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub, as applicable. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 4.03    Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (b) the filing of the notification form under the HSR Act and the expiration or termination of the waiting period thereunder, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other U.S. state or federal securities laws or the laws of any national securities exchange and (d) any actions or filings the absence of which would not be reasonably expected to materially impair the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

Section 4.04    Non-contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Sub or (b) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any material Applicable Law.

Section 4.05    Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or Merger Sub who might be entitled to any fee or commission from Parent or the Company or any of their respective Affiliates in connection with the transactions contemplated by this Agreement.

Section 4.06    Sufficiency of Funds. Parent has, and in the future will continue to have, sufficient cash on hand or other sources of immediately available funds to enable it to make payment on a timely basis of the Closing Merger Consideration, the Milestone Payments, and all amounts required to be paid pursuant to the terms of this Agreement.

Section 4.07    Exclusivity of Representations; Non-Reliance. Except for the representations and warranties set forth in Article III or in any certificate, instrument or other document delivered pursuant to this Agreement, Parent and Merger Sub acknowledge and agree that (a) neither the Company nor any other Person acting on behalf of the Company has made or is making any express or implied representation or warranty with respect to the Company, including any Affiliate, business, operation, condition (financial or otherwise) or any other aspect thereof, or with respect to any other information provided to Parent or Merger Sub or any of their Affiliates or Representatives and (b) any other representations or warranties are expressly disclaimed by the Company, (c) Parent, Merger Sub, and any Person acting on behalf of Parent or Merger Sub, are not entitled to rely on any such representation or warranty, if made, and (d) Parent, Merger Sub, and any Person acting on behalf of Parent or Merger Sub, have not, are not and will not rely on any such representation or warranty, if made.

ARTICLE V

COVENANTS OF THE COMPANY

Section 5.01    Conduct of the Company.

(a)    From the Merger Agreement Effective Date until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms (such period, the “Interim Period”), the Company shall conduct its business in the ordinary course consistent with past practice and use reasonable best efforts to (i) preserve intact its present business organization, (ii) maintain in effect all of its Permits, (iii) keep available the services of officers and key employees of the Company and (iv) maintain satisfactory relationships with the regulators, customers, lenders and suppliers of the Company and others having material business relationships with the Company.

(b)    Without limiting the generality of Section 5.01 and except as expressly contemplated by this Agreement or pursuant to the written consent of Parent, during the Interim Period, the Company shall not:

(i)    amend its certificate of incorporation, bylaws or other equivalent constituent documents (whether by merger, consolidation or otherwise);

(ii)    declare, set aside or pay any dividend or other distribution (whether in cash, stock, debt or property or any combination thereof) in respect of any Company Securities, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities;

(iii)    (A) issue, transfer, deliver, sell, pledge or otherwise encumber any shares of any Company Capital Stock, Company Options, or other Company Securities, other than the issuance of any shares of Company Common Stock upon the exercise of Company Options that are outstanding on the Merger Agreement Effective Date in accordance with the terms of those Company Options as of the Merger Agreement Effective Date, or (B) amend any term of any Company Security (whether by merger, consolidation or otherwise);

(iv)    make any capital expenditures or incur any obligations or liabilities in respect thereof, except for any budgeted capital expenditures and other unbudgeted capital expenditures not to exceed [***] individually or [***] in the aggregate;

(v)    acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses;

(vi)    sell, lease, license or otherwise transfer, or create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on, any of the assets, securities, properties, interests or businesses of the Company, other than sales and licenses of Company Products in the ordinary course of business consistent with past practice;

(vii)    make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business consistent with past practice;

(viii)    make any payments to any Related Person outside the ordinary course of business consistent with past practice;

(ix)    create, incur, assume, suffer to exist or otherwise be liable with respect to any Indebtedness;

(x)    modify, amend, cancel, terminate or waive any rights under any Material Contract, enter into any Contract that would have been a Material Contract had it been entered into prior to the Merger Agreement Effective Date, or otherwise waive, release or assign any material rights, claims or benefits of the Company;

(xi)    other than as required by Applicable Law, any Contract, or the terms of any Employee Plan, (A) any entry into, termination, or amendment of any Employee Plan, employment agreement, independent contractor agreement, consulting agreement or collective bargaining agreement, (B) any grant or increase in the annual base salary, annual bonus opportunity, annual fees, severance, benefit, or other payment, as applicable, to any current or former employee, independent contractor, consultant, or temporary employee of the Company, (C) any acceleration of any compensation, fees, severance, or benefit payable, as applicable, to any current or former employee, independent contractor, consultant, or temporary employee, or (D) hiring or terminating any current or former employee, independent contractor, consultant, or temporary employee;

(xii)    fail to maintain, or allow to lapse, or abandon, including by failure to pay the required fees in any jurisdiction, any Intellectual Property Rights used in or otherwise material to the business of the Company, other than in the ordinary course consistent with past practice regarding Intellectual Property Rights that are not material to the conduct of the business of the Company;

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(xiii)    sell any Company Products outside the ordinary course of business consistent with past practice, including with respect to pricing, discounting practices, bundling, sales volume and services levels;

(xiv)    change the Company’s methods of accounting or accounting practices, except as required by concurrent changes in GAAP as agreed to by the Company’s independent public accountants;

(xv)    commence, settle, or offer or propose to settle, (A) any Proceeding involving or against the Company, (B) any stockholder litigation or dispute against the Company or any of its officers or directors or (C) any Proceeding that relates to the transactions contemplated hereby;

(xvi)    (A) make or change any material Tax election inconsistent with past practices or change a method of accounting or accounting period for Tax purposes, (B) settle or compromise any claim, notice, audit report or assessment in respect of Taxes, (C) enter into any Tax allocation agreement, Tax sharing agreement, or any agreement with any Governmental Authority (including a closing agreement) relating to any Tax, (D) amend any material Tax Return, (E) surrender or forfeit any right to claim a Tax refund, (F) consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment, or (G) incur any material Taxes outside of the ordinary course of business;

(xvii)    any agreement or negotiation with any vendor to delay the delivery of invoices; or

(xviii)    authorize or agree, resolve or commit to do any of the foregoing.

Notwithstanding anything to the contrary in this Section 5.01, the Company shall be permitted to adopt a carveout bonus plan for the benefit of its employees prior to the Closing, provided that any payments under such plan shall be deducted from the Merger Consideration as Company Transaction Expenses.

Section 5.02    Stockholder Approval.

(a)    Immediately following the Merger Agreement Effective Date, the Company shall duly take all lawful action to obtain the Requisite Stockholder Approval pursuant to an executed written consent (the “Written Consent”). Promptly following receipt of the Written Consent, the Company will deliver a copy of the Written Consent to Parent. The Company shall use best efforts to enforce each of the Support Agreements delivered by certain holders of Capital Stock, including through the exercise of the proxy to vote such holders’ shares of Capital Stock. Parent shall vote its shares of Company Capital Stock in favor of this Agreement, the Merger and the other transactions contemplated hereby.

(b)    No later than ten (10) days after receipt by the Company of the Requisite Stockholder Approval pursuant to the Written Consent, the Company shall deliver an information statement (the “Information Statement”) in form and substance reasonably acceptable to Parent and its Representatives to the stockholders of the Company (a) in compliance with Sections 228(e) and 262 of the DGCL and Chapter 13 of the CCC, to the extent applicable and (b) which shall also provide the requisite notice of appraisal and dissenters’ rights under the DGCL and CCC, respectively. The Company will give Parent and its Representatives reasonable opportunity to review and comment on the Information Statement (in no event less than two (2) Business Days prior to its transmission to the stockholders of the Company) and the Company will incorporate any reasonable comments that Parent or its Representatives have made with respect to the Information Statement.

Section 5.03    No Solicitation. During the [***], the [***]

Section 5.04    Access to Information. During the Interim Period, the Company shall (a) give Parent and its Representatives reasonable access to the offices, properties, books and records of the Company, (b) furnish to Parent and its Representatives such financial and operating data and other information relating to the Company as such Persons may reasonably request and (c) instruct the employees, counsel and financial advisors of the Company to cooperate with Parent in its investigation of the Company. Any investigation pursuant to this Section 5.04 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company; provided, however, that the Company may restrict or otherwise prohibit access to such documents or information to the extent that (i) any Applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information, (ii) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information or (iii) access to a Contract to which the Company is a party or otherwise bound would give a third party the right to terminate or accelerate the rights under, such Contract; and provided further, however, that no information or knowledge obtained by Parent or its Representatives in any investigation conducted pursuant to the access contemplated by this Section 5.04 shall affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or otherwise impair the rights and remedies available to Parent and Merger Sub hereunder.

Section 5.05    280G Matters. Not less than three (3) Business Day prior to the Effective Time, the Company shall (a) use commercially reasonable efforts to obtain and deliver to Parent, prior to the initiation of the stockholder approval procedure under clause (b), a waiver, in a form reviewed and approved by Parent, from each Person who is, with respect to the Company, a “disqualified individual” (within the meaning of Section 280G of the Code) as of immediately prior to the initiation of such Requisite Stockholder Approval procedure (each, a “Disqualified Individual”), and who might otherwise have, receive or have the right or entitlement to receive a “parachute payment” (within the meaning of Section 280G of the Code), of such Disqualified Individual’s rights to all such payments or benefits applicable to such Disqualified Individuals (the “Waived Parachute Payments”) so that all remaining payments and/or benefits applicable to such Disqualified Individual shall not be deemed to be “excess parachute payments” (within the meaning of Section 280G of the Code) and (b) submit to the stockholders of the Company for approval (in a manner satisfactory to Parent) by such number of stockholders, in a manner that meets the requirements of Section 280G(b)(5)(B) of the Code, any payments and/or benefits that Parent and the Company reasonably determine may separately or in the aggregate, constitute “parachute payments,” such that such payments and benefits shall not be deemed to be “parachute payments” under Section 280G of the Code.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Section 5.06    Consideration Spreadsheet; Payoff Letters and Invoices.

(a)    At least five (5) Business Days prior to the Closing, the Company shall deliver to Parent a draft spreadsheet calculating the Closing Merger Consideration (including the Company Transaction Expenses, Closing Indebtedness and any payments due to [***]), the Aggregate Closing Merger Consideration, the Indemnity Escrow Fund, the Equityholder Expense Fund, and the amounts to be paid to each Company Stockholder and Company Warrantholder (the “Consideration Spreadsheet”), setting forth in reasonable detail the Company’s good-faith estimates of the information therein requested as of the Effective Time. At least two (2) Business Days prior to Closing the Company shall deliver to Parent the final form of the Consideration Spreadsheet, certified by the Chief Executive Officer and Chief Financial Officer of the Company, accurately and completely setting forth the information requested as of the Effective Time.

(b)    The Company shall exercise commercially reasonable efforts to obtain and deliver to Parent no later than two (2) Business Days prior to the Closing Date, accurate and complete copies of: (i) with respect to any item of Indebtedness the Company, if any, a payoff letter, dated no more than three (3) Business Days prior to the Closing Date, from the lender of such item of Indebtedness and setting forth the amounts payable to such lender to (A) satisfy such Indebtedness as of the Closing and (B) terminate and release any Liens related thereto effective as of the Closing (each, a “Payoff Letter”); and (ii) an invoice from each advisor or other service provider to the Company, dated no more than three (3) Business Days prior to the Closing Date, with respect to all Company Transaction Expenses estimated to be due and payable to such advisor or other service provider, as the case may be, as of the Closing Date (each, an “Invoice”).

ARTICLE VI

ADDITIONAL COVENANTS OF THE PARTIES

Section 6.01    Efforts.

(a)    The Company shall use reasonable best efforts to cause the conditions set forth in Section 8.01 and Section 8.02 to be satisfied on a timely basis, and Parent and Merger Sub shall use their respective reasonable best efforts to cause the conditions set forth in Section 8.01 and Section 8.03 to be satisfied on a timely basis.

(b)    In furtherance of, and not in limitation of Section 6.01(a), as promptly as practicable after the Merger Agreement Effective Date, each party to this Agreement (i) shall make all filings and give all notices that are or may be required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement and (ii) shall use reasonable best efforts to obtain all Consents which are or may be required to be obtained (pursuant to any Applicable Law, Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. Each party shall, upon request of another party and to the extent permitted by Applicable Law or applicable Contract, promptly deliver to such other party a copy of each such filing made, each such notice given and each such Consent obtained by it.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(c)    In furtherance and not in limitation of the terms of Section 6.01(a) and Section 6.01(b), (i) to the extent required by Applicable Law, each of Parent and the Company shall file, or cause to be filed, a Notification and Report Form pursuant to the HSR Act, with respect to the transactions contemplated by this Agreement within three (3) Business Days after the Merger Agreement Effective Date (which shall include in the case of Parent a request for early termination of the applicable waiting period under the HSR Act) and (ii) each of Parent and the Company will furnish to each other’s counsel such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act and will provide any supplemental information requested by the United States Federal Trade Commission (“FTC”), the United States Department of Justice (“DOJ”) and any other applicable Governmental Authority as promptly as reasonably practicable.

(d)    Parent and the Company will use their respective reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as reasonably practicable and to instruct their respective counsel to cooperate with each other and use reasonable best efforts to facilitate and expedite the identification and resolution of any issues arising under the HSR Act at the earliest practicable dates. Such reasonable best efforts and cooperation include counsel’s undertaking to (i) permit the other to review, and consider in good faith the other’s comments on, any material communication or submission to be given to any Governmental Authority with respect to any filings or required to be made with, or action or nonactions, waivers, expirations or terminations of waiting periods, clearances, consents or orders required to be obtained from, such Governmental Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, (ii) promptly notify each other of any material communications with any Governmental Authority with respect to the transactions contemplated by this Agreement and (iii) ensure, to the extent permitted by Applicable Law or Governmental Authority, that each of the Parties is given the opportunity to attend and participate in any meetings or substantive discussions with or appearances before any Governmental Authority with respect to the transactions contemplated by this Agreement. In furtherance of the foregoing and subject to the terms and conditions of this Agreement, the Parties shall not take any action that is reasonably likely to have the effect of unreasonably delaying, impairing or impeding the receipt of any required authorizations, consents, orders or approvals.

(e)    Notwithstanding anything to the contrary contained in this Agreement, in no event shall Parent (or any of its Affiliates) have any obligation to, for the purpose of obtaining any consent or approval under any Antitrust Law: (i) propose, negotiate, offer to commit or effect, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or other disposition of, or restriction on, any assets, businesses, services or products of Parent (or any of its Affiliates) or the Company or any aspect of its business; (ii) terminate any existing relationships or contractual rights of Parent or any of its Affiliates or of the Company or amend or terminate any licenses or other intellectual property agreements of Parent or any of its Affiliates or of the Company or any aspect of its business; (iii) accept any operational restrictions or limitations on the business of Parent or any of its Affiliates or on the Company or any of its assets or any aspect of its business or undertake any other form of behavioral remedy; or (iv) contest and resist any action relating to any Antitrust Law, including any legislative, administrative or judicial action, or to have vacated, lifted, reversed or overturned any Governmental Order that restricts, prevents or prohibits (or seeks to restrict, prevent or prohibit) the consummation of the transactions contemplated by this Agreement under any Antitrust Law.

Section 6.02    Confidentiality; Public Announcements.

(a)    Parent and the Company hereby acknowledge and agree to continue to be bound by the Confidentiality Agreement dated as of February 23, 2015, by and between Parent and the Company (the “Confidentiality Agreement”).

(b)    Neither Party shall, and each Party shall cause each of its respective Representatives not to, directly or indirectly, issue any press release or other public statement relating to the terms of this Agreement or the transactions contemplated hereby, unless required by Applicable Law. Notwithstanding anything herein or in the Confidentiality Agreement, (i) subject to Parent’s prior written consent (which shall not be unreasonably withheld or delayed), venture capital funds that have invested in the capital stock of the Company may make contractually-required communications to their investors (which shall contain no more information regarding the subject matter of this Agreement or the transactions contemplated hereby than is so contractually required to be disclosed and shall, in any event, not be inconsistent with any public statements made by Parent regarding the subject matter of this Agreement or the transactions contemplated hereby), (ii) the Parties agree that a press release will be issued on the Merger Agreement Effective Date in a form mutually agreed upon by Parent and the Company and (iii) BridgeBio Pharma LLC will be allowed to issue a press release on the Merger Agreement Effective Date in a form consented to by the Parties (which consent shall not be unreasonably withheld or delayed).

Section 6.03    Indemnification of Officers and Directors.

(a)    From and after the Effective Time, Parent shall cause the Surviving Corporation to maintain all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each person who is now, or has been at any time prior to the Merger Agreement Effective Date or who becomes prior to the Effective Time an officer or director of the Company (collectively, the “Company Indemnified Parties”) as provided in the Company’s Certificate of Incorporation or bylaws or indemnification agreements as in effect on the Merger Agreement Effective Date. Parent and Merger Sub further agree that all such rights to indemnification, advancement of expenses and exculpation shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms, and, in the event that any proceeding is pending or asserted or any claim made during such period, until the final disposition of such proceeding or claim.

(b)    Prior to the Closing, the Company shall obtain and fully pay for a six-year “tail” insurance policy with respect to directors’ and officers’ liability insurance (the “D&O Tail Policy”). The D&O Tail Policy will be obtained from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and the amount and scope of coverage under the D&O Tail Policy will be at least as favorable as the Company’s existing directors’ and officers’ liability policies with respect to matters existing or occurring at or prior to the Closing Date. The Company shall bear the cost of the D&O Tail Policy, and such costs, to the extent not paid prior to the Closing, shall be included in the determination of Transaction Expenses.

(c)    The provisions of this Section 6.03 shall survive the Closing and are intended to be for the benefit of, and enforceable by, each current director and officer of the Company and his or her heirs and personal representatives, and nothing in this Agreement shall affect any indemnification rights that any such current director or officer and his or her heirs and personal representatives may have under the certificate of incorporation or bylaws of the Company or any contract or Applicable Law.

Section 6.04    Employee Matters.

(a)    For a period from the Closing Date through the date that is six (6) months following the Closing Date, Parent will provide (or cause an Affiliate of Parent to provide) to each employee who continues in employment with the Surviving Corporation or another Affiliate of Parent following the Effective Time (each, a “Continuing Employee”) with: (i) a base salary or an hourly wage rate, as applicable, and bonus opportunity that is no lower than the base salary or hourly wage rate, as applicable, and any annual cash bonus opportunity provided to such Continuing Employee immediately prior to the Effective Time, and (ii) at Parent’s election (a) employee benefits (excluding equity, phantom equity, or other equity-like compensation and retention or change in control bonuses), including, without limitation, health, welfare, retirement and severance benefits, that are no less favorable, in the aggregate, than those provided to such Continuing Employees immediately prior to the Effective Time or (b) those employee benefits that Parent or an Affiliate of Parent provides to similarly situated employees of Parent or an Affiliate of Parent.

(b)    For purposes of determining eligibility to participate, vesting and benefit accrual (for vacation and severance only) under any benefit plan or arrangement of Parent, the Surviving Corporation or any of their respective Subsidiaries providing employee benefits to Continuing Employees after the Closing (the “Parent Benefit Plans”), Parent shall use commercially reasonable efforts so that each Continuing Employee will receive service credit for service with the Company (and its predecessors) prior to the Closing Date to the same extent such service credit was granted to such Continuing Employee under the Employee Plans, except to the extent that providing such credit would result in a duplication of benefits. In addition, Parent and the Surviving Corporation shall use commercially reasonable efforts to (i) waive all limitations as to preexisting conditions exclusions, actively at work requirements and waiting periods with respect to participation and coverage requirements applicable to Continuing Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare benefit plan maintained for the Continuing Employees immediately prior to the Effective Time and (ii) cause any co-payments, deductibles and other eligible expenses incurred by an Continuing Employees during the plan year that includes the Closing Date to be credited for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year of each comparable Parent Benefit Plan (to the extent such credit would have been given under comparable Employee Plans prior to the Closing.

(c)    The Company and Parent acknowledge and agree that all provisions contained in this Section 6.04 with respect to employees are included for the sole benefit of the respective Parties and shall not create any right in any other Person, including any employees, former employees, any participant in any Employee Plan or any beneficiary thereof or any right to continued employment with the Company, Parent or any Subsidiary of Parent, nor shall require the Company to continue or amend any particular benefit plan after the consummation of the transactions contemplated by this Agreement for any employee or former employee of such the Company, and any such plan may be amended or terminated in accordance with its terms and Applicable Law.

(d)    At Parent’s direction, the Company shall terminate the Employee Plans set forth in Section 6.04(d) of the Company Disclosure Schedules immediately prior to the Closing.

Section 6.05    Notices of Certain Events. During the Interim Period, the Company shall promptly notify Parent, and Parent shall promptly notify the Company of:

(a)    any notice or other communication from any Person received after the Merger Agreement Effective Date alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b)    any Proceeding commenced or, to such Party’s Knowledge, threatened against, relating to or involving or otherwise affecting the Company or Parent, as the case may be, that, if pending on the Merger Agreement Effective Date, would have been required to have been disclosed pursuant to Article II, Article III or Article IV, as the case may be, or that relates to the consummation of the transactions contemplated by this Agreement;

(c)    any inaccuracy in or breach of any representation, warranty or covenant of such Party contained in this Agreement (i) occurring after the Merger Agreement Effective Date, or (ii) which such Party becomes aware of after the Merger Agreement Effective Date, which would render inaccurate any of the representations and warranties made by such Party herein or, in the case of the Company, if existing and known on the Merger Agreement Effective Date, would have been required to be disclosed on the Company Disclosure Schedule; and

(d)    any event, condition, fact or circumstance of Parent or Company, as the case may be, that would make the timely satisfaction of any of the conditions set forth in Article VIII impossible or unlikely by such party.

No such notice or supplement provided pursuant to Section 6.05(c)(ii) shall be deemed to cure any prior existing breach of any representation, warranty or covenant in this Agreement nor shall such supplement be deemed to amend the Company Disclosure Schedule with respect to any prior breach without the written consent of Parent. A notice or supplement provided pursuant to Section 6.05(c)(i) shall be deemed to amend the Company Disclosure Schedule as long as such notice or supplement relates to matters arising in the ordinary course of business and which would not constitute a Material Adverse Effect.

Section 6.06    Provision Respecting Legal Representation; Attorney-Client Privilege. Each of the parties to this Agreement hereby agrees, on its own behalf and on behalf of its directors, members, partners, officers, employees and Affiliates, that Latham & Watkins LLP may serve as counsel to each and any Equityholder and such Equityholder’s respective Affiliates (individually and collectively, the “Holder Group”), on the one hand, and the Company, on the other hand, in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (the “Existing Representation”), and that, following consummation of the transactions contemplated hereby, Latham & Watkins LLP (or any successor) may serve as counsel to the Holder Group or any director, member, partner, officer, employee or Affiliate of the Holder Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding the Existing Representation and each of the parties hereto hereby consents thereto and waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to waive any conflict of interest arising from the Existing Representation.

(a)    From and after the Closing, Parent on behalf of itself and its Affiliates) agrees that if, absent this sentence, any attorney-client privilege, attorney work-product protection or other similar privilege or protection would have applied to, or if there was any expectation of client confidence with respect to: (i) any communication between Latham & Watkins LLP, on the one hand, and the Holder Group, on the other hand, regarding the negotiation, execution, and delivery of this Agreement or the transactions contemplated hereby; or (ii) any advice given to the Holder Group by Latham & Watkins LLP during and with respect to the Existing Representation, neither Parent nor any of its Affiliates shall use any such communication or advice against the Holder Group in connection with any dispute between the Holder Group and one or more of Parent and its Affiliates with respect to this Agreement or any of the transactions contemplated hereby. Notwithstanding the foregoing, in the event that a dispute arises between Parent, the Company, its Subsidiaries or any Affiliates, on the one hand, and a third party other than the Holder Group, on the other hand, the attorney-client privilege, attorney work-product protection or other similar privilege or protection shall be asserted by the Surviving Corporation and its Affiliates on behalf of the Holder Group to prevent the disclosure of any such communications or advice to such third party; provided, however, that such privilege may be waived only with the prior written consent of the Equityholder Representative.

(b)    Parent hereby acknowledges that it has had the opportunity (including on behalf of its Affiliates) to discuss and obtain adequate information concerning the significance and material risks of, and reasonable available alternatives to, the waivers, permissions and other provisions of this Section 6.06, including the opportunity to consult with counsel other than Latham & Watkins LLP. This Section 6.06 shall be irrevocable, and no term of this Section 6.06 may be amended, waived or modified, without the prior written consent of the Equityholder Representative and Latham & Watkins LLP.

ARTICLE VII

TAX MATTERS

Section 7.01    FIRPTA. Prior to the Closing, the Company shall have delivered to Parent the FIRPTA Certificate. The Parties intend that the FIRPTA Certificate be considered to be voluntarily provided by the Company in response to a request from Parent pursuant to Treasury Regulation Section 1.1445-2(c)(3)(i). Parent shall mail the FIRPTA Certificate to the IRS within 30 days after the Closing.

Section 7.02    Characterization of Payments. Any indemnity payments made pursuant to Article X shall constitute an adjustment of the Merger Consideration paid by Parent pursuant to Article II for Tax purposes and shall be treated as such by all Parties on their Tax Returns to the extent permitted by law.

Section 7.03    Transfer Taxes. Any federal, state, local, non-U.S. transfer, excise, sales, use, ad valorem value added, registration, stamp, recording, property and similar Taxes or fees applicable to, imposed upon, and resulting from the Merger or any other transaction contemplated by this Agreement and all related interest and penalties (collectively, “Transfer Taxes”) shall be borne [***] by Parent and [***] by the Equityholders.

Section 7.04    Tax Returns.

(a)    The Company shall (i) prepare and timely file all Tax Returns of the Company due (after taking into account all appropriate extensions) prior to the Closing Date (“Seller Prepared Returns”) and (ii) timely pay all Taxes that are shown as payable with respect to Seller Prepared Returns. All Seller Prepared Returns shall be prepared in accordance with the past practice of the Company, unless required otherwise by Law.

(b)    Parent shall cause the Company to prepare and timely file all Tax Returns of the Company due after the Closing Date (the “Parent Prepared Returns”). To the extent that a Parent Prepared Return relates to a Pre-Closing Tax Period or the pre-Closing portion of a Straddle Period, such Tax Return shall be prepared on a basis consistent with the past practice of the Company, unless required otherwise by Law. Each such Parent Prepared Return that shows an Indemnified Tax shall be submitted to the Equityholder Representative at least ten (10) days prior to the due date (taking into account any extension) of such Tax Return for Equityholder Representative’s review. Parent shall incorporate any reasonable comments submitted by the Equityholder Representative at least three (3) days prior to the due date of such Tax Return. No failure or delay of Parent in providing Parent Prepared Returns for the Equityholder Representative to review shall reduce or otherwise affect the obligations or liabilities of Equityholders pursuant to this Agreement, unless the Equityholders are prejudiced thereby.

Section 7.05    Apportionment of Taxes. For purposes of determining the amount of Taxes that are attributable to a Pre-Closing Tax Period (or portion of any Straddle Period ending on or prior to the Closing Date) the Parties agree as follows:

(a)    In the case of property Taxes and other similar ad valorem Taxes imposed on a periodic basis for a Straddle Period, the amounts that are attributable to the portion of the Straddle Period ending on the Closing Date shall be determined by multiplying the Taxes for the entire Straddle Period by a fraction, the numerator of which is the number of calendar days in the portion of the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period.

(b)    In the case of all other Taxes for a Straddle Period (including income Taxes, employment Taxes, and sales and use Taxes) the amount attributable to the portion of the Straddle Period ending on the Closing Date shall be determined as if the Company filed a separate Tax Return with respect to such Taxes for the portion of the Straddle Period ending on as of the end of the day on the Closing Date using a “closing of the books methodology.”

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Section 7.06    Tax Contests. Parent and the Company shall notify the Equityholder Representative within five (5) days after receipt of notice of any inquiries, claims, assessments, audits or redetermination relating to Taxes for which the Equityholders may be responsible under this Agreement (any such inquiry, claim, assessment, audit or similar event, a “Tax Contest”). No failure or delay of the Parent or the Company in providing notice of a Tax Contest to the Equityholder Representative shall reduce or otherwise affect the obligations or liabilities of Equityholders pursuant to this Agreement unless the Equityholders are prejudiced thereby. Parent shall control, or cause the Company to control, the conduct of any Tax Contest; provided, however, that the Equityholder Representative, at the sole cost and expense of the Equityholders, shall have the right to control any such Tax Contest relating solely to Taxes of the Company for which Equityholders are obligated to indemnify under Section 10.02_and Parent shall not settle any such Tax Contest it controls without the prior written consent of the Equityholder Representative (not to be unreasonably withheld). If there is any conflict between this Section 7.06 and Section 10.05, this Section 7.06 shall control.

Section 7.07    Cooperation. The Parent, the Company, and each Equityholder shall provide any information, records, other documents or assistance as may reasonably be requested in connection with the preparation, signing and filing of any Tax Returns of the Company or any audit or other examination by any Tax authority relating to Taxes, provide any information necessary or reasonably requested to allow the Parent or the Company to comply with any information reporting or withholding requirements contained in the Code or other applicable Laws or to compute the amount of payroll or other employment Taxes due with respect to any payment made in connection with this Agreement, and provide certificates or forms, and timely execute any Tax Return, that are necessary or appropriate to establish an exemption for (or reduction in) any Transfer Tax.

Section 7.08    Tax Refunds. Any Tax refunds or credits that are received by Parent and its Affiliates (including the Company after the Closing) that relate to Indemnified Taxes shall be for the account of the Equityholders, and Parent shall pay over the amount of any such refund or credit, net of any unreimbursed Taxes incurred by Parent in respect of the receipt or recognition of such refund or credit, to the Payment Agent (for further distribution to the Equityholders) within five (5) days after Parent’s receipt thereof.

Section 7.09    Certain Conduct. Without the prior written consent of the Equityholder Representative, not to be unreasonably withheld, Parent shall not (and shall not cause or permit any of its Affiliates or the Company to) (a) amend, refile or otherwise modify any Tax Return of or relating (in whole or in part) to the Company with respect to any Pre-Closing Tax Period or the pre-Closing portion of any Straddle Period, unless otherwise required by law, or (b) make any Tax election that (i) relates to the Company with respect to any Pre-Closing Tax Period or pre-Closing portion of any Straddle Period or (ii) would result in any increase in the liability of Equityholders under this Agreement.

ARTICLE VIII

CONDITIONS TO THE MERGER

Section 8.01    Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

(a)    Requisite Stockholder Approval. The Requisite Stockholder Approval shall be in full force and effect and the Written Consent shall have been delivered to Parent.

(b)    HSR Clearance. The applicable waiting period under the HSR Act shall have expired or been terminated.

(c)    No Injunction; No Legal Impediment. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any Governmental Authority of competent jurisdiction shall be in effect which prevents the consummation of the Merger on the terms contemplated herein, and no Applicable Law shall have been enacted or be deemed applicable to the Merger or any of the other transactions contemplated hereby that makes illegal consummation of the Merger or any of the other transactions contemplated hereby.

Section 8.02    Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction, at or prior to the Closing, of the following further conditions:

(a)    Representations and Warranties. Other than the Fundamental Representations, the representations and warranties of the Company contained in this Agreement, and any agreement, certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the Merger Agreement Effective Date and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The Fundamental Representations shall be true and correct in all respects on and as of the Merger Agreement Effective Date and on and as of the Closing Date with the same effect as though made at and as of such date (except (i) the representations and warranties contained in Section 3.05, which shall be true and correct in all but de minimis respects as of the Merger Agreement Effective Date and as of the Closing Date with similar effect and (ii) those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)    Covenants. Each of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

(c)    No Material Adverse Effect. Since the Merger Agreement Effective Date, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

(d)    Executed Agreements and Certificates. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

(i)    the Escrow Agreement, executed by the Equityholder Representative and the Escrow Agent;

(ii)    the Non-Competition Agreements, executed by each of the Persons listed on Exhibit A; provided, however, that if any individual listed on Exhibit A is no longer an officer, director or employee of the Company on the Merger Agreement Effective Date, such individual shall be deemed to be removed from Exhibit A and will not be required to execute a Non-Competition Agreement;

(iii)    releases in form reasonably acceptable to Parent, executed by each director, officer and holder of more than [***] of the Company Capital Stock on a fully diluted basis on the Merger Agreement Effective Date;

(iv)    a certificate executed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer (the “Company Closing Certificate”) and containing representations and warranties of the Company (A) to the effect that the conditions set forth in Sections 8.02(a), 8.02(b) and 8.02(c) have been duly satisfied, (B) specifying the total amount of the Closing Indebtedness (and attaching thereto an accurate and complete copy of each executed Payoff Letter not previously delivered to Parent) and (C) specifying the total amount of the Company Transaction Expenses (and attaching thereto an accurate and complete copy of each Invoice not previously delivered to Parent);

(v)    duly executed and delivered payoff letters with respect to any debt for borrowed money;

(vi)    evidence of termination of the Company’s various shareholders agreements, including the then current Amended and Restated Investors’ Rights Agreement, the Company’s Amended and Restated Voting Agreement and the Company’s Amended and Restated Right of First Refusal and Co-Sale Agreement, in each case as amended from time to time; and

(vii)    written resignations of the directors and officers of the Company, effective as of the Effective Time, as directed by Parent no later than five (5) Business Days prior to the Closing Date.

(e)    Related Party Transactions. All Contracts between the Company, on the one hand, and any Related Person, on the other hand, (other than ordinary course agreements relating to employee compensation and benefits that have been made available to Parent) shall have been terminated.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(f)    280G Approval. Prior to the Closing, the Company shall have delivered to Parent evidence reasonably satisfactory to Parent that either (i) the 280G Approval was obtained or (ii) the 280G Approval was not obtained but commercially reasonable efforts were used to provide that the Waived Parachute Payments shall not be made or provided, pursuant to the waivers of those payments and/or benefits which were executed by the Disqualified Individuals in accordance with Section 5.05.

(g)    Litigation. There shall not be pending by any Governmental Authority any Proceeding that seeks to prevent the consummation of the Merger or any of the other transactions contemplated hereby on the terms, and conferring upon Parent and the Surviving Corporation all of their respective rights and benefits, contemplated herein.

(h)    Dissenters’ Rights. Holders of equity securities representing no more than 5% of the Fully Diluted Common Number, in the aggregate, are Dissenting Stockholders as of the Closing Date.

Section 8.03    Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

(a)    Representations and Warranties. The representations and warranties made by Parent and Merger Sub in this Agreement (i) shall have been accurate in all material respects as of the Merger Agreement Effective Date, without giving effect to any materiality qualifications contained or incorporated directly or indirectly in such representations and warranties and (ii) shall be accurate in all material respects as of the Closing Date as if made as of the Closing Date (except for representations and warranties that speak as of a particular date, which shall be accurate in all material respects as of such date), without giving effect to any materiality qualifications contained or incorporated directly or indirectly in such representations and warranties.

(b)    Covenants. The covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

(c)    Executed Agreements and Certificates. The Company shall have received the following agreements and documents, each of which shall be in full force and effect:

(i)    the Escrow Agreement, executed by Parent and the Escrow Agent; and

(ii)    a certificate executed on behalf of Parent by its authorized representative and containing the representation and warranty of Parent that the conditions set forth in Sections 8.03(a) and 8.03(b) have been duly satisfied (the “Parent Closing Certificate”).

ARTICLE IX

TERMINATION

Section 9.01    Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding the Requisite Stockholder Approval):

(a)    by mutual written agreement of the Company and Parent;

(b)    by either the Company or Parent, if the Merger has not been consummated on or before the three (3) month anniversary of the Merger Agreement Effective Date (the “End Date”); provided, however, that such date shall be automatically extended for an additional three (3) months if the applicable waiting period under the HSR Act shall not have expired or been terminated as of the then-scheduled termination date; provided further, that the right to terminate this Agreement pursuant to this Section 9.01(b) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

(c)    by either Parent or the Company, if a Governmental Authority shall have issued any order, injunction or other decree or taken any other action, in each case, which has become final and non-appealable and which restrains, enjoins or otherwise prohibits the Merger;

(d)    by Parent, if (i) any representation or warranty of the Company contained in this Agreement shall be inaccurate such that the condition set forth in Section 8.02(a) would not be satisfied, or (ii) any of the covenants or obligations of the Company contained in this Agreement shall have been breached in any material respect such that the condition set forth in Section 8.02(b) would not be satisfied; provided, however, that if an inaccuracy or breach is curable by the Company during the [***] after Parent notifies the Company in writing of the existence of such inaccuracy or breach (the “Company Cure Period”), then Parent may not terminate this Agreement under this Section 9.01(d) as a result of such inaccuracy or breach prior to the expiration of the Company Cure Period unless the Company is no longer continuing to exercise commercially reasonable efforts to cure such inaccuracy or breach;

(e)    by the Company, if (i) any representation or warranty of Parent contained in this Agreement shall be inaccurate such that the condition set forth in Section 8.03(a) would not be satisfied, or (ii) any of the covenants or obligations of Parent contained in this Agreement shall have been breached in any material respect such that the condition set forth in Section 8.03(b) would not be satisfied; provided, however, that if an inaccuracy or breach is curable by Parent during the [***] after the Company notifies Parent in writing of the existence of such inaccuracy or breach (the “Parent Cure Period”), then the Company may not terminate this Agreement under this Section 9.01(e) as a result of such inaccuracy or breach prior to the expiration of the Parent Cure Period unless Parent is no longer continuing to exercise commercially reasonable efforts to cure such inaccuracy or breach;

(f)    by Parent at any time after the Merger Agreement Effective Date and before the Requisite Stockholder Approval has been obtained; provided, that Parent shall not be permitted to terminate pursuant to this clause (f) within the first 48 hours after the Merger Agreement Effective Date; or

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(g)    by either the Company or Parent, if the Company fails to obtain, and deliver to Parent Support Agreements (including irrevocable proxies) duly executed by the Company and the Stockholders of the Company representing at least the Required Stockholder Approval, by 23:59 PT on the day following the date hereof.

The party desiring to terminate this Agreement pursuant to this Section 9.01 (other than pursuant to Section 9.01(a)) shall give a notice of such termination to the other party setting forth a brief description of the basis on which such party is terminating this Agreement.

Section 9.02    Effect of Termination. If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no effect without liability of any Party (or any Representative of such Party) to any other Party; provided, that: (a) nothing contained in this Agreement shall relieve any Party from any liability resulting from a willful and intentional breach of any agreement or covenant in this Agreement; and (b) the Parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 6.02 and Article XI, which shall survive any termination of this Agreement.

ARTICLE X

INDEMNIFICATION

Section 10.01    Survival of Representations, Etc.

(a)    Except as otherwise provided herein, (i) the Fundamental Representations shall survive the Closing and expire on the [***] (the “FR Expiration Date”) and (ii) the representations and warranties made by the Company in all other sections of Article III and in the Company Closing Certificate shall survive the Closing and expire [***] (the “General Expiration Date”). Notwithstanding the foregoing, if at any time prior to the FR Expiration Date or General Expiration Date, as applicable, any Indemnitee delivers to the Equityholder Representative a written notice alleging the existence of an inaccuracy in or a breach of any of such representation or warranty and asserting a claim for recovery under Section 10.02 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive until such time as [***]

(b)    The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, any investigation made by or knowledge of, or any waiver by any of the Indemnitees or any of their Representatives.

(c)    For purposes of this Agreement, each statement or other item of information set forth in the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement.

(d)    The Parties acknowledge and agree that if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

Section 10.02    Indemnification.

(a)    Subject to the limitations set forth in this Article X, from and after the Effective Time, the Equityholders, severally and in proportion to their respective Pro Rata Shares, shall hold harmless and indemnify each of Merger Sub, the Surviving Corporation, Parent and their respective Representatives (the “Parent Indemnified Parties”) from and against, and shall compensate and reimburse each of the Parent Indemnified Parties for, any Damages which are suffered or incurred by any of the Parent Indemnified Parties (regardless of whether or not such Damages relate to any Third-Party Claim) based upon, arising out of, relating to, with respect to or by reason of:

(i)    any breach of any representation or warranty set forth in Article III (without giving effect to any Material Adverse Effect or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty);

(ii)    any breach of any representation or warranty set forth in Article III as of the Closing Date as if such representation or warranty had been made as of the Closing Date (except for such representations and warranties that address matters only as of a particular time, which need only be accurate as of such time) (without giving effect to any Material Adverse Effect or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty);

(iii)    all Indemnified Taxes, including, for the avoidance of doubt, all reasonable out-of-pocket costs and expenses of preparing Tax Returns for a Pre-Closing Tax Period and all reasonable out-of-pocket costs and expenses of contesting any Tax Contest to the extent relating to an Indemnified Tax;

(iv)    [***]

(v)    any breach of any covenant or obligation of the Company set forth in this Agreement; or

(vi)    any Closing Indebtedness or Company Transaction Expenses, to the extent not accounted for in the determination of the Merger Consideration.

(b)    Subject to the limitations set forth in this Article X, from and after the Effective Time, Parent and Merger Sub, shall jointly and severally hold harmless and indemnify the Equityholders and their respective officers, directors and employees (the “Equityholder Indemnified Parties”) from and against, and shall compensate and reimburse each of the Equityholder Indemnified Parties for, any Damages which are suffered or incurred by any of the Equityholder Indemnified Parties (regardless of whether or not such Damages relate to any Third-Party Claim) and which are the proximate result of:

(i)    any breach or inaccuracy of any representation or warranty set forth in Article IV;

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(ii)    any breach or inaccuracy of any representation or warranty set forth in Article IV as of the Closing Date as if such representation or warranty had been made as of the Closing Date (except for such representations and warranties that address matters only as of a particular time, which need only be accurate as of such time); or

(iii)    any breach or violation of any covenant or agreement of Parent or Merger Sub (or the Surviving Corporation after the Closing) set forth in this Agreement.

Section 10.03    Limitations.

(a)    Payments by any Indemnitor to an Indemnitee in respect of an indemnifiable loss shall be reduced by (i) an amount equal to the amount of any Tax Benefit actually realized in the tax year in which such Damages were incurred or in either of the subsequent [***] by Parent or any of its Affiliates in connection with such Damages or any of the circumstances giving rise thereto and (ii) any insurance proceeds actually received by any Indemnitor under any insurance policy (net of actual out-of-pocket costs of enforcement, deductibles and premium adjustments). For purposes hereof, “Tax Benefit” shall mean any refund or credit of Taxes to be paid or reduction in the amount of Taxes which otherwise would be owed by the Parent or its Affiliates, as applicable, calculated on a with and without basis.

(b)    The Indemnitors shall not be required to make any indemnification payment pursuant to Section 10.02(a)(i) and (ii) of this Agreement until the aggregate amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject (“Aggregate Damages”), exceeds an amount equal [***] of the Closing Merger Consideration (rounded to the nearest dollar, the “Deductible”) in the aggregate (it being understood that [***]). Notwithstanding the foregoing, no claim for indemnification may be made pursuant to Section 10.02(a)(i) unless the amount of such claim, together with the amount of any related claims, exceeds [***], and if such claim, together with any related claims, does not exceed such amount, the amount of such claim shall not be taken into account in determining the Aggregate Damages.

(c)    The maximum cumulative liability (without giving effect to the timing or order of submission of any claims for indemnification) of the Equityholders under Section 10.02(a)(i) and (ii) shall be equal to the sum of (i) [***] and (ii) [***] of the Milestone Payments actually earned pursuant to Section 2.08(a).

(d)    The limitations set forth in Section 10.03(b) and Section 10.03(c) shall not apply to any claim for indemnification to the extent such claim arises from or is a result of or directly or indirectly connected with, any breach of a Fundamental Representation or any Fraud or willful and intentional breach of this Agreement by the Company or any of its Representatives (regardless of whether such actions have been authorized). Notwithstanding anything to the

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

contrary in this Agreement, in no event shall any Equityholder be liable to the Parent Indemnified Parties for Damages under this Section 10.03(d) (i) in excess of [***] or (ii) in excess of the [***]

(e)    Absent Fraud or willful and intentional breach of this Agreement by the Company or any of its Representatives, the indemnification provisions contained in this Section 10.03(e) are intended to provide the sole and exclusive remedy following the Closing as to all Damages any Indemnitee may incur arising from or relating to this Agreement, the Merger or the transactions contemplated hereby (it being understood that nothing in this Section 10.03(e) or elsewhere in this Agreement shall affect the Parties’ rights to specific performance or other equitable remedies with respect to the covenants referred to in this Agreement or to be performed after the Closing or any rights arising out of claims Parent or the Surviving Corporation may have under the letters of transmittal delivered pursuant to Section 2.07).

(f)    The Equityholders shall have no liability under Section 10.02(a)(i) for any Damages relating to Taxes for a Tax period or portion thereof beginning after the Closing Date attributable to a breach of Section 3.18 (other than Section 3.18(f), (g) and (i)).

(g)    The maximum cumulative liability of the Equityholders under Section 10.02(a)(iv) with respect to the CHORI Matter shall be equal to (A) the sum of (i) [***], plus (ii) [***] minus (B) [***] Notwithstanding anything to the contrary in this Agreement, any and all claims by an Indemnified Party under Section 10.02(a)(iv) with respect to the [***] first shall be satisfied from the Indemnity Escrow Fund and second, by the Equityholders directly, subject to the other limitations contained herein.

Section 10.04    Claims and Procedures.

(a)    If an Indemnified Party determines in good faith that it has a bona fide claim for indemnification pursuant to this Section 10.04(a), then Parent (if such Indemnified Party is a Parent Indemnified Party) or the Equityholder Representative (if such Indemnified Party is an Equityholder Indemnified Party), as the case may be, may deliver to the Equityholder Representative or Parent, as the case may be, a certificate (any certificate delivered in accordance with the provisions of this Section 10.04(a) a “Claim Certificate”):

(i)    stating that an Indemnified Party has a claim for indemnification pursuant to this Section 10.04(a)(i);

(ii)    to the extent possible, containing a good faith non-binding, preliminary estimate of the amount to which such Indemnified Party claims to be entitled to receive, which shall be the amount of Damages such Indemnified Party claims to have so incurred or suffered or could reasonably be expected to incur or suffer; and

(iii)    specifying in reasonable detail (based upon the information then possessed by Parent or the Equityholder Representative, as the case may be) the material facts known to the Indemnified Party giving rise to such claim.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

No delay in providing such Claim Certificate prior to the Expiration Date shall affect a Parent Indemnified Party’s rights hereunder, unless (and then only to the extent that) the Equityholders are actually and materially prejudiced thereby.

(b)    At the time of delivery of any Claim Certificate to the Equityholder Representative, a duplicate copy of such Claim Certificate shall be delivered to the Escrow Agent by or on behalf of Parent (on behalf of itself or any other Parent Indemnified Party).

(c)    If the Equityholder Representative or Parent, as the case may be, in good faith objects to any claim made in any Claim Certificate, then the Equityholders’ Representative or Parent, as the case may be, shall deliver a written notice (a “Claim Dispute Notice”) to Parent or the Equityholders’ Representative, as the case may be, during the 30-day period commencing upon receipt by the Equityholders’ Representative or Parent, as the case may be, of the Claim Certificate. The Claim Dispute Notice shall set forth in reasonable detail the principal basis for the dispute of any claim made in the applicable Claim Certificate. If the Equityholder Representative or Parent, as the case may be, does not deliver a Claim Dispute Notice hereunder prior to the expiration of such 30-day period, then (i) each claim for indemnification set forth in such Claim Certificate shall be deemed to have been conclusively determined in favor of the applicable Indemnified Party for purposes of this Section 10.04(c) on the terms set forth in the Claim Certificate and (ii) if the Claim Certificate was delivered by Parent and cash remains in the Indemnity Escrow Fund, then Parent may direct the Escrow Agent to deliver cash from the Indemnity Escrow Fund to Parent in accordance with this Section 10.04(c).

(d)    If a Claim Dispute Notice is properly delivered hereunder, then Parent and the Equityholder Representative shall attempt in good faith to resolve any such objections raised by the Equityholder Representative in such Claim Dispute Notice. If Parent and the Equityholder Representative agree to a resolution of such objection, then a memorandum setting forth the matters conclusively determined by Parent and the Equityholder Representative shall be prepared and signed by both parties and, if the Claim Certificate was delivered by Parent and cash remains in the Indemnity Escrow Fund, promptly delivered to the Escrow Agent directing the Escrow Agent to distribute cash from the Indemnity Escrow Fund in accordance with the terms of such memorandum.

(e)    If no such resolution can be reached during the 45-day period following receipt of a given Claim Dispute Notice, then upon the expiration of such 45-day period, either Parent or the Equityholder Representative may bring suit to resolve the objection in accordance with Sections 11.07, 11.08 and 11.09.

Section 10.05    Defense of Third-Party Claims.

(a)    Upon receipt by any Person seeking to be indemnified, held harmless, compensated or reimbursed pursuant to Section 6.03 (the “Indemnitee”) of notice of any actual or possible claim, demand, suit, action, arbitration, investigation, inquiry or Proceeding that has been or may be brought or asserted by a third party against such Indemnitee and that may be subject to indemnification, the right to be held harmless, compensated or reimbursement hereunder (a “Third-Party Claim”), the Indemnitee shall promptly give notice of such Third-Party Claim to the Person from whom indemnification, the right to be held harmless, compensated or reimbursement is sought under Section 6.03 (the “Indemnitor”) indicating the nature of such Third-Party Claim and the stated basis therefor and the amount of Damages claimed pursuant to such Third-Party Claim, to the extent known.

(b)    The Indemnitor shall have fifteen (15) calendar days after receipt of the Indemnitee’s notice of a given Third-Party Claim to elect, at its option, to assume the defense of any such Third-Party Claim that the Indemnitor acknowledges involves Damages for which the Indemnitor must, subject to the limitations set forth in this Article X, indemnify, hold harmless, compensate or reimburse the Indemnitee pursuant to Section 10.02. No delay in providing such notice shall affect an Indemnitee’s rights hereunder, unless (and then only to the extent that) an Indemnitor is materially prejudiced thereby. If the Indemnitor so proceeds with the defense of any such Third-Party Claim: (i) subject to the other provisions of Article X, all reasonable expenses relating to the defense of such Third-Party Claim shall be borne and paid exclusively by the Indemnitor; (ii) each Indemnitee shall make available to the Indemnitor any documents and materials in such Indemnitee’s direct or indirect possession or control that Indemnitor reasonably considers necessary or desirable for the defense of such Third-Party Claim; (iii) the Indemnitee shall execute such documents and take such other actions as the Indemnitor may reasonably request for the purpose of facilitating the defense of, or any settlement, compromise or adjustment relating to, such Third-Party Claim; (iv) the Indemnitee shall otherwise fully cooperate as reasonably requested by the Indemnitor in the defense of such Third-Party Claim; (v) the Indemnitee shall not admit any liability with respect to such Third-Party Claim; (vi) the Indemnitor shall not enter into any agreement providing for the settlement or compromise of such Third-Party Claim or the consent to the entry of a judgment with respect to such Third-Party Claim without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed); and (vii) the Indemnitee shall not enter into any agreement providing for the settlement or compromise of such Third-Party Claim or the consent to the entry of a judgment with respect to such Third-Party Claim without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnitee shall have the right to employ separate counsel in such Third-Party Claim and participate in such defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee; provided, however, that the Indemnitee shall be entitled, at the Indemnitor’s cost, risk and expense, to retain one firm of separate counsel of its own choosing (along with any required local counsel) if the Indemnitee reasonably determines based on written advice of counsel that a conflict of interest exists that would make it inappropriate for the same counsel to represent both the Indemnitee and the Indemnitor. If the Indemnitor elects not to defend such Third-Party Claim, then (1) the Indemnitee shall diligently defend such Third-Party Claim and (2) the Indemnitee shall not enter into any agreement providing for the settlement or compromise of such Third-Party Claim or the consent to the entry of a judgment with respect to such Third-Party Claim without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 10.06    No Contribution. No Indemnitor shall have, or be entitled to exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which such Indemnitor may become subject under or in connection with this Agreement, it being understood that this in no way shall limit any rights provided under Section 6.03.

Section 10.07    Exercise of Remedies by Indemnitees Other Than Parent. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

ARTICLE XI

MISCELLANEOUS

Section 11.01    Equityholder Representative.

(a)    By virtue of the adoption of this Agreement and the approval of the Merger and the other transactions contemplated hereby by the Requisite Stockholder Approval, each of the Equityholders shall have irrevocably constituted and appointed, upon the Effective Time (and by its execution of this Agreement as Equityholder Representative, Fortis Advisors LLC hereby accepts its appointment) as the true, exclusive and lawful agent and attorney-in-fact (the “Equityholder Representative”), of the Equityholders receiving consideration hereunder to act in the name, place and stead of the Equityholders in connection with the transactions contemplated by this Agreement, including, without limitation, Section 2.07, Section 2.08, Section 2.09, Section 2.10, Article X, the Escrow Agreement and the Equityholder Representative Engagement Agreement, in accordance with the terms and provisions of this Agreement, and to act on behalf of the Equityholders in any Proceeding involving this Agreement, to do or refrain from doing all such further acts and things, and to execute all such documents as the Equityholder Representative shall deem necessary or appropriate in connection with the transactions contemplated by this Agreement, including the power:

(i)    to act for the Equityholders with regard to matters pertaining to indemnification referred to in this Agreement, including the power to compromise any indemnity claim on behalf of the Company Stockholders and to transact matters of litigation or other Proceedings;

(ii)    to execute and deliver all amendments, waivers, ancillary agreements, stock powers, certificates and documents that the Equityholder Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement;

(iii)    to execute and deliver all amendments and waivers to this Agreement that the Equityholder Representative deems necessary or appropriate, whether prior to, at or after the Closing;

(iv)    to receive funds for the payment of expenses of the Equityholders and apply such funds in payment for such expenses;

(v)    to do or refrain from doing any further act or deed on behalf of the Equityholders that the Equityholder Representative deems necessary or appropriate in its sole discretion relating to the subject matter of this Agreement as fully and completely as the Equityholders could do if personally present; and

(vi)    to receive service of process in connection with any claims under this Agreement.

Notwithstanding the foregoing, the Equityholder Representative shall have no obligation to act on behalf of the Equityholders, except as expressly provided herein, in the Escrow Agreement and in the Equityholder Representative Engagement Agreement, and for purposes of clarity, there are no obligations of the Equityholder Representative in any ancillary agreement, schedule, exhibit or the Company Disclosure Schedule. The Equityholder Representative shall be entitled to: (A) rely upon the Consideration Spreadsheet, (B) rely upon any signature believed by it to be genuine, and (C) reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Equityholder or other party. The powers, immunities and rights to indemnification granted to the Equityholder Representative hereunder: (y) are coupled with an interest and shall be irrevocable and survive the death, incompetence, bankruptcy or liquidation of any Equityholder and shall be binding on any successor thereto, and (z) shall survive the delivery of an assignment by any Equityholder of the whole or any fraction of his, her or its interest in the Indemnity Escrow Fund.

(b)    The Equityholder Representative may resign at any time or may be removed or replaced only upon delivery of written notice to the Surviving Corporation by the Equityholders holding at least a majority of outstanding shares of Company Common Stock (on an as-converted to Company Common Stock basis) as of immediately prior to the Effective Time. Parent, the Surviving Corporation and any other Person may conclusively and absolutely rely, without inquiry, upon any action of the Equityholder Representative in all matters referred to herein. The Equityholder Representative shall act for the Equityholders on all of the matters set forth in this Agreement in the manner the Equityholder Representative believes to be in the best interest of the Equityholders and consistent with the obligations under this Agreement, the Escrow Agreement and the Equityholder Representative Engagement Agreement, but neither the Equityholder Representative nor its members, managers, directors, officers, contractors, agents and employees nor any member of this Advisory Group (collectively, the “Equityholder Representative Group”) shall be responsible to the Equityholders for any Damages the Equityholders may suffer by the performance of its duties under this Agreement, other than Damages arising from willful violation of the law or gross negligence or willful misconduct in the performance of its duties under this Agreement. All actions taken by the Equityholder Representative under this Agreement, the Escrow Agreement or the Equityholder Representative Engagement Agreement shall be binding upon each Equityholder and such Equityholder’s successors as if expressly confirmed and ratified in writing by such Equityholder, and all defenses which may be available to any Equityholder to contest, negate or disaffirm the action of the Equityholder Representative taken in good faith under this Agreement, the Escrow Agreement or the Equityholder Representative Engagement Agreement are waived.

(c)    Certain Equityholders have entered into an engagement agreement (the “Equityholder Representative Engagement Agreement”) with the Equityholder Representative to provide direction to the Equityholder Representative in connection with its services under this Agreement, the Escrow Agreement and the Equityholder Representative Engagement Agreement (such Equityholders, including their individual representatives, collectively hereinafter referred to as the “Advisory Group”). The Equityholders shall indemnify, defend and hold harmless the Advisory Group from and against any and all losses, claims, damages, liabilities, fees, costs, expenses (including fees, disbursements and costs of counsel and other skilled professionals and in connection with seeking recovery from insurers), judgments, fines or amounts paid in settlement (collectively, the “Equityholder Representative Expenses”) incurred by the Equityholders’ Representative while acting in good faith and in the exercise of its reasonable judgment and arising out of or in connection with the acceptance or administration of its duties under this Agreement, under the Escrow Agreement or under the Equityholder Representative Engagement Agreement. Such Equityholder Representative Expenses may be recovered first, from the Equityholder Expense Fund, second, from any distribution of the Indemnity Escrow Fund or Milestone Payment otherwise distributable to the Equityholders at the time of distribution, and third, directly from the Equityholders based on their respective Pro Rata Shares. The immunities and rights to indemnification shall survive the resignation or removal of the Equityholder Representative or any member of the Advisory Group and the Closing and/or any termination of this Agreement and the Escrow Agreement. The Equityholders acknowledge that the Equityholder Representative shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges or pursuant to this Agreement, the Escrow Agreement, the Equityholder Representative Engagement Agreement or the transactions contemplated hereby or thereby. Furthermore, the Equityholder Representative shall not be required to take any action unless the Equityholder Representative has been provided with funds, security or indemnities which, in its determination, are sufficient to protect the Equityholder Representative against the costs, expenses and liabilities which may be reasonably incurred by the Equityholder Representative in performing such actions.

(d)    The Equityholder Expense Fund shall be held by the Equityholder Representative in a segregated client account and shall be used (i) for the purposes of paying directly or reimbursing the Equityholder Representative for any Equityholder Representative Expenses incurred pursuant to this Agreement, the Escrow Agreement or the Equityholder Representative Engagement Agreement, or (ii) as otherwise determined by the Advisory Group. The Equityholder Representative is not providing any investment supervision, recommendations or advice and shall have no responsibility or liability for any loss of principal of the Equityholder Expense Fund other than as a result of its gross negligence or willful misconduct. The Equityholder Representative is not acting as a withholding agent or in any similar capacity in connection with the Equityholder Expense Fund, and has no tax reporting or income distribution obligations. Subject to Advisory Group approval, the Equityholder Representative may contribute funds to the Equityholder Expense Fund from any consideration otherwise distributable to the Equityholders. As soon as reasonably determined by the Equityholder Representative that the Equityholder Expense Fund is no longer required to be withheld, the Equityholder Representative shall distribute the remaining Equityholder Expense Fund (if any) to the Payment Agent for further distribution to the Equityholders.

Section 11.02    Notices. All notices, requests and other communications required or permitted under, or otherwise made in connection with, this Agreement, shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon receipt after dispatch by registered or certified mail, postage prepaid, (c) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery) or (d) in the case of notices delivered by Parent or the Company in connection with Section 5.01, on the date delivered if sent by email (with confirmation of delivery), in each case, addressed as follows;

provided, that with respect to notices delivered to the Equityholder Representative, such notices must be delivered solely via email:

if to Parent or Merger Sub, to:

LEO Pharma A/S

Industriparken 55, 2750 Ballerup

Denmark

Attention: General Counsel

Email: [***]

with a copy to (which shall not constitute notice):

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166

Attention: Uri Doron

Email: [***]

if to the Company, to:

PellePharm, Inc.

101 Mission Street

Suite 2050

San Francisco, CA 94105

Attention: Sanuj Ravindran

Email: [***]

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

505 Montgomery Street

Suite 2000

San Francisco, CA 94111

Attention: Alan C. Mendelson; Luke J. Bergstrom

Email: [***]

if to the Equityholder Representative, to:

Fortis Advisors LLC

Attention: Notice Department

Email: [***]

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

505 Montgomery Street

Suite 2000

San Francisco, CA 94111

Attention: Alan C. Mendelson; Luke J. Bergstrom

Email: [***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

or to such other address or as such party may specify by due notice under this Section 11.02 to each the other Parties.

Section 11.03    Remedies Cumulative; Specific Performance. The rights and remedies of the Parties shall be cumulative (and not alternative). The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions of this Agreement in addition to any other remedy to which they are entitled to at law or in equity, in each case without the requirement of posting any bond or other type of security.

Section 11.04    Entire Agreement; Severability; Amendments and Waivers.

(a)    This Agreement and the Confidentiality Agreement constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of this Agreement.

(b)    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(c)    Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

(d)    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 11.05    Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement, including all third-party legal, accounting, financial advisory, consulting or other fees and expenses incurred in connection with the Merger and the transactions contemplated thereby, shall be paid by the party incurring such cost or expense; provided, that the Company shall pay all amounts payable to the Company Financial Advisor.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Section 11.06    Binding Effect; Benefit; Assignment.

(a)    The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Except with respect to Section 6.02(b), Section 6.03, Section 6.06 and Article X, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties and their respective successors and assigns.

(b)    No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (i) one or more of their Affiliates at any time and (ii) after the Effective Time, to any Person; provided, that such transfer or assignment shall not relieve Parent or Merger Sub of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Sub or result in any incremental withholding Taxes on payments under this Agreement.

Section 11.07    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any claim, controversy or dispute hereunder), without giving effect to principles of conflicts of laws that would require the application of the laws of any other jurisdiction.

Section 11.08    Jurisdiction. The Parties agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.02 shall be deemed effective service of process on such party.

Section 11.09    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.10    Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other Parties. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

LEO PHARMA A/S

By:
Name:
Title:

By:
Name:
Title:

LEO SPINY MERGER SUB, INC.

By:
Name:
Title:

By:
Name:
Title:

PELLEPHARM, INC.

By:
Name:
Title:

FORTIS ADVISORS LLC

By:
Name:
Title:

[Signature Page to Agreement of Merger]

Exhibit A

Persons to Execute Non-Competition Agreements

•	[***]

•	[***]

•	[***]

•	[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1

Exhibit B

Material Terms of Non-Competition Agreement

•	Term – [***]

•	Geography – [***]

•	Scope of restriction – [***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2

Exhibit C

Form of Certificate of Merger

[Attached]

3

Exhibit D

Amended and Restated Certificate of Incorporation

[Attached]

4

Exhibit E

Form of Escrow Agreement

[Attached]

5

Schedule 1.1

Permitted Recipients

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

6

Exhibit B

Form of Support Agreement

7

Execution Version

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

FIRST AMENDMENT TO

AGREEMENT OF MERGER

THIS FIRST AMENDMENT TO AGREEMENT OF MERGER (this “Amendment”) is made and entered into as of this 13th day of March, 2019, by and among LEO Pharma A/S, a company organized under the laws of the Kingdom of Denmark (“Optionee”), LEO Spiny Merger Sub, a Delaware corporation (“Merger Sub”), PellePharm, Inc., a Delaware corporation (“Company”), and Fortis Advisors LLC, a Delaware limited liability company (“Fortis”). Optionee, Merger Sub, the Company and Fortis are each referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as defined below).

WHEREAS, the Parties are each party to that certain Agreement of Merger, dated as of November 19, 2018 (the “Merger Agreement”);

WHEREAS, pursuant to Section 11.04 of the Merger Agreement, a provision of the Merger Agreement may be amended prior to the Effective Time only if such amendment is in writing and is signed by each party to the Merger Agreement; and

WHEREAS, the Parties wish to amend and modify the Merger Agreement in certain respects;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree and amend the Merger Agreement as follows:

1.    Conduct of the Company.

(a)    The paragraph immediately following Section 5.01(b)(xviii) of the Merger Agreement is hereby amended and restated to read as follows (deleted wording is shown in bold ~~and strikethrough~~ and inserted wording is shown in bold and underlined):

“Notwithstanding anything to the contrary in this Section 5.01, the Company shall be permitted to grant units to Company employees under the Carveout Plan in accordance with its terms, provided that the aggregate amount payable to Company employees under the Carveout Plan shall not exceed [***] ~~adopt a carveout bonus plan for the benefit of its employees prior to the Closing, provided that payments under such plan shall be deducted from the Merger Consideration as Company Transaction Expenses~~.”

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2.    Company Transaction Expenses. The definition of “Company Transaction Expenses” in Section 1.1 of the Merger Agreement is hereby amended and restated to read as follows (inserted wording is shown in bold and underlined):

“Company Transaction Expenses” means (a) any fees and disbursements incurred by or on behalf of the Company and payable to any financial advisor (including the Company Financial Advisor), investment banker, broker or finder in connection with the transactions contemplated by this Agreement, (b) the fees and disbursements payable to legal counsel, consultants or accountants of the Company that are payable by the Company in connection with the transactions contemplated by this Agreement, (c) any bonuses, incentive compensation, or other change-in-control payments to be paid or payable to any director, officer or employee of the Company at the Closing (without any further condition) in connection with the Merger or any of the other transactions contemplated by this Agreement, and all employer Taxes related thereto, (d) the employer portion of any payroll Taxes imposed with respect to the payment of the Option Consideration, and (e) all other miscellaneous out-of-pocket expenses or costs, in each case, incurred by the Company in connection with the transactions contemplated by this Agreement. [***]”

3.    Contemplated Carveout Plan. A new definition of “Carveout Plan” shall be added to Section 1.1 of the Merger Agreement and shall read as follows:

“Carveout Plan” shall mean the Company’s Management Carveout Plan.”

4.    Employee Matters. Section 6.04 of the Merger Agreement is hereby amended and restated to add the following Section 6.04(e), which in its entirety will read as follows:

“(e) Promptly after the Effective Time, Parent shall cause the Surviving Corporation to make all payments due under the Carveout Plan, which obligation shall include providing any necessary funds to complete such payment obligations.”

5.    Conflicting Terms; Limitation of Amendment. In the event of any conflict or inconsistency between the terms of this Amendment and the Merger Agreement, the terms of this Amendment shall control. Except as otherwise set forth herein, all terms and provisions of the Merger Agreement shall remain in full force and effect. The Merger Agreement, as referenced in any other document that the Parties have executed, means the Merger Agreement, as amended by this Amendment.

6.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any claim, controversy or dispute hereunder), without giving effect to principles of conflicts of laws that would require the application of the laws of any other jurisdiction.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2

7.    Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Until and unless each Party has received a counterpart hereof signed by the other Party hereto, this Amendment shall have no effect, and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Amendment (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Amendment.

***

3

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LEO PHARMA A/S

By:
Name:
Title:

By:
Name:
Title:

LEO SPINY MERGER SUB, INC.

By:
Name:
Title:

By:
Name:
Title:

PELLEPHARM, INC.

By:
Name:
Title:

FORTIS ADVISORS LLC

By:
Name:
Title:

[Signature Page to First Amendment to the Agreement of Merger]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LEO PHARMA A/S

By:
Name:
Title:

By:
Name:
Title:

LEO SPINY MERGER SUB, INC.

By:
Name:
Title:

By:
Name:
Title:

PELLEPHARM, INC.

By:
Name:
Title:

FORTIS ADVISORS LLC

By:
Name:
Title:

[Signature Page to First Amendment to the Agreement of Merger]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LEO PHARMA A/S

By:
Name:
Title:

By:
Name:
Title:

LEO SPINY MERGER SUB, INC.

By:
Name:
Title:

By:
Name:
Title:

PELLEPHARM, INC.

By:
Name:
Title:

FORTIS ADVISORS LLC

By:
Name:
Title:

[Signature Page to First Amendment to the Agreement of Merger]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LEO PHARMA A/S

By:
Name:
Title:

By:
Name:
Title:

LEO SPINY MERGER SUB, INC.

By:
Name:
Title:

By:
Name:
Title:

PELLEPHARM, INC.

By:
Name:
Title:

FORTIS ADVISORS LLC

By:
Name:
Title:

[Signature Page to First Amendment to the Agreement of Merger]